UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant            ☒            Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

OMEGA PROTEIN CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share (“Common Stock”), of Omega Protein Corporation.

(2)

Aggregate number of securities to which transaction applies: As of October 26, 2017, 22,478,928 shares of outstanding Common Stock and 424,321 shares of Common Stock issuable upon the exercise of stock options.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The maximum aggregate value was determined based upon the sum of: (A) 22,478,928 shares of outstanding Common Stock multiplied by $22.00 per share and (B) options to purchase 424,321 shares of Common Stock with exercise prices less than $22.00 per share multiplied by $14.63 (which is the difference between $22.00 and the weighted average exercise price of $7.37 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001245.

(4)	Proposed maximum aggregate value of transaction: $500.7 million.

(5)	Total fee paid: $62,343

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION, DATED OCTOBER 30, 2017

, 2017

2105 City West Blvd., Suite 500
Houston, Texas 77042

SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

The board of directors of Omega Protein Corporation, a Nevada corporation, or Omega, has unanimously adopted and approved a merger agreement pursuant to which Omega will be acquired by Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada, or Cooke, through a merger of a wholly owned subsidiary of Cooke with and into Omega. The proxy statement is dated                          , 2017, and is first being mailed to our stockholders on or about                      , 2017.

If the merger contemplated by the merger agreement is completed, (i) holders of our common stock will have their shares automatically cancelled and converted into the right to receive $22.00 in cash, less any required withholding taxes (the “merger consideration”), for each share of our common stock owned at the effective time of the merger, (ii) each outstanding option to purchase shares of our common stock (whether or not exercisable, each an “Omega Option”) will become fully exercisable and will be converted into the right to receive, less applicable withholding taxes, an amount in cash equal to the excess, if any, of $22.00 over the applicable per share exercise price of such Omega Option and (iii) the restrictions applicable to each share of our restricted common stock will immediately lapse and each such share of our restricted common stock will be converted into the right to receive the merger consideration. This consideration will be paid without interest. Receipt of this consideration in exchange for shares of our common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes.

Our stockholders will be asked to vote on: (i) a proposal to adopt and approve the merger agreement (which is a condition to the merger) at a special meeting of stockholders (the “merger proposal”), (ii) an advisory, non-binding proposal to approve compensation that will or may become payable to our named executive officers in connection with the merger (the “advisory, non-binding compensation proposal”), and (iii) a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”). Our board of directors has approved resolutions (i) adopting, approving, declaring advisable and authorizing the merger agreement and the transactions contemplated thereby, including the merger, (ii) directing that the merger be submitted to the stockholders of Omega for approval at a meeting of such stockholders and (iii) recommending that stockholders of Omega approve the merger and the merger agreement, compensation that may or will become payable to our named executive officers in connection with the merger and all other actions or matters necessary or advisable to give effect to the merger and merger agreement pursuant to the Nevada Revised Statutes. Our board of directors recommends that all of our stockholders vote “FOR” the merger proposal, the advisory, non-binding compensation proposal and the adjournment proposal.

The affirmative vote of holders of at least a majority of the outstanding shares of our common stock is required to approve the merger proposal. Additionally, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve each of the advisory, non-binding compensation proposal and the adjournment proposal.  Each holder of our common stock is entitled to one vote per share. Proxies returned to us that are properly signed and dated but not marked to indicate your voting preference will be counted as votes “FOR” the merger proposal, the advisory, non-binding compensation proposal and the adjournment proposal.

The date, time and place of the special meeting are as follows:

                       , 2017
9 a.m. Central Time
Hotel Granduca Houston
1080 Uptown Park Boulevard
Houston, TX 77056

The proxy statement attached to this letter provides you with information about the special meeting of our stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully. Please do not send in your stock certificates at this time. If the merger is completed, you will receive instructions regarding the surrender of your stock certificates or exchange of your book-entry shares, as applicable, and payment for your shares of common stock.

Your vote is very important. Whether or not you plan to attend the special meeting, if you are a holder of our common stock, please complete, sign, date and mail the enclosed proxy card to us or submit your proxy by telephone or Internet. If you attend the special meeting, you may vote in person even if you previously returned your proxy.

Sincerely, Gary R. Goodwin Chairman of the Board

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined whether the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

2105 City West Blvd., Suite 500
Houston, Texas 77042

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Omega Protein Corporation:

Notice is hereby given that on                    , 2017, at 9 a.m., Central Time, Omega Protein Corporation, a Nevada corporation, or “Omega”, will hold a special meeting of its stockholders (the “special meeting”) at Hotel Granduca Houston, 1080 Uptown Park Boulevard, Houston, TX 77056, for the following purposes:

1.

To consider and vote upon a proposal (the “merger proposal”) to adopt and approve the Agreement and Plan of Merger, dated as of October 5, 2017, as such agreement may be amended from time to time (the “merger agreement”), by and among Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada (“Cooke”), Alpha MergerSub, Inc., a Nevada corporation wholly owned by a subsidiary of Cooke (“Merger Sub”), and Omega;

2.

To consider and vote upon an advisory, non-binding proposal to approve compensation that will be or may become payable to Omega’s named executive officers in connection with the merger contemplated by the merger agreement (the “advisory, non-binding compensation proposal”);

3.

To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”); and

4.	To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Each of the proposals is described more fully in the proxy statement of which this notice forms a part. Please give your careful attention to all of the information in the proxy statement.

Only holders of record of our common stock at the close of business on                  , 2017 (the “record date”) or their proxies can vote at the special meeting or any adjournment of the special meeting. The merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock who are entitled to vote as of the record date. Additionally, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve each of the advisory, non-binding compensation proposal and the adjournment proposal.

Pursuant to Section 92A.390 of the Nevada Revised Statutes, no holder of any shares of our common stock will have or will be entitled to assert dissenter’s rights or any rights of appraisal as a result of or in connection with the merger agreement or the transactions contemplated thereby, including the merger.

Your vote is important. Whether or not you expect to attend the special meeting in person, you are urged to complete, sign, date and return the enclosed proxy card or voting instruction card at your earliest convenience or to submit your vote by Internet or telephone. Instructions for voting your shares are included on the enclosed proxy card or voting instruction card. If you are a record holder and you send in your proxy and then decide to attend the special meeting to vote your shares, you may still do so. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the special meeting.

ADDITIONAL INFORMATION

For additional questions about the merger, assistance in submitting proxies or voting shares of our common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

470 West Avenue

Stamford, Connecticut 06902

Shareholders Call Toll Free: 1-800-662-5200

Banks and Brokers Call Collect: 1-203-658-9400
E-mail: OMEinfo@morrowsodali.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON                            , 2017.

The Notice of Special Meeting, proxy statement and Omega’s 2016 Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission are available at www.omegaprotein.com.

By Order of the Board of Directors of Omega, John D. Held Executive Vice President, General Counsel and Secretary Houston, Texas , 2017

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SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement at no charge by following the instructions under the section entitled “Where You Can Find More Information.” Where appropriate, we have set forth a section and page reference directing you to a more complete description of the topics described in this summary.

Unless indicated otherwise or the context otherwise requires, references in this proxy statement to "Omega," "us," "we," "our" or "ours" refer to Omega Protein Corporation. This proxy statement also includes certain defined terms, which are defined in "Annex A: Certain Defined Terms."

The Parties to the Merger

(Page 21)

Omega Protein Corporation

Omega is a nutritional products company incorporated in Nevada that develops, produces and delivers nutrition products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega operates in two primary industry segments: animal nutrition and human nutrition. Omega’s animal nutrition segment is comprised primarily of two subsidiaries: Omega Protein, Inc. (“OPI”) and Omega Shipyard, Inc. (“Omega Shipyard”). OPI, our principal operating subsidiary, is predominantly dedicated to the production of animal nutrition products and operates in the menhaden harvesting and processing business and is the successor to a business conducted since 1913. A portion of OPI’s production is transferred to Omega’s human nutrition business. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for OPI’s fishing fleet. The human nutrition business operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science Corp. (“Bioriginal Food & Science”), Wisconsin Specialty Protein, L.L.C. (“WSP”) and Cyvex Nutrition, Inc. (“Cyvex”). Bioriginal Food & Science, acquired by Omega in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by Omega in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex, acquired by Omega in 2010, is located in Irvine, California and is an ingredient supplier for the food and nutraceutical industries. Omega’s Common Stock is listed on the NYSE under the symbol “OME.” Omega’s principal executive office is located at 2105 City West Blvd., Suite 500, Houston, Texas 77042 and the telephone number of its principal executive office is 713-623-0600.

Cooke Inc.

Cooke is a corporation incorporated under the laws of the Province of New Brunswick, Canada. Cooke is the sole shareholder of Cooke Aquaculture Inc. (“Cooke Aquaculture”), a vertically-integrated aquaculture corporation based in Saint John, New Brunswick, Canada with salmon farming operations carried on through its wholly owned subsidiaries in the U.S. (off the coasts of Maine and Washington), Chile and Scotland, as well as seabass and seabream farming operations in Spain. Cooke Aquaculture also manages the salmon farming operations of its affiliate Kelly Cove Salmon Ltd., which are located in Atlantic Canada (New Brunswick, Newfoundland and Labrador, Nova Scotia and Prince Edward Island). Members of the founding Cooke family, who collectively are the ultimate beneficial owners of all of the shares of Cooke, also have significant investments in wild fisheries globally through their ownership of Cooke Seafood USA, Inc. (“Cooke Seafood”) and Icicle Seafoods, Inc. (“Icicle”). Cooke’s principal executive office is located at 40 Wellington Row, Saint John, NB, Canada, E2L 3H3, and the telephone number of its principal executive office is 506-694-4900.

Alpha MergerSub, Inc.

Merger Sub is a Nevada corporation. The sole stockholder of Merger Sub is Alpha HoldCo, Inc., a Delaware corporation that is an indirect, wholly-owned subsidiary of Cooke. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. At the effective time of the merger, Merger Sub will be merged with and into Omega and will cease to exist and Omega will continue as the surviving corporation. Merger Sub’s principal executive office is located at 40 Wellington Row, Saint John, NB, Canada, E2L 3H3 and the telephone number of its principal executive office is 506-694-4900.

The Special Meeting

Date, Time and Place

(Page 23)

A special meeting of our stockholders will be held on                      , 2017, at 9 a.m., Central Time, at Hotel Granduca Houston, 1080 Uptown Park Boulevard, Houston, Texas 77056, to consider and vote upon a proposal to adopt and approve the merger agreement (the “merger proposal”). You will also be asked to consider and vote upon an advisory, non-binding proposal regarding compensation that will or may become payable to Omega’s named executive officers (the “advisory, non-binding compensation proposal”) as well as a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).

Record Date, Stock Entitled to Vote and Quorum

(Page 23)

You are entitled to vote at the special meeting if you owned shares of Common Stock at the close of business on                     , 2017, the record date for the special meeting. You will have one vote at the special meeting for each share of Common Stock you owned at the close of business on the record date. As of the record date, there were               shares of Common Stock outstanding held by approximately             holders of record. The holders of a majority of the issued and outstanding shares of Common Stock that are entitled to vote at the special meeting must be present in person or represented by proxy at the special meeting for a quorum to be present.

Vote Required

(Page 23)

Approval of the merger proposal requires the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the special meeting. The advisory, non-binding compensation proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote. The adjournment proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote.

The Merger

Description of the Merger

(Page 27)

If the merger agreement is approved and adopted by Omega’s stockholders, then, subject to other closing conditions as described below in the section captioned “The Merger Agreement—Conditions to Completion of the Merger,” Merger Sub will be merged with and into Omega, with Omega as the surviving corporation in the merger. Upon completion of the merger, Omega will become a wholly owned subsidiary of Cooke. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex B to this proxy statement, because it is the contract that governs the merger.

If the merger is completed, at the effective time of the merger (i) each outstanding share of Common Stock will automatically be cancelled and converted into the right to receive the merger consideration, (ii) each outstanding Omega Option will become fully exercisable and will be converted into the right to receive the option consideration and (iii) the restrictions applicable to each share of Omega Restricted Stock will immediately lapse and each such share of Omega Restricted Stock will be converted into the right to receive the merger consideration. The merger consideration and option consideration will be paid without interest. Receipt of the merger consideration and option consideration in exchange for shares of our Common Stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes.

Reasons for the Merger and the Recommendation of The Omega Board

(Page 34)

At a meeting of our board of directors (the “Omega Board”) held on October 5, 2017, the Omega Board approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the merger. The Omega Board unanimously recommends that the stockholders of Omega vote “FOR” the approval of the merger, the merger agreement and all other actions or matters necessary or desirable to give effect to the merger and merger agreement pursuant to the NRS. In the course of reaching its decision, the Omega Board consulted with our senior management and our financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including, among others:

●

the fact that the $22.00 per share in cash to be paid as merger consideration represented a 32.9% premium to $16.55, the closing price of Common Stock on October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board, and the belief of the Omega Board that the $22.00 per share in cash to be paid as the merger consideration was the highest price per share that Cooke was willing to agree to pay and that the merger consideration would be paid solely in cash without a financing contingency;

●

information with respect to our financial condition, results of operations, business, competitive position and business strategy on both a historical and prospective basis, current industry, economic and market conditions and trends as well as the potential future value of Omega, as compared to the value of the merger consideration;

●

the oral opinion of J.P. Morgan, delivered to the Omega Board, which was confirmed by delivery of a written opinion dated October 5, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders, as more fully described below under the caption “The Merger—Opinion of Omega’s Financial Advisor Regarding the Merger Consideration ” beginning on page 38 of this proxy statement. The full text of the written opinion of J.P. Morgan, dated October 5, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering the opinion, is attached as Annex C to this proxy statement;

●

the business reputation and capabilities of Cooke and its management, Cooke’s experience executing acquisitions and its commitment to its growth strategy, the resources available to Cooke to complete the merger and the commercial incentives of Cooke to timely obtain all necessary regulatory approvals and complete the merger;

●

the terms of the Debt Commitment Letter and DNB Credit Facility provided to Cooke in connection with the merger and the commitments of Cooke to make the proceeds of the Debt Commitment Letter and DNB Credit Facility available to fund the merger consideration, together with the financial capabilities and reputation of the financing sources;

●

the likelihood that the merger would be completed in light of, among other things, the conditions to the merger and the absence of a financing condition, the absence of any condition related to the receipt of third party commercial consents or approvals and the relative likelihood of obtaining required regulatory approvals;

●

Cooke’s representation that it will have sufficient financial resources to pay the merger consideration and the option consideration and consummate the merger and the remedies available to us under the merger agreement in the event of various breaches by Cooke or the failure to obtain required regulatory approvals;

●

the current state of the economy, debt financing markets, political climate and general uncertainty surrounding forecasted economic and political conditions, both in the near term and the longer term, and both generally and within our industry;

●

the risk that the announcement and pendency of the merger, including the restrictions on the conduct of our business, may cause harm to relationships with our employees, agents, customers and partners and may divert management and employee attention away from the day-to-day operation of our business;

●

the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and, as a result, the possibility necessary regulatory approvals may be delayed, conditioned or denied and that the merger might not be consummated, and further noted that these risks may be heightened due to the requirement for MARAD Approval and antitrust approvals;

●

the risk that, while the merger agreement is not by its terms subject to a financing condition, if Cooke fails to obtain sufficient financing (notwithstanding the terms of the Debt Commitment Letter and DNB Credit Facility), the merger may not be consummated; and

●

the fact that Omega will no longer exist as an independent public company and Omega’s stockholders will forego any future increase in Omega’s value that might result from our earnings or possible growth.

In the course of its deliberations, the Omega Board also considered a number of additional potentially positive factors and a number of additional potentially negative factors regarding the merger, as more fully described in the section entitled “The Merger—Reasons for the Merger and the Recommendation of The Omega Board.” The Omega Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Omega Board approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the meger.

Opinion of Omega’s Financial Advisor Regarding the Merger Consideration

(Page 38)

Omega retained J.P. Morgan to act as financial advisor to the Omega Board in connection with the proposed merger. At the meeting of the Omega Board on October 5, 2017, J.P. Morgan rendered its oral opinion to the Omega Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of the Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders. J.P. Morgan confirmed this oral opinion by delivering its written opinion to the Omega Board, dated October 5, 2017.

The full text of the written opinion of J.P. Morgan dated October 5, 2017, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Omega’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Omega Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid in the proposed merger and did not address any other aspect of the proposed merger. The opinion does not constitute a recommendation to any stockholder of Omega as to how such stockholder should vote with respect to the proposed merger or any other matter. For a description of the opinion that the Omega Board received from J.P. Morgan, see “The Merger—Opinion of Omega’s Financial Advisor Regarding the Merger Consideration” beginning on page 38 of this proxy statement.

Interests of Omega’s Executive Officers and Directors in the Merger

(Page 45)

In considering the recommendation of the Omega Board with respect to the merger agreement and the merger, you should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of Omega’s stockholders generally include:

●

The merger agreement provides for the conversion of all Omega Options, including Omega Options held by Bret D. Scholtes and certain directors with exercise prices less than the $22.00 per share merger consideration, into the right to receive the option consideration;

●

The merger agreement also provides that the restrictions applicable to each share of Omega Restricted Stock granted under Omega’s equity plans, including shares of Omega Restricted Stock held by our executive officers at the effective time of the merger, will immediately lapse and each share will be converted into the right to receive the merger consideration;

●

The merger agreement further provides that all amounts owed pursuant to outstanding Performance Units (as defined below), including Performance Units held by our executive officers, will be accelerated and due as of the effective time of the merger in accordance with the terms of the applicable plan;

●

Possible cash payments and other benefits payable under award agreements and/or employment agreements with our executive officers either upon the consummation of the merger or in the event of a qualifying termination of employment following the merger; and

●	Requirements to provide indemnification and insurance for our directors and executive officers by the surviving corporation following the merger.

The Omega Board was aware of and considered these interests, among other matters, in making its determinations and recommendations in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Regulatory Matters

(Page 52)

U.S. Antitrust Approval

Under the HSR Act, we cannot complete the merger until we and Cooke give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and until the applicable waiting period expires or is terminated. On October 19, 2017, we and Cooke each filed a premerger notification and report form under the HSR Act. On October 30, 2017, U.S. antitrust authorities notified Omega and Cooke that early termination of the waiting period under the HSR Act had been granted.

Foreign Antitrust Approval

Consummation of the transactions contemplated by the merger agreement, including the merger, will require filings and approvals pursuant to Germany’s Act against Restraints of Competition and filings pursuant to Canada’s Competition Act. We and Cooke submitted the requisite filings in Canada and Germany on October 27, 2017.

MARAD

Consummation of the transactions contemplated by the merger agreement, including the merger, will require the approval of MARAD. Omega has agreed to reasonably assist Cooke in the preparation for the sale of certain or all of the MARAD Assets (including by transferring such MARAD Assets and FAA Assets identified by Cooke and related employees to the MARAD Subsidiary) pursuant to the MARAD Sale Agreement. Additionally, each of Omega and Cooke has agreed to comply in all material respects with all of its obligations under the MARAD Sale Agreement, and each of Cooke and Merger Sub has agreed to use its reasonable best efforts to do all things necessary, proper or advisable to obtain the approval of MARAD, including causing its affiliates to enter into the Fish Supply Agreement and the Stockholder Agreement on or prior to the closing date of the merger.

Judgments and Probation Conditions

Consummation of the transactions contemplated by the merger agreement, including the merger, will require OPI to notify and obtain permission of its Probation Officer required as part of its obligations to sell, assign or transfer assets (including the affected marine vessels) that are subject to the Judgments and Probation Conditions.

FAA and FCC Approvals

Consummation of the transactions contemplated by the merger agreement and the MARAD Sale Agreement, including the transfer of certain radio licenses and spotter aircraft from OPI, will require the consent of the FAA and the FCC. We expect to obtain such consents on or before November 30, 2017.

No Appraisal Rights

(Page 53)

Pursuant to Section 92A.390 of the NRS, no holder of any shares of Common Stock will have or will be entitled to assert dissenter’s rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Financing of the Merger

(Page 53)

The obligation of Cooke and Merger Sub to complete the merger is not conditioned upon Cooke obtaining financing. The total amount of funds necessary to consummate the merger and the related transactions will be funded by Cooke, including the funds needed to (i) pay our stockholders the aggregate merger consideration due to them under the merger agreement; (ii) pay the option consideration; and (iii) pay fees and expenses payable by Cooke and Merger Sub under the merger agreement and in connection with the debt financing described in the section entitled “The Merger—Financing of the Merger.” Cooke estimates that the total amount of funds necessary to complete the merger and the related transactions will be approximately $525 million. Omega expects that Cooke will obtain such funding through the proceeds from one or more debt financing transactions.

Delisting and Deregistration of the Common Stock

(Page 54)

If the merger is completed, the Common Stock will no longer be traded on the NYSE and will be delisted and deregistered under the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Merger

(Page 54)

The merger will be a taxable transaction for U.S. federal income tax purposes. Therefore, a U.S. Holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will recognize capital gain or loss equal to the difference, if any, between the sum of any cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in our Common Stock.

Except in certain specific circumstances described in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”, a Non-U.S. Holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income or withholding taxes on any gain recognized on the exchange of our Common Stock for any cash in the merger.

The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this proxy statement.

Litigation Relating to the Merger

(Page 56)

A putative class action lawsuit related to the merger has been filed against Omega, one of Omega’s officers and seven of Omega’s directors. Omega believes the allegations in the complaint are without merit. See “The Merger — Litigation Relating to the Merger.”

The Merger Agreement

When the Merger Becomes Effective

(Page 58)

The merger agreement provides that the completion of the merger of Merger Sub with and into Omega will take place no later than the third business day after the satisfaction (or waiver) of the last to occur of the conditions to the completion of the merger (as described below), other than any such conditions which by their nature can only be satisfied at closing, which will be required to be satisfied (or waived) at that time; provided, however, that if the Marketing Period has not ended at least two business days prior to the date on which the closing would otherwise occur, the closing will instead occur on the earliest of:

●	a date specified by Cooke during the Marketing Period that is a business day on no fewer than two business days’ notice of such date from Cooke to Omega;

●	the second business day immediately following the last day of the Marketing Period; and

●

February 8, 2018, which is the second business day prior to February 11, 2018 (the “Outside Date”) (in each case subject to the satisfaction or waiver of each of the conditions to the completion of the merger (other than any such conditions which by their nature can only be satisfied at closing, which are required to be so satisfied (or waived) at that time)).

The Marketing Period is a fifteen (15) consecutive business day period (subject to certain blackout dates) that will commence upon the receipt of certain specified required information by the lead arranger named in the Debt Commitment Letter, BMO Capital Markets Corp. (the “Lead Arranger”), subject to certain conditions.

We are working to complete the merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions set forth in the merger agreement, we anticipate that the merger will be completed by the end of 2017 or the first quarter of 2018. However, we cannot assure completion of the merger by any particular date, if at all.

Treatment of Equity Awards

(Page 58)

Omega Options

The merger agreement provides that, at the effective time of the merger, each outstanding Omega Option will become fully exercisable (if not then fully exercisable) and will thereafter represent only the right to receive, upon delivery of an option surrender agreement in the form attached to the merger agreement (an “option surrender agreement”), the option consideration.

Restricted Stock

Pursuant to the terms of the merger agreement, immediately prior to the effective time of the merger, the restrictions applicable to each share of Omega Restricted Stock will immediately lapse, and, at the effective time of the merger, each share of Omega Restricted Stock will be converted into the right to receive the merger consideration.

No Solicitation

(Page 64)

Pursuant to the merger agreement, we have agreed not to:

●

solicit, initiate or knowingly facilitate or encourage the submission of an Acquisition Proposal or inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal (as defined in “The Merger Agreement—No Solicitation”);

●

enter into or participate in any substantive discussions or negotiations with, any third party regarding any Acquisition Proposal or any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal;

●

furnish any confidential information or access to the properties, books, records or personnel of Omega or any subsidiary of Omega to any third party that has made, or informs Omega that it is considering making, an Acquisition Proposal; or

●

enter into any letter of intent, memorandum of understanding, merger agreement, asset or stock purchase or other acquisition agreement or other contract or agreement (other than a confidentiality agreement as contemplated by the merger agreement) relating to an Acquisition Proposal or requiring Omega to abandon or terminate its obligations under the merger agreement.

Notwithstanding the provisions of the merger agreement described above, at any time prior to obtaining the Omega Stockholder Approval, in response to (i) an Acquisition Proposal that the Omega Board determines in good faith constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in “The Merger Agreement—No Solicitation”), or (ii) an inquiry relating to an Acquisition Proposal by a third party that the Omega Board determines in good faith is credible and reasonably capable of making a Superior Proposal (an “Inquiry”), Omega, directly or indirectly through its representatives may:

●	engage in negotiations or discussions with such third party and its representatives; and

●

furnish to such third party or its representatives information relating to Omega or any subsidiary of Omega and access to the properties, books, records or personnel of Omega and its subsidiaries, in each case, pursuant to an Acceptable Confidentiality Agreement (as defined in the merger agreement).

Without any determination of the Omega Board as set forth in the preceding two bullets, Omega, directly or indirectly through its representatives, may have discussions with any third party that has made an Acquisition Proposal or Inquiry solely in order to clarify and understand the terms and conditions of such Acquisition Proposal or Inquiry and the ability of such third party to consummate a Superior Proposal. Omega must make available to Cooke any material information relating to Omega or its subsidiaries that is made available to such third party which was not previously made available to Cooke at substantially the same time it is made available to such third party.

Change of Recommendation

(Page 73)

Pursuant to the merger agreement, neither the Omega Board nor any committee thereof may (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Cooke, the recommendation by the Omega Board of the merger agreement to Omega’s stockholders or (ii) approve, endorse or recommend, or publicly propose to approve, endorse or recommend any Acquisition Proposal (each such action, an “Adverse Recommendation Change”). Notwithstanding the foregoing restriction, the Omega Board or any committee thereof may, (a) in response to a Superior Proposal, make an Adverse Recommendation Change or terminate the merger agreement pursuant to the Superior Proposal termination right, or (b) in response to an Intervening Event (as defined in “The Merger Agreement—Change of Recommendation”), make an Adverse Recommendation Change if the Omega Board has determined in good faith, after consultation with its legal counsel, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, in each of (a) and (b), subject to the satisfaction of certain conditions described in “The Merger Agreement—Change of Recommendation.”

Conditions to Completion of the Merger

(Page 73)

The respective obligations of Omega, Cooke and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions, including, but not limited to:

●	the Omega Stockholder Approval;

●

the waiting period applicable to the consummation of the merger pursuant to the premerger notification rules under the HSR Act has expired or been terminated (on October 30, 2017, U.S. antitrust authorities notified Omega and Cooke that early termination of the waiting period under the HSR Act had been granted); and all other consents, approvals, permits and authorizations required to be obtained prior to the effective time of the merger from any governmental authority have been obtained, or any applicable waiting period has expired or been terminated (the “approvals condition”);

●

no governmental authority has issued any order or other action (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger and no applicable law has been adopted that makes consummation of the merger illegal or otherwise prohibited (the “no injunctions or restraints condition”); and

●

representations and warranties of the other party or parties to the merger agreement (subject to specified materiality, material adverse effect and other qualifications) are true and correct when made and as of immediately prior to the effective time of the merger as if made at and as of such time (the “representations and warranties condition”).

The obligations of Cooke and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain additional conditions, including, but not limited to:

●

Omega has performed or complied in all material respects with its obligations required to be performed by it under the MARAD Sale Agreement, including consummation of the transfer of the MARAD Assets to VesselCo Holdings, provided all conditions to closing under such agreement to be performed by VesselCo Holdings have been met or waived and VesselCo Holdings has performed or complied with all of its obligations under the MARAD Sale Agreement required to be performed by it (the “MARAD performance condition”);

●

Omega has performed or complied in all material respects with all other obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger (the “Omega performance condition”);

●

since the date of the merger agreement, there has not occurred any change or event that has had, individually or in the aggregate, an Omega Material Adverse Effect (as defined in “The Merger Agreement—Representations and Warranties; Material Adverse Effect”) (the “Omega MAE condition”); and

●

Omega has provided to Cooke (i) a certification in the form set out in the schedules to the merger agreement, dated as of the closing of the merger, signed by an officer of Omega to the effect that the shares of Omega are not “United States real property interests” within the meaning of Section 897 of the Code and (ii) an executed notice to the Internal Revenue Services (the “IRS”) as contemplated by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c).

The obligations of Omega to complete the merger are subject to the satisfaction or waiver of certain additional conditions, including, but not limited to:

●

Each of Cooke and Merger Sub has performed or complied in all material respects with all obligations required to be performed by it under the merger agreement at or prior to the effective time thereof (the “Cooke performance condition”); and

●	Cooke has deposited in the designated payment fund cash in an amount sufficient to permit payment of the aggregate merger consideration and option consideration (the “payment fund condition”).

Termination

(Page 74)

The merger agreement may be terminated at any time prior to the effective time of the merger (subject to certain limitations):

●	by mutual written consent of Cooke and Omega;

●	by either Cooke or Omega, if:

●

the merger is not consummated on or before the Outside Date, February 11, 2018 (such right, the “Outside Date termination right”), subject to specified limitations, including the right of Cooke to extend the Outside Date by up to 60 days in order to obtain MARAD Approval if all other conditions to the closing of the Merger have been met (or waived, if permitted by law) and the Omega Board determines that there exists an objectively reasonable probability that MARAD Approval will be obtained and the merger will be consummated within such period;

●

any governmental authority has issued any order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order or other action has become final and non-appealable or there has been adopted any applicable law that makes consummation of the merger illegal or otherwise prohibited (the “injunction termination right”); or

●	the special meeting has concluded without the Omega Stockholder Approval having been obtained (the “adverse stockholder vote termination right”).

●	by Cooke:

●	within five business days after an Adverse Recommendation Change has occurred (the “change of recommendation termination right”);

●

in the event of a breach by Omega (an “Omega terminable breach”) of any representation, warranty, covenant or other agreement contained in the merger agreement which (i) would give rise to the failure of the representations and warranties condition, the MARAD performance condition or the Omega performance condition and (ii) cannot be or has not been cured by the earlier of thirty days after the giving of notice of such breach to Omega and the Outside Date (the “Omega breach termination right”).

●	by Omega:

●	if Omega’s board of directors determines to enter into a letter of intent, memorandum of understanding or definitive agreement for a Superior Proposal (the “Superior Proposal termination right”);

●

in the event of a breach by Cooke or Merger Sub of any representation, warranty, covenant or other agreement contained in the merger agreement which (i) would give rise to the failure of the representations and warranties condition or the Cooke performance condition and (ii) cannot be or has not been cured by the earlier of thirty days after the giving of notice to Cooke of such breach and the Outside Date (the “Cooke breach termination right”); or

●

if (A) the conditions to the merger have been satisfied (other than any such conditions that by their nature can only be satisfied at closing, which are required to be so satisfied or (to the extent permitted by applicable law) waived), and (B) the closing has not been consummated within three business days after the delivery of notice to Cooke that the conditions to the merger have been satisfied (the “failure to close termination right”).

Termination Fees and Expenses

(Page 74)

Omega Termination Fee

Omega is required to pay Cooke a termination fee of $20 million if the merger agreement is terminated:

●	by Cooke pursuant to its change of recommendation termination right or by Omega pursuant to its Superior Proposal termination right; or

●	by Cooke or Omega pursuant to the adverse stockholder vote termination right or by Cooke for an Omega terminable breach of the non-solicitation covenants contained in the merger agreement;

●

after the date of the merger agreement and prior to the special meeting or such termination, as applicable, an Acquisition Proposal was publicly announced or otherwise communicated to the Omega stockholders and not withdrawn (i) in the case of termination pursuant to the adverse stockholder vote termination right, prior to the special meeting or (ii) in the case of termination for an Omega terminable breach of the non-solicitation covenants contained in the merger agreement, prior to the date of termination (provided that for purposes of such clause, all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”); and

●	within 12 months following the date of such termination, Omega enters into a definitive agreement with respect to such Acquisition Proposal.

Cooke Regulatory Termination Fee

Cooke is required to pay Omega a regulatory termination fee of $20 million if the merger agreement is terminated by either Cooke or Omega pursuant to:

●

the Outside Date termination right and, at the time of such termination, any of the conditions set forth in the approvals condition or the no injunctions or restraints condition (if, and only if, the applicable event giving rise to the failure of such condition to be satisfied arises in connection with clearance under HSR, any foreign antitrust laws or MARAD Approval), have not been satisfied; or

●

the injunction termination right (if, and only if, the applicable restraint or order giving rise to such termination arises in connection with HSR, any foreign antitrust laws, MARAD Approval or the Judgments and Probation Conditions).

Additionally, at the time of such termination pursuant to the Outside Date termination right or the injunction termination right, the conditions set forth in the no injunctions or restraints condition (other than those related to HSR, any foreign antitrust laws or MARAD Approval), the representations and warranties condition (with respect to Omega), the MARAD performance condition, the Omega performance condition and the Omega MAE condition (other than those conditions that by their nature can be satisfied only at the closing, but subject to such conditions being capable of being satisfied if the closing date of the merger were the date of such termination) must have been satisfied or waived in accordance with the merger agreement.

Market Price of Our Common Stock

(Page 79)

Our Common Stock is listed on the NYSE under the symbol “OME.” On October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board, the Common Stock closed at $16.55. On October 27, 2017, the last practicable trading day prior to the date of this proxy statement, the Common Stock closed at $21.90. We encourage you to obtain a current market quotation for the Common Stock in connection with voting your shares but caution stockholders that, during the pendency of the merger, the trading price of the Common Stock may be impacted by the fact that we have entered into the merger agreement and investors’ speculating as to the likelihood and timing of the closing of the merger or the likelihood of a Superior Proposal.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information.”

Q:	What is the merger?

A:

The merger is the acquisition of Omega by Cooke pursuant to the merger agreement. Once the merger agreement has been approved and adopted by Omega’s stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Omega. Omega will be the surviving corporation in the merger and will become a wholly owned subsidiary of Cooke.

Q:	Why am I receiving the proxy materials?

A:

You are receiving this proxy statement and the enclosed proxy card or enclosed voting instruction form because the Omega Board is soliciting your proxy to vote at the special meeting of Omega’s stockholders in connection with a proposal to adopt and approve the merger agreement. In addition, the Omega Board is soliciting your vote on the advisory, non-binding compensation proposal and the adjournment proposal.

Q:	What will I receive in the merger if I am an owner of Common Stock?

A:

If the merger is completed, you will be entitled to receive $22.00, without interest and less any required withholding taxes, for each share of Common Stock that you own at the effective time of the merger. For example, if you own 100 shares of Common Stock, you will receive $2,200.00 in cash, less any required withholding taxes, in exchange for those shares. You will not receive any shares of capital stock in the surviving corporation.

Q:	How does the Omega Board recommend I vote?

A:

The Omega Board unanimously recommends that all of our stockholders vote “FOR” the approval and adoption of the merger proposal. The reasons for the Omega Board’s determination are discussed in this proxy statement. Additionally, the Omega Board unanimously recommends that you vote “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal.

Q:	What factors did the Omega Board consider in evaluating the merger agreement and the merger?

A:

In evaluating the merger agreement and the merger, the Omega Board consulted with our senior management team and outside legal and financial advisors and, in reaching its unanimous decision to approve the merger agreement and the merger and to recommend that our shareholders approve and adopt the merger agreement, the Omega Board considered a variety of factors, including positive factors and negative factors concerning the merger.

Some of the selected positive factors considered by the Omega Board included, among other things:

●

the fact that the $22.00 per share in cash to be paid as merger consideration represented a 32.9% premium to $16.55, the closing price of Common Stock on October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board, and the belief of the Omega Board that the $22.00 per share in cash to be paid as the merger consideration was the highest price per share that Cooke was willing to agree to pay and that the merger consideration would be paid solely in cash without a financing contingency;

●

the oral opinion of J.P. Morgan, delivered to the Omega Board, which was confirmed by delivery of a written opinion dated October 5, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders, as more fully described below under the caption “The Merger—Opinion of Omega’s Financial Advisor Regarding the Merger Consideration ” beginning on page 38 of this proxy statement;

●

the business reputation and capabilities of Cooke and its management, Cooke’s experience executing acquisitions and its commitment to its growth strategy, the resources available to Cooke to complete the merger and the commercial incentives of Cooke to timely obtain all necessary regulatory approvals and complete the merger; and

●

the terms of the Debt Commitment Letter and DNB Credit Facility provided to Cooke in connection with the merger and the commitments of Cooke to make the proceeds of the Debt Commitment Letter and DNB Credit Facility available to fund the merger consideration, together with the financial capabilities and reputation of the financing sources.

Some of the negative factors considered by the Omega Board included, among other things:

●

the risk that the announcement and pendency of the merger, including the restrictions on the conduct of our business, may cause harm to relationships with our employees, agents, customers and partners and may divert management and employee attention away from the day-to-day operation of our business;

●

the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and, as a result, the possibility necessary regulatory approvals may be delayed, conditioned or denied and that the merger might not be consummated, and further noted that these risks may be heightened due to the requirement for MARAD Approval and antitrust approvals;

●

the risk that, while the merger agreement is not by its terms subject to a financing condition, if Cooke fails to obtain sufficient financing (notwithstanding the terms of the Debt Commitment Letter and DNB Credit Facility), the merger may not be consummated; and

●

the fact that Omega will no longer exist as an independent public company and Omega’s stockholders will forego any future increase in Omega’s value that might result from our earnings or possible growth.

The above factors were not given greater weight than other factors considered by our board of directors. For a more detailed description of the factors considered by our board of directors when evaluating the merger agreement and the merger, which we encourage shareholders to read in their entirety, see “The Merger—Reasons for the Merger and the Recommendation of the Omega Board” beginning on page 34.

After careful consideration of both positive and negative factors associated with the merger agreement and the merger, the Omega Board unanimously determined that, in the aggregate, the positive factors outweighed the negative factors. Therefore, the Omega Board approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the merger.

Q:	Who will own Omega after the merger?

A:

After the merger, Omega will be an indirect wholly-owned subsidiary of Cooke. As a result of the receipt of cash in exchange for your shares of Common Stock following the merger, you will no longer benefit from any increase in Omega’s value, nor will you acquire an ownership interest in Cooke.

Q:	When do you expect the merger to be completed?

A:

We are working to complete the merger as soon as possible. The merger cannot be completed until each closing condition has been satisfied or, to the extent legally permitted, waived. While we cannot predict the exact timing of the closing of the merger or whether the merger will be consummated, assuming timely satisfaction of necessary closing conditions, we anticipate that the merger will be completed during the fourth quarter of 2017 or first quarter of 2018. If our stockholders vote to adopt and approve the merger agreement, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger, subject to certain extensions related to the Marketing Period as discussed in “The Merger Agreement—When the Merger Becomes Effective.” See the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 73 of this proxy statement.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not approved and adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Common Stock. Instead, we will remain an independent public company and the Common Stock will continue to be listed and traded on the NYSE. Under specified circumstances, we may be required to pay to Cooke a fee, or Cooke may be required to pay us a fee, with respect to the termination of the merger agreement as described under the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 74 of this proxy statement.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:

The merger will be a taxable transaction for U.S. federal income tax purposes. Therefore, a U.S. Holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will recognize capital gain or loss equal to the difference, if any, between the sum of any cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in the Common Stock. Except in certain specific circumstances described in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”, a Non-U.S. Holder (as defined in the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income or withholding taxes on any gain recognized on the exchange of our Common Stock for any cash in the merger. The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the tax consequences of the merger, see the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 54 of this proxy statement.

Q:	What will happen in the merger to stock options and restricted stock that have been granted to employees, officers and directors of Omega?

A:

The merger agreement provides that each Omega Option will become exercisable at the effective time of the merger and be converted into the right to receive the option consideration and the restrictions applicable to each share of Omega Restricted Stock will immediately lapse at the effective time of the merger and be converted into the right to receive the merger consideration.

Q:	Do any of our directors or officers have interests in the merger that differ from or are in addition to my interests as a stockholder?

A:

Yes. In considering the recommendation of the Omega Board with respect to the approval and adoption of the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Omega Board was aware of and considered these interests, among other matters, in making its determinations and recommendations in connection with the merger agreement and the transactions contemplated thereby. See the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger” beginning on page 45 of this proxy statement.

Q:	When and where is the special meeting?

A:	The special meeting of our stockholders will be held on , 2017, at 9 a.m. Central Time, at Hotel Granduca Houston, 1080 Uptown Park Boulevard, Houston, TX 77056.

Q:	What vote is needed to adopt and approve the merger agreement?

A:	The affirmative vote of holders of at least a majority of the shares of our outstanding Common Stock as of the record date is required to adopt and approve the merger agreement.

Q:	Why are we asking that our stockholders approve, on an advisory, non-binding basis, certain compensation arrangements for our named executive officers?

A:

The SEC rules require that we provide our stockholders with the opportunity to vote on this proposal. However, approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is only an advisory vote by stockholders. Accordingly, the vote will not be binding on us or Cooke, the Omega Board or their board of directors or our compensation committee. If the merger is completed, the compensation that is the subject of the proposal will be paid to our named executive officers in accordance with the terms and conditions of their compensation agreements and arrangements even if our stockholders do not approve this proposal.

Q:	What vote is needed to approve the advisory, non-binding compensation proposal?

A:

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve the advisory, non-binding compensation proposal.

Q:

Why are we asking that our stockholders approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal?

A:

The SEC rules require that we provide our stockholders with the opportunity to vote on this proposal. Although it is not currently expected, we may wish to adjourn, recess or postpone the special meeting for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the Omega Stockholder Approval to adopt and approve the merger agreement, Omega does not anticipate that it will need to adjourn or postpone the special meeting unless such adjournment or postponement is necessary to ensure that any required supplement or amendment to this proxy statement is provided to the Omega stockholders within a reasonable amount of time in advance of the special meeting or Omega is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law

Q:	What vote is needed to approve the adjournment proposal?

A:	The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote is required to approve the adjournment proposal.

Q:	Am I entitled to rights of appraisal under the NRS?

A:

No. Pursuant to Section 92A.390 of the NRS, no holder of any shares of Common Stock will have or will be entitled to assert dissenter’s rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Q:	Who can vote at the special meeting?

A:

Stockholders of record as of the close of business on        , 2017, the record date for the special meeting, are entitled to receive notice of the special meeting and vote their shares at the meeting. Each holder of Common Stock is entitled to one vote for each share of the Common Stock held on the record date on each of the proposals set forth in this proxy statement. There is no cumulative voting.

Q:	How do I vote if I am the record holder of my shares?

A:	You are entitled to vote at the meeting if you are a stockholder of record on the record date. You may vote:

●	in person by appearing and casting your vote at the special meeting; or

●	by proxy.

●	Stockholders of record have a choice of submitting a proxy:

●	by using the Internet voting instructions printed on your proxy card;

●	by using the telephone voting instructions printed on your proxy card; or

●	by completing, signing, dating and returning each enclosed proxy card you receive in the enclosed postage paid envelope.

If you are granting a proxy to vote by telephone or via the Internet, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

Granting a proxy to vote via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person, to ensure that your shares of Common Stock are present in person or represented at the special meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the merger proposal, “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal. With respect to any other matter that properly comes before the special meeting, shares present in person or represented by all proxies received by Omega will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:

If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then you are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct it to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What happens if I do not vote?

A:

The vote to adopt and approve the merger agreement is based on the total number of shares of Common Stock outstanding as of the close of business on the record date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote against the merger proposal, the advisory, non-binding compensation proposal and the adjournment proposal.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:

If your shares are registered in your name with Omega’s transfer agent, American Stock Transfer & Trust Company, you are the “stockholder of record” of those shares. In that case, the proxy statement and any accompanying documents have been provided directly to you by Omega.

If your shares are not registered in your own name and, instead, your broker, bank, trust or other nominee holds your shares, you are a “beneficial owner” of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. The proxy statement and any accompanying documents have been forwarded to you by your broker, bank, trust or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trust or other nominee how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How can I change or revoke my vote?

A:	Proxies may be revoked or changed if you:

●

deliver a signed, written revocation letter, dated later than the proxy and which must be received prior to the special meeting, to Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042, Attention: Corporate Secretary;

●	deliver a signed proxy, dated later than the prior proxy and which must be received prior to the special meeting, to American Stock Transfer & Trust Company at 6201 15th Avenue, Brooklyn, NY 11219;

●	vote again by telephone or on the Internet by 11:59 p.m. on the day before the special meeting; or

●

attend the special meeting and give notice to the inspector of election that you intend to vote in person rather than by proxy. Your attendance at the special meeting will not revoke your proxy unless you choose to vote in person.

If your shares are held in street name by a broker, bank, trust or other nominee, you must contact such broker, bank, trust or other nominee and follow its procedures to revoke your proxy.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a proxy, to vote your shares of stock. The written document describing the matters to be considered and voted on at the special meeting is called a proxy statement. The document used to designate a proxy to vote your shares of stock is called a proxy card. The Omega Board has designated Bret D. Scholtes, Andrew C. Johannesen and John D. Held, and each of them, with full power of substitution, as proxies for the special meeting.

Q:	If a stockholder gives a proxy, how are the shares of Common Stock voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted for or against, or to abstain from voting, on all, some or none of the specific items of business to come before the special meeting.

If you are the stockholder of record, and you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt and approve the merger agreement, “FOR” the advisory, non-binding compensation proposal and for “FOR” the adjournment proposal. If you are the beneficial owner of shares held in street name, your broker will not be able to vote your shares without instructions from you.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:

If you hold shares of Common Stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy and/or set of voting instructions relating to the special meeting. Each proxy should be voted and/or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Common Stock are voted.

Q:	What happens if I sell my shares of Common Stock before the special meeting?

A:

The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Common Stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The expenses of preparing, printing and mailing this proxy statement and the proxies solicited thereby will be borne by us. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person (all written soliciting materials, including scripts to be used in soliciting proxies, will be filed with the SEC). They will not be paid any additional amounts for soliciting proxies.

We have engaged Morrow Sodali LLC (“Morrow Sodali”) to assist in the solicitation of proxies for the special meeting. We estimate that we will pay Morrow Sodali a fee of approximately $15,000 in addition to an expense reimbursement. We will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses.

We may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners.

Q:	What do I need to do now?

A:

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit a proxy promptly to ensure that your shares are represented and voted at the special meeting. If you hold your shares of Common Stock in your own name as the stockholder of record, please submit a proxy to have your shares of Common Stock voted at the special meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; by using the telephone number printed on your proxy card; or by using the Internet instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q:	Should I send in my Omega stock certificates now?

A:

No. After the merger is completed, you will receive written instructions for exchanging your shares of Common Stock or book-entry shares, as applicable, for the merger consideration for each share of Common Stock that you own at the effective time of the merger, subject to the terms of the merger agreement.

Q:	I do not know where my stock certificate is. How will I get the merger consideration for my shares?

A:

If the merger is completed, the transmittal materials you will receive after the completion of the merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. Omega may also require that you provide a customary indemnity agreement to Omega in order to cover any potential loss.

Q:	Who can help answer my other questions?

A:

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please call Morrow Sodali, our proxy solicitor, who may be contacted by banks and brokers at 1-203-658-9400 and by all others toll-free at 1-800-662-5200.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements in this proxy statement are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Omega believes that forward-looking statements made by it are based on reasonable expectations; however, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Forward-looking statements involve statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include the words “estimate,” “project,” “anticipate,” “expect,” “predict,” “assume,” “believe,” “could,” “would,” “hope,” “may” or similar expressions. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, costs of the proposed transaction and other anticipated financial impacts of the proposed transaction. These statements are subject to numerous risks and uncertainties, many of which are beyond Omega’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These statements include, but are not limited to, the expected timing of the merger; the ability of Cooke and Omega to close the merger; the performance of the parties to the merger agreement under the terms of the merger agreement; and statements regarding future performance. Investors are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement. Investors are also urged to carefully review and consider the various disclosures in our periodic and interim reports filed with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016, our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and March 31, 2017, and the Current Reports on Form 8-K filed from time to time by us, as well as the following factors:

●	uncertainties as to the timing of the merger and the possibility that the merger may not be completed;

●	the failure to receive approval of the merger by our stockholders;

●	the ability of the parties to the merger agreement to satisfy closing conditions to the merger;

●	the failure to obtain a regulatory or judicial approval (including MARAD Approval and approval by the court Probation Officer) that may be required to consummate the proposed transaction;

●	the impact of the pendency of the merger on our business, including our relationships with customers and employees;

●	changes in economic, business, competitive, technological and/or regulatory factors;

●	the outcome of any legal proceedings that have been or may be instituted against Omega and/or others relating to the merger agreement;

●	failure of a party to the merger agreement to comply with its obligations under the merger agreement; and

●	the amount of costs, fees and expenses we have, and may incur, related to the merger, whether or not the merger is ultimately completed.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained in Part I, Item 1A under the caption “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the various factors described herein. We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

THE PARTIES TO THE MERGER

Omega

Omega Protein Corporation

2105 City West Blvd., Suite 500

Houston, Texas 77042

713-623-0060

Omega is a nutritional products company incorporated in Nevada that develops, produces and delivers nutrition products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega operates in two primary industry segments: animal nutrition and human nutrition. Omega’s animal nutrition segment is comprised primarily of two subsidiaries: OPI and Omega Shipyard. OPI, our principal operating subsidiary, is predominantly dedicated to the production of animal nutrition products and operates in the menhaden harvesting and processing business and is the successor to a business conducted since 1913. A portion of OPI’s production is transferred to Omega’s human nutrition business. Omega Shipyard owns and operates a dry-dock facility in Moss Point, Mississippi that is used to provide shore side maintenance for OPI’s fishing fleet. The human nutrition business operates under the “tera’s®” branded product and “Bioriginal” names. Bioriginal has three primary product lines: specialty oils, protein products and other nutraceutical ingredients. Bioriginal is comprised primarily of three subsidiaries: Bioriginal Food & Science, WSP and Cyvex. Bioriginal Food & Science, acquired by Omega in September 2014 and headquartered in Saskatoon, Canada with additional operations in the Netherlands, is a supplier of plant and marine based specialty oils to the food and nutraceutical industries. WSP, acquired by Omega in 2013, is a manufacturer and marketer of specialty dairy proteins and other related products headquartered in Madison, Wisconsin and operates a production facility in Reedsburg, Wisconsin. Cyvex, acquired by Omega in 2010, is located in Irvine, California and is an ingredient supplier for the food and nutraceutical industries. Omega’s Common Stock is listed on the NYSE under the symbol “OME.” Omega’s principal executive office is located at 2105 City West Blvd., Suite 500, Houston, Texas 77042 and the telephone number of its principal executive office is 713-623-0600. Additional information regarding Omega is contained in our filings with the SEC. Also, see the section of this proxy statement entitled “Where You Can Find More Information.”

Cooke

Cooke Inc.

40 Wellington Row

Saint John, NB E2L 3H3

Canada

506-694-4900

Cooke is a corporation incorporated under the laws of the Province of New Brunswick, Canada. Cooke is the sole shareholder of Cooke Aquaculture, a vertically-integrated aquaculture corporation based in Saint John, New Brunswick, Canada with salmon farming operations carried on through its wholly owned subsidiaries in the U.S. (off the coasts of Maine and Washington), Chile and Scotland, as well as seabass and seabream farming operations in Spain. Cooke Aquaculture also manages the salmon farming operations of its affiliate Kelly Cove Salmon Ltd. which are located in Atlantic Canada (New Brunswick, Newfoundland and Labrador, Nova Scotia and Prince Edward Island). Members of the founding Cooke family, who collectively are the ultimate beneficial owners of all of the shares of Cooke, also have significant investments in wild fisheries globally through their ownership of Cooke Seafood and Icicle. Cooke’s principal executive office is located at 40 Wellington Row, Saint John, NB, Canada, E2L 3H3, and the telephone number of its principal executive office is 506-694-4900.

Merger Sub

Alpha MergerSub, Inc.

40 Wellington Row

Saint John, NB E2L 3H3

Canada

506-694-4900

Merger Sub is a Nevada corporation. The sole stockholder of Merger Sub is Alpha HoldCo, Inc., a Delaware corporation that is an indirect, wholly-owned subsidiary of Cooke. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement, and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Merger Sub’s principal executive office is located at 40 Wellington Row, Saint John, NB, Canada, E2L 3H3 and the telephone number of its principal executive office is 506-694-4900.

THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the Omega Board for use at the special meeting, and at any adjournments or postponements of the special meeting.

Date, Time and Place

We will hold the special meeting at Hotel Granduca Houston, 1080 Uptown Park Boulevard, Houston, TX 77056, at 9 a.m., Central Time, on                         , 2017.

Purpose of Special Meeting

At the special meeting, we will ask holders of Common Stock to adopt and approve the merger agreement. Our stockholders will also be asked to approve the advisory, non-binding compensation proposal and the adjournment proposal.

Record Date, Stock Entitled to Vote and Quorum

Only holders of record of Common Stock at the close of business on    , 2017, which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the record date,          shares of Common Stock were outstanding and held by approximately               holders of record. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the special meeting present in person or represented by proxy at the special meeting is required for a quorum. Shares of Common Stock represented at the special meeting but not voting, including shares of Common Stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business at the special meeting.

Vote Required

The proposal to adopt and approve the merger agreement requires the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock entitled to vote as of the record date. Accordingly, if you abstain or fail to vote on the proposal to adopt and approve the merger agreement, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the merger proposal. If you hold your shares in “street name” through a broker, bank or other nominee, you must direct your broker, bank or other nominee how to vote your shares of Common Stock by following their instructions for voting. Brokers, banks or other nominees who hold shares of Common Stock in street name for customers who are the beneficial owners of those shares are not permitted to vote those customers’ shares in the absence of specific instructions from those customers.

The advisory, non-binding proposal to approve compensation that will or may become payable to Omega’s named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote. Accordingly, not attending the special meeting in person or by proxy will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against this proposal. Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is only an advisory vote by stockholders. Accordingly, the vote will not be binding on us or the Omega Board or our compensation committee, Cooke or their board of directors. If the merger is completed, the compensation that is the subject of the proposal may be paid to our named executive officers in accordance with the terms and conditions of their compensation agreements and arrangements even if our stockholders do not approve this proposal.

The proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote. Accordingly, not attending the special meeting in person or by proxy will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against this proposal.

If you are a stockholder of record, you may vote your shares of Common Stock in any of the following ways:

●	in person by appearing and casting your vote at the special meeting; or

●	by proxy.

●	Stockholders of record have a choice of submitting a proxy:

●	by using the Internet voting instructions printed on your proxy card;

●	by using the telephone voting instructions printed on your proxy card; or

●	by completing, signing, dating and returning each enclosed proxy card you receive in the enclosed postage paid envelope.

If you are not a stockholder of record, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. Please be aware that if you submit a proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Holders of record of Common Stock on the record date are entitled to one vote per share on each matter to be considered at the special meeting.

As of October 26, 2017, directors and executive officers of Omega and their affiliates had the right to vote 603,253 shares of Common Stock, or approximately 2.7% of the outstanding Common Stock at that date.

Voting of Proxies

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted “FOR” the merger proposal, “FOR” the advisory, non-binding compensation proposal and “FOR” the adjournment proposal.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. As a stockholder, you may revoke a proxy if you:

●

deliver a signed, written revocation letter, dated later than the proxy and which must be received prior to the special meeting, to Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042, Attention: Corporate Secretary;

●	deliver a signed proxy, dated later than the prior proxy and which must be received prior to the special meeting, to American Stock Transfer & Trust Company at 6201 15th Avenue, Brooklyn, NY 11219;

●	vote again by telephone or on the Internet by 11:59 p.m. on the day before the special meeting; or

●

attend the special meeting and give notice to the inspector of election that you intend to vote in person rather than by proxy. Your attendance at the special meeting will not revoke your proxy unless you choose to vote in person.

If your shares are held in street name by a broker, bank, trust or other nominee, you must contact such broker, bank, trust or other nominee and follow its procedures to revoke your proxy.

Omega stockholders who require assistance should contact the persons at the phone number provided on page 26 of this proxy statement.

Delivery of Proxy Materials to Households Where Two or More Omega Stockholders Reside

Because many stockholders hold shares of Common Stock in multiple accounts or share an address with other stockholders, stockholders may receive duplicate mailings of notices or proxy materials. Stockholders may avoid receiving duplicate mailings as follows:

●

Stockholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single notice or single set of proxy materials, you may contact American Stock Transfer & Trust Company by phone at 1-800-627-7020 or by mail to 6201 15th Avenue, Brooklyn, NY 11219.

●

Beneficial Stockholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single notice or single set of proxy materials if there are other Omega stockholders who share an address with you. If you currently receive more than one copy of the notice or proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.

●

Right to Request Separate Copies. If you consent to the delivery of a single notice or single set of proxy materials but later decide that you would prefer to receive a separate copy of the notice or proxy materials, as applicable, for each stockholder sharing your address, then please notify American Stock Transfer & Trust Company or your nominee, as applicable, and they will promptly deliver the additional notices or proxy materials. If you wish to receive a separate copy of the notice or proxy materials for each stockholder sharing your address in the future, you may also contact American Stock Transfer & Trust Company by phone at 1-800-627-7020 or by mail to 6201 15th Avenue, Brooklyn, NY 11219.

Solicitation of Proxies

All costs related to the solicitation of proxies, including the printing and mailing of this proxy statement, will be borne by us. We have retained Morrow Sodali to aid in the solicitation of proxies and to verify records relating to the solicitation. Morrow Sodali will receive a fee for its services of $15,000 in addition to an expense reimbursement. In addition, our directors, officers and employees may, without additional compensation, solicit proxies from stockholders by mail, telephone, facsimile, or in person. However, you should be aware that certain members of the Omega Board and our officers have interests in the merger that are different from, or in addition to, yours. See the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger.”

We will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Adjournment

The special meeting may be adjourned from time to time by the chairman of the meeting or by the affirmative vote of a majority of the shares of Common Stock, present in person or by proxy at the special meeting and entitled to vote thereon, without further notice other than by an announcement made at the special meeting. At the adjourned meeting, Omega may transact any business that might have been transacted at the original meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to approve the merger proposal, then the chairman of the meeting has the power to adjourn the meeting, or, alternatively, Omega’s stockholders may be asked to vote on a proposal to adjourn the special meeting in order to permit the further solicitation of proxies.

Stock Certificates

Stockholders should not send stock certificates with their proxies. A Letter of Transmittal (as defined in the merger agreement and below under “The Merger Agreement—Payment of the Merger Consideration”) with instructions for the surrender of stock certificates or book-entry shares, as applicable, will be mailed to our stockholders as soon as practicable after completion of the merger.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor at:

470 West Avenue
Stamford, Connecticut 06902
Shareholders Call Toll Free: 1-800-662-5200
Banks and Brokers Call Collect: 1-203-658-9400
E-mail: OMEinfo@morrowsodali.com

THE MERGER

Description of the Merger

The Omega Board adopted, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger. If the stockholders of Omega vote “FOR” the merger proposal, then, subject to other closing conditions as described in “The Merger Agreement—Conditions to Completion of the Merger,” Merger Sub will be merged with and into Omega, with Omega as the surviving corporation in the merger and a wholly owned subsidiary of Cooke. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex B to this proxy statement, because it is the contract that governs the merger.

If the merger is completed, each share of Common Stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive the merger consideration, without interest.

After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a stockholder of Omega. You will receive the merger consideration for your shares of Common Stock after exchanging your stock certificates or book-entry shares, as applicable, and delivering the letter of transmittal to be sent to you shortly after completion of the merger, duly completed and validly executed in accordance with the instructions thereto. Further, holders of Omega Options will, upon delivery of a duly executed option surrender agreement, be entitled to the option consideration, and the Omega Option so surrendered will then be canceled.

The Common Stock is currently registered under the Exchange Act and is designated for trading on the NYSE under the symbol “OME.” Following the merger, the Common Stock will be delisted from the NYSE and will no longer be publicly traded, and the registration of the Common Stock under the Exchange Act will be terminated.

Please see the section entitled “The Merger Agreement” for additional and more detailed information regarding the merger agreement.

Background of the Merger

The merger and the terms of the merger agreement are the result of arm’s length negotiations conducted between representatives of Omega, Cooke and their respective legal and financial advisors. The following is a summary of the principal events, meetings, negotiations and actions among the parties leading up to the execution and public announcement of the merger agreement.

2015-2016 Initial Strategic Review

During the summer of 2015, the Omega Board held regular monthly meetings to receive financial updates from Omega’s management and to evaluate and discuss Omega’s business operations and strategy. During such meetings, the Omega Board discussed, among other things, Omega’s business profile and value proposition, sector and industry developments, long-term forecasts and recent events, including activist shareholders’ ownership of over 10% of Omega.

In August 2015, the Omega Board initiated a review of strategic alternatives to enhance shareholder value (the “Initial Strategic Review”), including continuing the current business strategy and pursuing growth opportunities, a share repurchase program, a sale, spin-off, or other separation of a selected business or businesses, a merger or other form of business combination involving the entire company, or a strategic acquisition. During the Initial Strategic Review, the Omega Board held monthly or bimonthly special meetings to discuss the status of various elements of the Initial Strategic Review. On September 25, 2015, the Omega Board announced in a press release it had engaged J.P. Morgan as its financial advisor and directed J.P. Morgan to discuss various potential transactions with third parties to determine interest in a transaction, including a potential business combination. At the direction of the Omega Board, representatives of J.P. Morgan contacted, or in some cases were contacted by, approximately 29 parties interested in a potential business combination. Of those parties, 16 signed confidentiality agreements with Omega and thereafter, at the direction of the Omega Board, representatives of J.P. Morgan provided such parties with access to additional diligence materials prepared by Omega to assist in their evaluation of potential transactions. Three of the parties to whom information was provided submitted preliminary indications of interest for an acquisition or business combination with Omega (the “initial bidders”) with implied equity values from $16.54 per share up to a range of $21 to $23 per share. From November 2015 through May 2016, representatives of J.P. Morgan, Mr. Scholtes, President and Chief Executive Officer of Omega, and other members of Omega management, engaged in discussions with the potential bidders concerning a potential transaction and granted access to Omega’s facilities and a dataroom to the two initial bidders with proposals Omega management considered sufficiently attractive to merit further consideration based on the equity value implied by such proposals. In addition, representatives of J.P. Morgan, at the direction of the Omega Board, continued to contact potential interested third parties and respond to requests regarding Omega and the Initial Strategic Review.

In January 2016, at a special meeting of the Omega Board, representatives of J.P. Morgan and Mr. Scholtes expressed concern about the ability and continued interest of one of the two initial bidders to follow through on a potential transaction, citing such bidder’s refusal to increase its price, its failure to obtain approval of its investment committee, the addition of a financing condition and other indications that it would decrease the previously offered purchase price range of $21-23.

In March 2016, the second of the two active initial bidders informed representatives of J.P. Morgan that it would not be able to proceed with its offer of $22 per share, based in part on the results of its diligence and on its inability to obtain financing on acceptable terms, and offered to proceed with a $16 per share offer. During March and April 2016, representatives of J.P. Morgan, at the direction of the Omega Board, and Omega management continued to discuss a potential transaction with both of the initial bidders, in part based on the first initial bidder having expressed renewed interest in a possible acquisition at $19 per share subject to financing and to satisfactory conclusion of additional diligence.

At a meeting in May 2016, after careful consideration and consultation with representatives of J.P. Morgan and Omega management, the Omega Board determined that the various transactions considered during the Initial Strategic Review were not sufficiently attractive to merit further consideration and authorized a share repurchase program of up to $40 million. On May 4, 2016, Omega announced in a press release the completion of the Initial Strategic Review and the Omega Board’s decision to authorize a share repurchase program.

2017 Review of Human Nutrition Business and the Merger

Following the completion of the Initial Strategic Review, between June 2016 and February 2017, the Omega Board and management continued to communicate regularly regarding Omega’s business, strategic plan and recent developments.

In August 2016, the Omega Board formed a “Human Nutrition Task Force” comprised of certain members of the Omega Board and members of Omega management to conduct internal and market research, analyze cost structure and other financial information relating to the human nutrition business and initiate a dialogue with the Omega Board on strategic alternatives for the human nutrition business to best enhance shareholder value for Omega. The Human Nutrition Task Force reviewed the following three general courses of action: maintaining, restructuring and divesting of the human nutrition business. In late September 2016, the Human Nutrition Task Force presented its findings to the Omega Board and the Omega Board determined to continue its discussion of strategic alternatives for the human nutrition business, with a view to considering a more formal strategic review.

On February 22, 2017, Omega announced in a press release that the Omega Board had initiated a strategic alternatives review for its human nutrition business as well as an evaluation of its current operating plan (“2017 Strategic Review”). In connection with the 2017 Strategic Review, Omega engaged J.P. Morgan as financial advisor for the potential disposition of Bioriginal Food & Science and Cyvex, and BMO Capital Markets Corp. (“BMO”) as financial advisor for the potential disposition of WSP. In late February and early March 2017, representatives of J.P. Morgan and BMO, at the direction of the Omega Board, distributed information memoranda regarding the human nutrition business to potential buyers.

During the first week of April 2017, one of the companies that had been approached regarding the 2017 Strategic Review (“Potential Buyer B”) contacted Mr. Scholtes telephonically to express interest in exploring a transaction involving all of Omega’s businesses. Potential Buyer B did not make any written proposal following these discussions or propose a purchase price for the transaction.

On April 7, 2017, Mr. Scholtes met with some members of management of Omega’s customer, Cooke, who were all in Washington, D.C. for business unrelated to the 2017 Strategic Review. They discussed generally their business relationship and their respective businesses and strategies.

On April 10, 2017, Glenn B. Cooke, the Chief Executive Officer of Cooke, called Mr. Scholtes and raised the possibility of a business combination involving Cooke and Omega. After the call, Mr. Scholtes informed Gary R. Goodwin, the chairman of the Omega Board, of the call from Mr. Cooke and Mr. Goodwin encouraged Mr. Scholtes to continue conversations with Cooke as well as Potential Buyer B. Later that week Mr. Scholtes and Monty C. Deihl, Vice President of Operations of Omega, had dinner with Mr. Cooke in New York and the next day Mr. Scholtes, Mr. Deihl and Mr. Cooke toured certain of Omega’s facilities.

Also during that week, Potential Buyer B and Omega entered into a confidentiality agreement in connection with a potential transaction and Omega began to provide Potential Buyer B with access to diligence materials for Potential Buyer B to further evaluate a potential transaction. On April 13, 2017, Mr. Scholtes and Andrew C. Johannesen, Executive Vice President and Chief Financial Officer of Omega, traveled to New Orleans, Louisiana and had an introductory dinner with Potential Buyer B’s Chief Executive Officer and its Vice President of Strategy and Corporate Development. They discussed generally a potential transaction between Omega and Potential Buyer B as well as the respective businesses of Omega and Potential Buyer B. During the next week, Mr. Scholtes, Mr. Johannesen and John D. Held, Executive Vice President, General Counsel and Secretary of Omega, met with Potential Buyer B’s management team to present a review of Omega’s business and further discuss a potential transaction. Also during that week, Cooke and Omega entered into a confidentiality agreement in connection with a potential transaction.

On April 28, 2017, Mr. Scholtes received a letter and telephone call from Mr. Cooke expressing Cooke’s interest, based on its preliminary analysis and subject to satisfactory completion of its diligence, in acquiring Omega for total consideration of $540 million or $24 per share, which represented an approximate 23% premium over the 20-day average trading price as of April 28, 2017. Cooke’s letter also requested a 60-day exclusivity period. Mr. Scholtes forwarded the letter to the Omega Board and suggested that a special meeting of the Omega Board be held to evaluate the inbound indications of interest from Potential Buyer B and Cooke.

The next day, the Omega Board met telephonically with Mr. Held and Mr. Johannesen participating to discuss the Cooke proposal and the interest expressed by Potential Buyer B. At the meeting, Mr. Scholtes provided a summary of the communications and answered questions from the board members. The board discussed the proposal, Omega’s business and prospects and process considerations for evaluating a potential transaction. At that meeting the Omega Board authorized the engagement of J.P. Morgan as its financial advisor and V&E as its legal advisor to assist with negotiating and evaluating any potential transaction. The Omega Board’s decision to engage J.P. Morgan was based on, among other things, J.P. Morgan’s familiarity with Omega, its experience, including in connection with the Initial Strategic Review, and its reputation, generally.

The Omega Board next met on May 5, 2017, at the Omega offices in Houston, Texas with Mr. Held, Mr. Johannesen, and representatives of J.P. Morgan and V&E in attendance. At the meeting, Mr. Scholtes and representatives of J.P. Morgan provided an update on the status of the 2017 Strategic Review related to Omega’s human nutrition business. Representatives of J.P. Morgan, at the direction of the Omega Board, had contacted 136 potential buyers and Omega had entered into 72 confidentiality agreements with potential buyers for the disposition of Bioriginal Food & Science and Cyvex, which resulted in the receipt of 12 preliminary offers. BMO had contacted 197 potential buyers and Omega had entered into 87 confidentiality agreements with potential buyers for the disposition of WSP. Preliminary offers for the WSP business were due the following week. Following the discussion of the human nutrition business, Mr. Scholtes provided an update on the discussions with Cooke and Potential Buyer B. Topics discussed included additional information needed by the Omega Board and its advisors to evaluate the potential transactions, the proposed purchase price offered by Cooke and its relation to the short term and long term projections and forecasts of management, and timing considerations. The Omega Board authorized management to continue discussions with Cooke and Potential Buyer B but after discussion of Cooke’s request, determined that exclusivity should not be granted to Cooke at such time, citing the potential interest of other buyers, including Potential Buyer B. The Omega Board discussed whether to direct Omega management or J.P. Morgan to approach other potential buyers, including those that had expressed interest in connection with the Initial Strategic Review. However , the Board determined that a thorough process had already been conducted through the Initial Strategic Review and that such additional contacts after such a brief intervening period were unlikely to yield any proposals that would be sufficiently attractive to merit consideration. Representatives of V&E provided an overview to the Omega Board regarding the Omega Board’s fiduciary duties in considering proposals by potential buyers and reviewed certain terms and legal aspects of the Cooke proposal.

On May 8, 2017, Omega announced financial results for the first quarter ended March 31, 2017, including a 13% decrease in Omega’s revenues from the same period in the last year, and noted that recent global fish quota announcements were likely to put pressure on fish meal and fish oil pricing in the second half of 2017.

On May 11, 2017, the Omega Board, Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan held a telephonic meeting to review the continuing discussions with Potential Buyer B and the proposal that Omega had received from Cooke. The Omega Board approved Cooke’s request to retain Kelley, Drye & Warren LLP (“KDW”) as its legal counsel, a law firm that Omega had historically utilized in connection with fisheries regulatory matters. The Omega Board also decided to schedule a weekly update call on the status of efforts to divest the human nutrition businesses and the potential business combination with Potential Buyer B and Cooke.

In the Omega Board’s update call on May 16, 2017, Mr. Scholtes informed the Omega Board that Potential Buyer B had not yet presented a more definitive proposal for a potential transaction and had communicated concerns about the strategic rationale for the potential transaction. Mr. Scholtes also noted that he continued to press Cooke management to increase the offered $24 per share purchase price. To permit continued dialogue with Potential Buyer B, the Omega Board again rejected Cooke’s request for an exclusivity agreement.

On May 21, 2017, the Omega Board held a telephonic meeting with Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participating to review the status of Omega’s ongoing 2017 Strategic Review process and the ongoing discussions with Cooke and Potential Buyer B. The Omega Board discussed Cooke’s recent demand for a 60-day exclusivity period as a condition to continuing discussions. After a review of the relevant facts, the Omega Board approved granting a limited 28-day exclusivity period to Cooke during which Omega would be restricted from initiating, encouraging or facilitating an alternative transaction, with an exception permitting unsolicited offers, and subject to an expense reimbursement to Cooke of up to $1,300,000 if Omega entered into a definitive binding agreement in connection with such an unsolicited offer within a certain period of time. In addition, the exclusivity agreement provided for a nine day extension to the 28-day exclusivity period if prior to the expiration of such period, Cooke provided notice to Omega reaffirming the $24 per share purchase price. Omega and Cooke entered into an exclusivity letter agreement on the terms approved by the Omega Board on May 21, 2017.

On May 22, 2017, Mr. Scholtes received an unsolicited telephone call from an additional interested party (“Potential Buyer C”) regarding a potential acquisition of Omega. Potential Buyer C communicated its interest at that time, but did not indicate any material terms of the transaction. Mr. Scholtes informed the Omega Board of his call with Potential Buyer C.

Over the course of the next several weeks, Omega shared materials responsive to Cooke’s diligence request with Cooke and its advisors and at the end of May 2017, members of the Omega management team met with Cooke in Suffolk, Virginia for diligence discussions.

On June 8, 2017, the Omega Board met telephonically with Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participating to discuss the status of the potential transaction, including Cooke’s diligence review of Omega and management meetings in connection therewith. During the meeting, Mr. Scholtes also summarized recent calls from Potential Buyer B and Potential Buyer C, noting that Potential Buyer B never formalized its offer and appeared uninterested in further pursuing a transaction. The Omega Board noted that the interest of these parties could be addressed at a later date, either after the current exclusivity period ended or under certain circumstances if a definitive agreement was entered into with Cooke. On June 8, 2017, the Omega Board also received presentations from representatives of BMO and J.P. Morgan regarding the human nutrition sales process. Representatives of J.P. Morgan updated that seven of the 12 initial bidders submitted second round offers for the acquisition of Bioriginal Food & Science and Cyvex and provided overviews of such offers. BMO summarized the six indications of interest for the acquisition of WSP that were received by the deadline on May 10, 2017. The Omega Board expressed its continued interest in evaluating potential sale transactions for the human nutrition business.

In mid-June, V&E delivered a draft merger agreement to Cooke and its counsel, KDW, which included among other things a provision allowing Omega to solicit alternative acquisition proposals for a limited period following the signing of the merger agreement. On June 19, 2017, Cooke provided notice to Omega reaffirming its proposed purchase price of $24 a share, thereby extending its exclusivity period by nine days to June 28, 2017 pursuant to the exclusivity agreement. A few days later, KDW delivered a revised draft merger agreement to V&E and Omega together with a memorandum outlining key issues and changes from the draft prepared by V&E. The revised proposal from Cooke reduced the proposed purchase price to $22 per share, revised the transaction structure to provide for the transfer of certain assets, including vessels and planes and related employees, to a qualifying U.S. citizen that is not an affiliate of Cooke in order to allow the vessels to maintain their U.S. fishing certificates required by the Merchant Marine Act of 1920 (the “Jones Act”). The Cooke merger agreement also proposed to prohibit Omega from soliciting alternative proposals but allowing Omega to consider unsolicited acquisition proposals following the signing of the merger agreement if certain conditions were met, including giving Cooke the right to match any such acquisition proposal as well as a $25 million termination fee payable by Omega.

On June 28, 2017, Gary Goodwin, Chairman of the Omega Board, and Mr. Cooke spoke by telephone during which Mr. Cooke reiterated Cooke’s interest in acquiring Omega, explained that the decreased price of $22 per share was a result of Cooke’s view of the value of the business based on its diligence as well as their increased transaction costs. The price of $22 per share represented an approximate 25% premium over the 20-day average trading price as of June 28, 2017. Mr. Cooke assured Mr. Goodwin that financing of the transaction would not be a condition to closing and that Cooke would soon have committed financing in place. Mr. Goodwin communicated to Mr. Cooke, that while they were prepared to proceed for the time being, the Omega Board’s expected any agreed to transaction would be at least at the originally proposed $24 per share.

On June 29, 2017, at a regularly scheduled, in-person meeting of the Omega Board following the annual stockholders meeting in Houston, Texas, Omega management reviewed Omega’s long-range business plan and forecast with the Omega Board which had been prepared by management as part of its regular business practices. Management described, among other recent developments and trends, a forecasted decline in fish catch and yields in Omega’s current fishing season, and the expected global downward pressure on fish meal and fish oil pricing. A representative of V&E reviewed for the Omega Board a summary of the terms and differences between the draft merger agreement that Omega sent to Cooke and the agreement proposed by Cooke and discussed various risk associated with the agreement as proposed by Cooke, as well as possible responses. The Omega Board discussed and asked questions regarding the risks and benefits of the proposed transaction as well as the proposed valuation. The Omega Board continued to discuss next steps with Cooke and other potential purchasers. The consensus of the Omega Board following their discussion was that management should clearly communicate to Cooke that the Omega Board was not willing at this time to approve a transaction at less than $24 per share and that management should continue to work with Omega’s financial and legal advisors with the goal of continuing to develop and improve upon the proposal from Cooke, as well as evaluating other possible alternatives. In addition, representatives of J.P. Morgan provided an update on the human nutrition business sale process, noting that Omega and representatives of J.P. Morgan were in discussions with four potential purchasers for the Bioriginal Food & Science and Cyvex businesses at a proposed valuation range of approximately $75-100 million and Omega and BMO were in discussions with three financial potential purchasers for the WSP business at a proposed valuation range of approximately $10-20 million. Also on June 29, 2017, the compensation committee of the Omega Board met and discussed the effects of a potential purchase of Omega on Omega’s employees, benefits plans and employment and severance arrangements, and received advice from a representative from Frederic W. Cook & Co., Inc., the committee’s executive compensation advisor.

During the first week of July 2017, Omega and V&E delivered a revised draft of the merger agreement to Cooke and its counsel, KDW. This draft of the merger agreement accepted Cooke’s proposal to include a no solicitation provision that only allowed Omega to consider unsolicited acquisition proposals following the signing of the merger agreement and would give Cooke the right to match any such acquisition proposal but rejected the proposed $22 per share of Common Stock merger consideration and in addition proposed a reverse termination fee in an amount equal to the termination fee payable by Cooke in the event that required regulatory approvals were not obtained.

On July 13, 2017, the Omega Board held a telephonic meeting with Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participating to discuss an update on the status of Omega’s discussions with Cooke. A representative from V&E summarized the MARAD Approval requirements for foreign purchasers of U.S. fishing vessels and how those MARAD Approval requirements may affect the proposed transaction, including Cooke’s demand to request confirmation from MARAD prior to executing a definitive merger agreement. A representative from V&E summarized the key terms of the draft merger agreement that Omega distributed to Cooke, as well as the manner in which certain key unresolved issues were addressed in the revised agreement.

On July 14, 2017, K&L Gates LLP, maritime counsel to Cooke, submitted a letter on behalf of Cooke to MARAD requesting confirmation by July 28, 2017 that upon consummation of the transactions contemplated by the merger agreement and the MARAD Sale Agreement, the applicable fishing vessels would continue to be eligible for documentation with a fishery endorsement required by the Jones Act.

At the Omega Board’s status update call on July 20, 2017, Omega management and representatives from V&E updated the Omega Board on the status of various open issues. After deliberation, the Omega Board instructed Mr. Scholtes and Mr. Goodwin to continue to press for Cooke to increase the $22 per share proposed purchase price. During the call representatives of J.P. Morgan presented an update on the status of the human nutrition sales process, noting that discussions were ongoing with three bidders for the Bioriginal Food & Science and Cyvex businesses. Mr. Scholtes updated the Omega Board that one proposal for the WSP business remained that Omega management considered sufficiently attractive to merit further consideration.

On July 24, 2017, following the expiration of the exclusivity period, Mr. Scholtes and Mr. Goodwin met with Potential Buyer C in person to discuss a potential transaction and requested a formal indication of interest. Potential Buyer C did not deliver a formalized offer or indicate a proposed purchase price to Omega following the meeting. During the first week of August 2017, Mr. Held and Potential Buyer C’s General Counsel and outside counsel negotiated the terms of the confidentiality agreement to the point where it was completed on August 4, 2017, at which time Mr. Held transmitted a copy of such agreement signed by Omega to Potential Buyer C. Potential Buyer C never responded to subsequent requests for status updates and never returned an executed confidentiality agreement. Accordingly, Omega never shared any confidential information with Potential Buyer C or engaged in any further substantive discussions.

On August 10, 2017, the Omega Board held a telephonic meeting with Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participating. During that meeting the Omega Board discussed the potential transaction with Cooke, including the proposed $22 per share purchase price relative to the current, historical and potential future Omega stock prices as well as Omega’s current projections, the current financial performance and position of Omega, future financial and operating forecasts, and other strategic alternatives. Mr. Held and Mr. Johannesen were excused from the meeting. Based on the discussion and preliminary information presented by representatives of J.P. Morgan, the Omega Board determined that the potential transaction could be viewed as attractive at $22 per share, but that the Omega Board would instruct management to continue to push for a higher purchase price. The Omega Board also discussed strategic considerations related to the ongoing review process of the human nutrition business, including whether to continue the process in parallel with negotiations with Cooke or to include the human nutrition business in a business combination with Cooke. Representatives from V&E updated the Omega Board on the status of the financing efforts of Cooke. The compensation committee of the Omega Board reported that they had discussed various compensation and employee-related issues that might arise in connection with potential transaction, as well as employee matters that were subject to negotiation in the draft merger agreement and had determined that it was in Omega’s interest that the executive employment agreements that did not include a constructive termination provision should be amended to include a customary constructive termination provision as a trigger for receipt of severance under the agreements after a change in control because Omega would need a mechanism to retain these key executives during the time between announcement of a transaction and closing.

On August 15, 2017, Mr. Held, Mr. Johannesen, representatives of Cooke, KDW, V&E and J.P. Morgan had an in-person meeting at V&E’s offices in Houston, Texas to discuss the terms of the proposed transaction, including the merger agreement, as well as open diligence issues, Cooke’s financing plan and the ongoing review process for the human nutrition business.

At its regularly scheduled update call on August 17, 2017, Mr. Held, Mr. Johannesen and representatives of V&E and J.P. Morgan updated the Omega Board on the results of the August 15, 2017 in-person meeting with Cooke and KDW. The Omega Board used the opportunity to discuss and ask questions regarding Cooke’s financing efforts and the status of such efforts, the process and risks surrounding MARAD Approval and certain of the material terms of the merger agreement.

On August 28, Mr. Scholtes met with Mr. Cooke and Mr. Leonard Stewart, Executive Vice President of Cooke, at Cooke Seafood USA, Inc.’s offices in Suffolk, Virginia, to discuss outstanding issues in the merger agreement.

On September 7, 2017 the Omega Board held a telephonic meeting. Mr. Johannesen, Mr. Held and representatives of V&E and J.P. Morgan participated in the meeting. Management updated the Omega Board on the status and open issues remaining in the merger agreement and ancillary documents, analysis of regulatory approvals and consents and of the pending response from MARAD to the confirmation request submitted on July 14, 2017. The Omega Board also discussed Mr. Held’s, Mr. Scholtes’ and Mr. Johannesen’s recent conversation with BMO, which was serving as a financing source for Cooke, and the perspective of representatives of J.P. Morgan’s on Cooke’s committed financing. A representative from V&E reviewed the draft of the merger agreement, highlighting the material open issues.

From September 11, 2017 to September 29, 2017, KDW and V&E, on behalf of their respective clients discussed, negotiated and revised the merger agreement and ancillary agreements by telephone and electronic communication. During this period, Omega also provided additional diligence information and drafts of certain of the disclosure schedules under the merger agreement to Cooke or its representatives.

On September 24 and 25, 2017, the Omega Board held its regularly scheduled, in-person quarterly meeting at which Omega management participated. The Omega Board discussed the human nutrition business and strategic paths to drive shareholder value. Mr. Scholtes noted that one bidder remained under consideration in each sales process, but each was subject to financing risks and other uncertainties to closing and lower than originally proposed purchase prices. The Omega Board determined to continue discussions with potential buyers, but that the human nutrition sales process should not delay a potential transaction with Cooke. Omega management, except for Mr. Scholtes and Mr. Held, were excused from the meeting and a representative from V&E joined the meeting to review and answer questions regarding the remaining open material items in the draft merger agreement, MARAD Sale Agreement and other ancillary documents. After responding to the board members questions, the V&E representative and Mr. Held were excused from the meeting and the Omega Board continued to discuss the benefits and risks of the proposed Cooke merger transaction compared to Omega’s existing business plan or other potential transactions until its adjournment for the evening. Upon the Omega Board’s reconvening the next morning, they continued to discuss the various options and how best to create or enhance stockholder value. After the discussion, the Omega Board reached a consensus on its desired response to Cooke’s latest proposal and asked Mr. Goodwin to instruct V&E to prepare and deliver a letter to KDW outlining the board’s counter proposal with respect to each of the open material items and proposing merger consideration of $23.25 per share of Common Stock. The Omega Board also evaluated how to bring the discussion to a conclusion and its alternatives if the parties could not agree on material open terms. Following the meeting, Mr. Goodwin requested V&E prepare a letter for KDW on the terms determined by the Omega Board and on September 27, 2017, V&E delivered such letter by email to KDW.

On September 29, 2017, K&L Gates LLP received preliminary confirmation from MARAD that, in response to its letter dated July 14, 2017, and subsequent correspondence, upon consummation of the transactions described in such letter and correspondence (including the merger and the transactions contemplated by the MARAD Sale Agreement), the applicable fishing vessels would continue to be eligible for documentation with a fishery endorsement required under the Jones Act. Also on September 29, 2017, representatives from KDW and V&E discussed by phone the open issues in the transaction documents summarized by V&E in its September 27, 2017 letter.

On October 2, 2017, V&E delivered a revised draft merger agreement and draft MARAD Sale Agreement to KDW and Cooke. Later that evening, KDW delivered a further revised draft merger agreement to V&E and Omega together with an email outlining their proposal with respect to each of the open business issues. In its revised draft, Cooke agreed to Omega’s proposal that both the reverse termination fee payable by Cooke and the termination fee payable by Omega would be $20 million. Cooke reiterated its offer of $22 per share of Common Stock and did not respond in the revised draft to Omega’s proposal to increase the merger consideration to $23.25 per share of Common Stock.

On October 3, 2017 and October 4, 2017, management of Cooke and Omega and their respective counsel discussed the remaining open issues and exchanged revised drafts of the documents. That afternoon, Omega distributed near final versions of agreements, as well as a summary of the terms of the transaction and open points to the Omega Board for their review and consideration. Also on October 4, 2017, Mr. Goodwin called Mr. Cooke and again requested that Cooke increase its offer above $22 indicating that he was unsure if the Omega Board would approve a transaction at that price level. Mr. Cooke, citing Omega’s declining 2017 operating results and market prices for fish meal and fish oil as compared to results and market prices in the prior year, as well as increased financing costs, said that $22 was the highest price Cooke would pay and it would not increase its offer.

On the morning of October 5, 2017, the Omega Board held a telephonic meeting to discuss the outcome of negotiations with Cooke and the terms of the proposed transaction. A representative of Holland & Hart LLP, Nevada counsel to Omega, reviewed with the Omega Board their fiduciary duties in connection with the consideration of the proposed transaction with Cooke. Representatives of V&E described, and the Omega Board discussed, the terms of the final merger agreement, MARAD Sale Agreement, financing documents and ancillary agreements, each of which had been distributed to the Omega Board prior to the meeting. Representatives of J.P. Morgan then reviewed with the Omega Board its financial analysis of the merger consideration provided for in the merger agreement and delivered to the Omega Board its oral opinion, which was confirmed by delivery of a written opinion dated October 5, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Common Stock in the proposed merger, was fair, from a financial point of view, to such stockholders, as more fully described below in the section “Opinion of Omega’s Financial Advisor Regarding the Merger Consideration” beginning on page 38 of this proxy statement.

Following discussion, and after considering the foregoing and the factors described under “Reasons for the Merger and the Recommendation of The Omega Board,” the Omega Board unanimously adopted resolutions (i) adopting, approving, declaring advisable and authorizing the merger agreement and the transactions contemplated thereby, including the merger, (ii) directing that the merger be submitted to the stockholders of Omega for approval at a meeting of such stockholders and (iii) recommending that stockholders of Omega approve the merger and the merger agreement, compensation that may or will become payable to our named executive officers in connection with the merger and all other actions or matters necessary or advisable to give effect to the merger and merger agreement pursuant to the Nevada Revised Statutes.

After the Omega Board meeting concluded, Mr. Goodwin and Mr. Scholtes called Mr. Cooke and told him that the Omega Board had approved the proposed transaction under the terms set out in the merger agreement and related agreements, including the $22 price subject to Cooke’s providing evidence of committed financing sufficient to pay the aggregate merger consideration and expenses of the transaction. Late that evening, Omega, Cooke and Merger Sub executed and delivered to each other the definitive merger agreement, VesselCo Holdings and Omega executed and delivered the definitive MARAD Sale Agreement and Cooke provided copies of executed financing commitments and credit facilities. On October 6, 2017, Omega and Cooke issued a joint press release announcing the transaction.

Reasons for the Merger and the Recommendation of The Omega Board

At a meeting of the Omega Board held on October 5, 2017, the Omega Board approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the merger. The Omega Board unanimously recommends that the stockholders of Omega vote “FOR” the approval and adoption of the merger, the merger agreement and all other actions or matters necessary or desirable to give effect to the foregoing pursuant to the NRS.

In the course of reaching its decision, the Omega Board consulted with our senior management and our financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including, among others:

●	Merger Consideration. The Omega Board considered the $22.00 per share in cash to be paid as merger consideration. Specifically, the Omega Board considered:

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the fact that the $22.00 per share in cash to be paid as merger consideration represented a 32.9% premium to $16.55, the closing price of the Common Stock on October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board;

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the belief of the Omega Board that the $22.00 per share in cash to be paid as merger consideration was the highest price per share that Cooke was willing to agree to pay, and the views of our board of directors as to the likelihood that any third party would be willing to pay more to acquire Omega on the same or substantially similar terms;

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the fact that the $22.00 per share in cash to be paid as merger consideration represents a premium of approximately 33.3% to the volume-weighted average trading price of $16.51 for the 90-day period ended October 4, 2017; and

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the fact that the merger consideration would be paid solely in cash, without a financing contingency, which compared to non-cash consideration, provides certainty and immediate liquidity and value to our stockholders, in each case upon and assuming closing of the merger.

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Omega’s current condition and future prospects. The Omega Board considered information with respect to our financial condition, results of operations, business, competitive position and business strategy on a historical and prospective basis, as well as current industry, economic and market conditions and trends. The Omega Board also considered the potential future value of Omega, together with the risks associated with continued independence discussed above, as compared to the value of the merger consideration.

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Possibility of more favorable bid. The Omega Board considered its assessment as to the possibility that a third party with the financial means would agree to a transaction at a higher price than Cooke on similar or more favorable terms, given Omega’s historical discussions with prospective counterparties and the nature of such discussions, as more fully described in “The Merger—Background of the Merger.”

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Opinion of Omega’s Financial Advisor. The Omega Board considered the oral opinion of J.P. Morgan, which was confirmed by delivery of a written opinion dated October 5, 2017, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders, as more fully described below under the caption “Opinion of Omega’s Financial Advisor Regarding the Merger Consideration” beginning on page 38 of this proxy statement. The full text of the written opinion of J.P. Morgan, dated October 5, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering the opinion, is attached as Annex C to this proxy statement.

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Characteristics of Cooke. The Omega Board considered the business reputation and capabilities of Cooke and its management, Cooke’s experience executing acquisitions (including of U.S.-based businesses), Cooke’s commitment to its growth strategy, the resources available to Cooke to complete the merger and the commercial incentives and motivations of Cooke to timely obtain all necessary regulatory approvals and complete the merger. The Omega Board also considered the culture and management of Cooke and that the merger would combine two highly-regarded, long-standing companies in the global fishing and seafood industry with complementary cultures and traditions of operating in small, coastal towns.

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Financing. The Omega Board considered the terms of the Financing Facility provided to Cooke in connection with the merger together with the financial capabilities and reputation of the financing sources.

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Likelihood of consummation. The Omega Board considered the likelihood that the merger would be completed in light of, among other things, the conditions to the merger and the absence of a financing condition, the absence of any condition related to the receipt of third party commercial consents or approvals, the relative likelihood of obtaining required regulatory approvals and the remedies available to us under the merger agreement in the event of various breaches by Cooke.

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Cooke’s representation regarding financial resources. Cooke’s representation that it will have sufficient financial resources to pay the merger consideration and consummate the merger, and the remedies available to us under the merger agreement in the event of various breaches by Cooke.

●	Merger Agreement. The Omega Board considered the terms of the merger agreement, including:

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the representations, warranties and covenants of the parties to the merger agreement, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;

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Cooke’s undertakings in furtherance of obtaining required regulatory approvals and the fact that the consummation of the merger agreement is (i) conditioned on obtaining HSR and foreign anti-trust approval and MARAD Approval (on October 30, 2017, U.S. antitrust authorities notified Omega and Cooke that early termination of the waiting period under the HSR Act had been granted), as further described in “The Merger—Regulatory Matters” and (ii) not conditioned on obtaining the consent of any third party under commercial agreements;

●	the obligation of Cooke under certain circumstances to pay us a regulatory termination fee of $20 million;

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the right of Omega and its board of directors to respond to a competing proposal from any bidder, subject to certain restrictions and the requirement that we pay Cooke a termination fee of $20 million if we terminate the merger agreement pursuant to the Superior Proposal termination right;

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the belief of the Omega Board that, although the no solicitation covenant and termination fee provisions might have the effect of discouraging competing third-party proposals or reducing the price of such proposals, such provisions are customary for transactions of this size and type, and its belief that the $20 million termination fee, representing approximately 4% of the equity value of the transaction, was reasonable in the context of comparable transactions, particularly given the discussions with other potential bidders that we held in advance of the execution of the merger agreement, as more fully described in “The Merger—Background of the Merger”; and

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the right of the Omega Board to make an Adverse Recommendation Change, subject to certain restrictions, in connection with a superior proposal or other circumstances in which the Omega Board determines the failure to do so would be inconsistent with its fiduciary duties under applicable law.

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Current economic and political conditions. The Omega Board considered the current state of the economy, debt financing markets, political climate and general uncertainty surrounding forecasted economic and political conditions, both in the near term and the long term, and both generally and within our industry.

In the course of reaching its decision, the Omega Board also considered a number of potentially negative factors including, among others, the following:

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Risks associated with announcement and pendency of the Merger. The Omega Board considered the risk that the announcement and pendency of the merger, including the restrictions on the conduct of our business, may cause substantial harm to relationships with our employees, agents, customers and partners and may divert management and employee attention away from the day-to-day operation of our business. The Omega Board also considered the possibility that the time period between the signing of the merger agreement and the closing of the merger could be significant due to the expected time necessary to obtain required regulatory approvals, which enhances those risks.

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Risks associated with a failure to consummate the Merger. The Omega Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and, as a result, the possibility that necessary regulatory approvals may be delayed, conditioned or denied and that the merger might not be completed, and further noted that these risks may be heightened due to the requirement of MARAD Approval. The Omega Board noted the fact that, if the merger is not completed:

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we will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and agent and customer relationships;

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no Regulatory Termination Fee would be payable by Cooke if certain regulatory approvals, other than HSR, foreign antitrust or MARAD Approval, were not satisfied and certain other conditions have been satisfied or waived;

●	depending on the circumstances that caused the merger not to be completed, it is likely that the price of the Common Stock would decline significantly; and

●	the market’s perception of our prospects could be adversely affected.

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Financing risk. The Omega Board considered the risk that, while the merger agreement is not by its terms subject to a financing condition, if Cooke fails to obtain sufficient financing, the merger may not be consummated.

●	Merger Agreement. The Omega Board considered the terms of the merger agreement, including:

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the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from realizing certain business opportunities or taking certain actions with respect to our operations we would otherwise take absent the pending merger;

●	provisions that preclude us from actively soliciting alternative proposals to the merger; and

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the requirement that, if the merger agreement is terminated under certain circumstances, including by Omega to accept a Superior Proposal, Omega would be obligated to pay a $20 million termination fee to Cooke, which might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

●	Tax treatment. The Omega Board considered the fact that an all cash transaction generally would be a taxable transaction to Omega’s stockholders for U.S. federal income tax purposes.

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Participation in future gains. The Omega Board considered the fact that Omega will no longer exist as an independent public company and Omega’s stockholders will forgo any future increase in Omega’s value that might result from our earnings or possible growth.

●	Risk factors. The Omega Board considered other risks and uncertainties including those listed above in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

While the Omega Board considered potentially positive and potentially negative factors, the Omega Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Omega Board unanimously approved, adopted, declared advisable and authorized in all respects the merger agreement and the transactions contemplated thereby, including the merger.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Omega Board in its consideration of the merger, but is merely a summary of the material positive factors and material negative factors considered by the Omega Board in that regard. In view of the number and variety of factors and the amount of information considered, the Omega Board did not find it practicable to make specific assessments of, quantify, or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, the Omega Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Omega Board may have given different weights to different factors. Based on the totality of the information presented, the Omega Board collectively reached the unanimous decision to adopt, approve, declare advisable and authorize in all respects the merger agreement and the transactions contemplated thereby, including the merger, in light of the factors described above and other factors that the members of the Omega Board felt were appropriate.

When you consider the Omega Board’s recommendation, you should be aware that Omega’s directors may have interests in the merger that may be different from, or in addition to, the interests of Omega’s stockholders generally. These interests are described in the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger.”

This explanation of Omega’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of Omega’s Financial Advisor Regarding the Merger Consideration

Pursuant to an engagement letter dated May 18, 2017, Omega retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Omega Board on October 5, 2017, J.P. Morgan rendered its oral opinion to the Omega Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders. J.P. Morgan has confirmed its October 5, 2017 oral opinion by delivering its written opinion to the Omega Board, dated October 5, 2017, that, as of such date, the merger consideration to be paid to the holders of Common Stock in the proposed merger was fair, from a financial point of view, to such stockholders.

The full text of the written opinion of J.P. Morgan dated October 5, 2017, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Omega’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Omega Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the merger consideration to the holders of any other class of securities, creditors or other constituencies of Omega or as to the underlying decision by Omega to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Omega as to how such stockholder should vote with respect to the proposed merger or any other matter.

In arriving at its opinions, J.P. Morgan, among other things:

●	reviewed the merger agreement;

●	reviewed certain publicly available business and financial information concerning Omega and the industries in which it operates;

●

compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

●

compared the financial and operating performance of Omega with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Common Stock and certain publicly traded securities of such other companies;

●	reviewed certain internal financial analyses and forecasts prepared by the management of Omega relating to its business; and

●	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Omega with respect to certain aspects of the merger, and the past and current business operations of Omega, the financial condition and future prospects and operations of Omega and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Omega or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Cooke or Omega under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Omega to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by Omega and Cooke in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Omega with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Omega or on the contemplated benefits of the merger.

The projections furnished to J.P. Morgan for Omega were prepared by Omega management. Omega does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on certain variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “Unaudited Financial Projections of Omega” beginning on page 43 of this proxy statement.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Common Stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of Omega or the underlying decision by Omega to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the merger consideration to be paid to the holders of Common Stock in the proposed merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Common Stock will trade at any future time.

The terms of the merger agreement were determined through arm’s length negotiations between Omega and Cooke, and the decision to enter into the merger agreement was solely that of the Omega Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Omega Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Omega Board or Omega management with respect to the proposed merger or the merger consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Omega Board on October 5, 2017 and in the presentation delivered to the Omega Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Omega Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of Omega with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the business of Omega or aspects thereof.

The companies selected by J.P. Morgan were as follows:

●	Marine Harvest ASA
●	Austevoll Seafood ASA
●	Stepan Company
●	Innophos Holdings, Inc.
●	Oceana Group, Ltd.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Omega. However, certain of these companies may have characteristics that are materially different from those of Omega. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect Omega.

Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company’s firm value (calculated as the market value of the company’s common stock on a fully diluted basis, plus any debt and minority interest, less unconsolidated investments and cash and cash equivalents) to the consensus equity research analyst estimate for the company’s EBITDA (calculated as earnings before interest, tax, depreciation and amortization) for the years ending December 31, 2017 (the “2017E FV/EBITDA”) and December 31, 2018 (the “2018E FV/EBITDA”).

Based on the results of this analysis, J.P. Morgan selected (1) multiple reference ranges for 2017E FV/EBITDA of 5.5x – 9.0x and (2) multiple reference ranges for 2018E FV/EBITDA of 5.0x – 8.0x.

After applying such ranges to the projected EBITDA for Omega for the year ending December 31, 2017 and the year ending December 31, 2018, based on projections provided by Omega management, the analysis indicated the following implied per share equity value ranges for Common Stock, rounded to the nearest $0.05:

	Implied Per Share Equity Value
	Low	High
2017E FV/EBITDA	$15.55	$24.90
2018E FV/EBITDA	$14.45	$22.55

The ranges of implied per share equity value for Common Stock were compared to Omega’s closing share price of $16.55 on October 4, 2017 and the proposed merger consideration of $22.00 per share of Common Stock.

Selected Transaction Analysis. Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses and assets that, for purposes of J.P. Morgan’s analysis, may be considered similar to Omega’s business or assets. Specifically, J.P. Morgan reviewed the following transactions:

Month/Year Announced	Acquiror	Target/Seller (Business/Division)
June 2017	Pelagia AS	FMC Corporation (Epax)
May 2015	Oceana Group, Ltd.	Daybrook Fisheries, Inc.
October 2013	Darling International Inc.	Vion Holding N.V. (Vion Ingredients)
November 2012	BASF SE	Pronova BioPharma ASA
August 2012	Royal DSM N.V.	Tortuga Companhia Zootécnica Agrária
May 2012	Royal DSM N.V.	Ocean Nutrition Canada
December 2010	Royal DSM N.V.	Martek Biosciences Corporation

None of the selected transactions reviewed was identical to the merger. However, the transactions selected were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the transaction value to the target company’s EBITDA for the twelve-month period prior to announcement of the applicable transaction (“TV/LTM EBITDA”).

Based on the results of this analysis, J.P. Morgan selected multiple ranges for TV/LTM EBITDA of 5.5x – 8.5x and applied them to the EBITDA of Omega for the year ended December 31, 2017. This analysis indicated the following implied per share equity value range, rounded to the nearest $0.05, for Common Stock:

	Implied Per Share Equity Value
	Low	High
TV/LTM EBITDA for the year ended December 31, 2017	$15.55	$23.55

The range of implied per share equity values for Common Stock was compared to Omega’s closing share price of $16.55 on October 4, 2017 and the proposed merger consideration of $22.00 per share of Common Stock.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Common Stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their “present value”. The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow for this purpose represents EBITDA less taxes, capital expenditures and increases in net working capital, as applicable. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that Omega is expected to generate during fiscal years 2017 through 2026 based upon financial projections prepared by Omega management. J.P. Morgan also calculated a range of terminal values of Omega at the end of the ten year period ending in 2026 by applying a perpetual growth rate ranging from 1.5% to 2.5% to the unlevered free cash flow of Omega during the terminal period of the projections. The unlevered free cash flows and the range of terminal values were then discounted to present values as of September 30, 2017 using a range of discount rates from 7.5% to 8.5%. This discount rate range was based upon J.P. Morgan’s analysis of the weighted-average cost of capital of Omega.

Based on the foregoing, this analysis indicated the following implied per share equity value range, rounded to the nearest $0.05, for Common Stock:

	Implied Per Share Equity Value
	Low	High
Discounted Cash Flow Analysis	$18.75	$23.50

The range of implied per share equity values for Common Stock was compared to Omega’s closing share price of $16.55 on October 4, 2017 and the proposed merger consideration of $22.00 per share of Common Stock.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Omega. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to Omega, and none of the selected transactions reviewed was identical to the merger. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Omega. The transactions selected were similarly chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Omega and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise Omega with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with Omega and the industries in which it operates.

J.P. Morgan received a fee from Omega of $2.0 million at the time J.P. Morgan delivered its opinion. Omega has agreed to pay J.P. Morgan an additional fee of approximately $5.5 million upon the closing of the merger. J.P. Morgan may also receive a fee from Omega in the event that Omega receives a break-up fee in connection with the termination, or abandonment of the merger, or failure of the merger to occur. In addition, Omega has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have not had any material commercial or investment banking relationships with Omega (other than in connection with the 2017 Strategic Review and the Initial Strategic Review) or Cooke. J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Omega and Cooke. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments of Omega or Cooke for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Unaudited Financial Projections of Omega

Omega does not usually make public detailed projections as to earnings or other results, due to, among other reasons, the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. However, the senior management of Omega regularly prepares, for internal purposes, prospective financial information in connection with its ordinary course strategic planning and, in connection with the evaluation of a possible transaction, prospective financial information regarding Omega’s future performance on a standalone basis for the years 2017 through 2026 (the “Omega Unaudited Financial Projections”), was provided to the Omega Board and representatives of J.P. Morgan, as the financial advisor to Omega, to assist in evaluating Omega’s operations and prospects and the merger. The Omega Unaudited Financial Projections were prepared and provided to the Omega Board and representatives of J.P. Morgan in July 2017.

The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, Omega's management. PricewaterhouseCoopers LLP has neither audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. This prospective financial information was not prepared with a view towards compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for the preparation or presentation of prospective financial information. The PricewaterhouseCoopers LLP report incorporated by reference in this proxy statement relates to Omega's historical financial information. It does not extend to the prospective financial information and should not be read to do so. In the view of Omega’s management, this information was, based on certain growth assumptions, prepared on a reasonable basis, reflected the best available estimates and judgments at the time of its preparation, and presented, to the best of Omega’s management’s knowledge and belief, the expected course of action and the expected future financial performance of Omega on a standalone basis at the time of its preparation. However, this information is not fact and should not be relied upon as being indicative of future results and you are cautioned not to rely on the Omega Unaudited Financial Projections. The Omega Unaudited Financial Projections do not reflect any impact of the merger and do not take into account the potential consequences should the merger fail to be consummated, and should not be viewed as accurate or continuing in those contexts.

Neither Omega’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The reports of the independent registered public accounting firms incorporated by reference into this proxy statement relate to the historical financial information of Omega. The reports do not extend to the unaudited financial projections and should not be read to do so.

In developing the Omega Unaudited Financial Projections, Omega’s management made certain material assumptions with respect to Omega for the periods covered by the projections, including, but not limited to, the following:

●	the revenues, operating expenses and margins from existing business activities;

●	assumptions with respect to organic growth projects and other capital investments, and the amounts and timing of capital expenditures and EBITDA, if any, associated with such projects;

●	the availability and cost of debt and equity;

●	assumptions relating to the demand for our products;

●	assumptions relating to the taxes we will incur in the various jurisdictions in which we operate; and

●	other general business and market assumptions, including with respect to fish catch and yields, and other regulatory and financial assumptions.

All of these assumptions involve variables making them difficult to predict, and most are beyond the control of Omega. Although Omega’s management believes that there was a reasonable basis for the underlying assumptions related to the Omega Unaudited Financial Projections, any assumptions for near-term and long-term projected cases remain uncertain, and the risk of inaccuracy increases with the length of the forecasted period.

	Year Ending December 31,
	2017E	2018E	2019E	2020E
	($ in millions)
Revenue	$346	$351	$366	$376
Operating Income	$34	$34	$43	$45
Adjusted EBITDA(1)	$61	$62	$72	$74

(1)

“Adjusted EBITDA” for purposes of this table means earnings before interest expense, tax, depreciation and amortization, and Bioriginal acquisition post-closing consideration. Omega believes Adjusted EBITDA is a measure commonly reported and widely used by investors as an indicator of Omega's performance of its ongoing operations, and assists such investors in comparing a company's performance of its ongoing operations on a consistent basis. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Adjusted EBITDA does not include the impact of any potential synergies or costs related to the merger.

The following table provides a reconciliation of net income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure:

	2017E	2018E	2019E	2020E
	($ in millions)
Net Income	$21	$22	$27	$28
Reconciling items:
Interest expense(1)	0	0	0	0
Income tax provision	12	12	16	17
Depreciation and amortization	27	28	29	29
Acquisition post-closing consideration	1	0	0	0
Adjusted EBITDA	$61	$62	$72	$74

(1)	The Omega Unaudited Financial Projections assumed no debt, as Omega had less than $2 million of debt as of June 30, 2017 and debt balances were not expected to increase during the projection period.

The estimates and assumptions underlying the Omega Unaudited Financial Projections are inherently uncertain and, though considered reasonable by Omega’s management as of the date of the preparation of such projections, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that are outside of the control of Omega and could cause actual results to differ materially from those contained in the Omega Unaudited Financial Projections, including, among other things, the matters described in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the projections are indicative of the future performance of Omega, or that actual results will not differ materially from those presented in the Omega Unaudited Financial Projections. Inclusion of the Omega Unaudited Financial Projections in this proxy statement should not be regarded as a representation by any person that the results contained in the Omega Unaudited Financial Projections will be achieved. In light of the foregoing factors and the uncertainties inherent in the Omega Unaudited Financial Projections, Omega’s stockholders are cautioned not to place undue, if any, reliance on the Omega Unaudited Financial Projections.

The inclusion of the Omega Unaudited Financial Projections in this proxy statement should not be regarded as an indication such projections are material information of Omega or predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The Omega Unaudited Financial Projections are not included in this proxy statement in order to induce any Omega stockholder to vote in favor of any of the proposals at the special meeting, but have been included solely because the Omega Unaudited Financial Projections were made available by Omega’s management to the Omega Board and representatives of J.P. Morgan, and the Omega Unaudited Financial Projections were used by representatives of J.P. Morgan in connection with the rendering of its fairness opinion to the Omega Board and performing its related financial analyses, as described in the section entitled “The Merger—Opinion of Omega’s Financial Advisor Regarding the Merger Consideration.” Omega has made no representation to Cooke or Merger Sub in the merger agreement or otherwise, concerning the Omega Unaudited Financial Projections.

Interests of Omega’s Executive Officers and Directors in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement and the merger, you should be aware that our executive officers and directors have interests in the merger described below that may be different from, or in addition to, the interests of our stockholders generally. The Omega Board was aware of and considered these interests, among other matters, in making its determinations and recommendations in connection with the merger agreement and the transactions contemplated thereby. You should consider the interests of our directors and executive officers that are described in this proxy statement as well as the intent of such directors and officers to vote their shares in favor of the merger agreement and the transactions contemplated thereby, including the merger.

Consideration Payable for Shares Held Pursuant to the Merger Agreement

The executive officers and directors of Omega who hold Common Stock at the closing of the merger will be eligible to receive the same merger consideration as the other Omega stockholders with respect to each outstanding share of Common Stock held. The executive officers and directors of Omega held, in the aggregate, 486,930 shares of Common Stock (or approximately 2.2% of all outstanding Common Stock) as of October 26, 2017, excluding shares issuable upon exercise of outstanding Omega Options or subject to outstanding Omega Restricted Stock, which are discussed below. Dr. Gary L. Allee was a member of our board of directors at the beginning of the fiscal year, but upon the termination of his term as a director prior to the filing of this proxy statement, he held no outstanding Omega Options or Omega Restricted Stock.

The table below sets forth the number of shares held by the executive officers and directors of Omega as of October 26, 2017, excluding Omega Options and Omega Restricted Stock, and the value (at $22.00 per share) they would receive for those shares upon consummation of the merger.

Name	Number of Shares Owned	Consideration for Shares Owned ($)
Directors
David A. Owen	23,157	$509,454
David H. Clarke	3,171	$69,762
David W. Wehlmann	14,527	$319,594
Gary R. Goodwin	14,329	$315,238
Michael N. Christodolou	3,171	$69,762
Stephen C. Bryan	10,364	$228,008
Dr. Celeste A. Clark	0	$0
Executive Officers
Bret D. Scholtes	113,472	$2,496,384
Dr. Mark E. Griffin	64,033	$1,408,726
John D. Held	55,228	$1,215,016
Joseph R. Vidal	122,898	$2,703,756
Andrew C. Johannesen	46,248	$1,017,456
Mark. A. Livingston	2,192	$48,224
Montgomery C. Deihl	14,080	$309,760

Treatment of Outstanding Equity and Long-Term Incentive Awards

Under the merger agreement, outstanding Omega Options and Omega Restricted Stock held by all award holders, including Omega’s executive officers and directors, will be converted into the right to receive the option consideration and the merger consideration, respectively, subject to applicable tax withholding.

Omega Options. As described in “The Merger Agreement—Treatment of Equity Awards,” unless otherwise agreed to in writing with the holder, each outstanding Omega Option, granted under Omega’s 2006 Incentive Plan or its 2015 Long-Term Incentive Plan (the “Omega Stock Plans”) will be converted into a cash payment (subject to any applicable tax withholding) equal to the option consideration.

The merger consideration is equal to $22.00 per share of Common Stock. Any Omega Option with an exercise price equal to or greater than the merger consideration will be cancelled without consideration. As of October 26, 2017, Mr. Scholtes was the only executive officer who held Omega Options that have exercise prices less than $22.00, and he held the following numbers of outstanding Omega Options, all of which were vested as of the date of this proxy statement.

	Vested Options
Name	Number of Vested Omega Options Outstanding	Exercise Price Per Share	Cash Spread Value of Vested Stock Options	Total Option Cash Spread Value
Bret D. Scholtes	100,000	$6.39	$15.61	$1,561,000
	200,000	$7.07	$14.93	$2,986,000

Omega Restricted Stock. As described in “The Merger Agreement—Treatment of Equity Awards,” immediately prior to the effective time of the merger, the restrictions applicable to each share of Omega Restricted Stock issued pursuant to the Omega Stock Plans will immediately lapse, and, at the effective time, each share of such Omega Restricted Stock will be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement.

As of October 26, 2017, Omega’s executive officers held the following numbers of outstanding Omega Restricted Stock (expressed in shares of Common Stock):

Name	Aggregate Number of Shares of Omega Restricted Stock	Total Cash Value of Converted Awards
Bret D. Scholtes	31,707	$697,554
Dr. Mark E. Griffin	13,244	$291,368
John D. Held	13,244	$291,368
Joseph R. Vidal	7,843	$172,546
Andrew C. Johannesen	13,672	$300,784
Mark A. Livingston	4,032	$88,704
Montgomery C. Deihl	9,023	$198,506

Payment and Accelerated Earning of Performance Units. Pursuant to the terms of Omega’s 2015 Cash Incentive Performance Unit Plan (the “2015 Plan”), its 2016 Cash Incentive Performance Unit Plan (the “2016 Plan”) and its 2017 Cash Incentive Performance Unit Plan (the “2017 Plan” and, together with the 2015 Plan and the 2016 Plan, the “Omega Plans”), each governing long-term cash incentive performance unit awards (“Performance Units”) held by our executive officers, upon a Change of Control (as defined in the applicable Omega Plan), which will occur at the effective time of the merger, outstanding Performance Units that have been earned for completed calendar years of the applicable performance period will be paid at their actual amounts earned for that completed calendar year, and for incomplete calendar years, the earning of the remaining Performance Units will be accelerated as of the effective time and valued at the target value of $1.00 per Performance Unit; provided, that, if the effective time of the merger occurs following the end of the 2017 calendar year, the amount earned for the completed 2017 calendar year will be deemed to be $1.00 per Performance Unit. Thus, Performance Units granted pursuant to the 2015 Plan will be earned at $1.26 per Performance Unit; Performance Units granted pursuant to the 2016 Plan will be earned at $0.93 per Performance Unit; and Performance Units granted pursuant to the 2017 Plan will be earned at $1.00 per Performance Unit.

As of October 26, 2017, Omega’s executive officers held the following Performance Units:

	Performance Units
Name	Granted Pursuant to the 2015 Plan	Granted Pursuant to the 2016 Plan	Granted Pursuant to the 2017 Plan	Total Performance Unit Value
Bret D. Scholtes	302,500	330,000	302,500	$989,450
Dr. Mark E. Griffin	130,000	130,000	130,000	$414,267
John D. Held	130,000	130,000	130,000	$414,267
Joseph R. Vidal	71,100	90,000	107,800	$280,786
Andrew C. Johannesen	130,000	136,000	136,000	$425,827
Mark A. Livingston	—	40,000	40,000	$77,067
Montgomery C. Deihl	67,500	82,500	110,000	$271,500

Non-Employee Director Equity Awards

Stock Options. Three of our non-employee directors, Messrs. Owen, Wehlmann and Goodwin, hold Omega Options as of the date of this proxy statement, all of which are vested.

Any Omega Option with an exercise price equal to or greater than the merger consideration will be cancelled without consideration as of the effective time of the merger. As of October 26, 2017, Messrs. Owen, Wehlmann and Goodwin were the only non-employee directors who held Omega Options that have exercise prices less than $22.00, which would be converted into the right to receive a cash payment equal to the option consideration immediately prior to the effective time, and they held the following numbers of outstanding Omega Options:

	Vested Options
Name	Number of Vested Stock Options	Exercise Price Per Share	Cash Spread Value of Vested Stock Options	Total Option Cash Spread Value
David A. Owen	10,000	$13.41	$8.59	$85,900
	10,000	$6.53	$15.47	$154,700
David W. Wehlmann	10,000	$6.53	$15.47	$154,700
	14,200	$7.74	$14.26	$202,492
Gary R. Goodwin	10,000	$13.41	$8.59	$85,900
	10,000	$6.53	$15.47	$154,700

Omega Restricted Stock. As described in “The Merger Agreement—Treatment of Equity Awards,” immediately prior to the effective time of the merger, the restrictions applicable to each share of Omega Restricted Stock issued pursuant to the Omega Stock Plans, at the effective time of the merger, will immediately lapse and each share of such Omega Restricted Stock will be converted into the right to receive the merger consideration in accordance with the terms of the merger agreement.

As of October 26, 2017, Omega’s non-employee directors held the following numbers of outstanding Omega Restricted Stock (expressed in shares of Common Stock):

Name	Aggregate Number of Shares of Omega Restricted Stock	Total Cash Value of Converted Awards
Gary R. Goodwin	3,374	$74,228
David W. Wehlmann	3,374	$74,228
David A. Owen	3,374	$74,228
Stephen C. Bryan	3,374	$74,228
Michael N. Christodolou	3,374	$74,228
David H. Clarke	3,374	$74,228
Dr. Celeste Clark	3,374	$74,228

Compensation and Benefits Arrangements Post-Closing

Under the merger agreement, Cooke has agreed to provide, or cause to be provided, to all continuing employees, for eleven months after the effective time of the merger, the following: (i) base salary or regular hourly rate of pay (as applicable) at least as favorable as the base salary or regular hourly rate of pay that such continuing employee received immediately prior to the effective time of the merger, and (ii) medical, dental and welfare benefits that in the aggregate are at least as favorable as the medical, dental and welfare benefits, exclusive of equity grants under Omega’s employee benefit plans, provided to such continuing employee immediately prior to the effective time of the merger. Notwithstanding the foregoing, for at least eleven months after the effective time, Cooke will cause the surviving corporation to provide severance benefits to each continuing employee then eligible to participate in the employee severance benefits plan who is terminated during such period at least as favorable to those provided in the employee severance benefits plan, in accordance with the terms and conditions of such plan.

2017 Annual Bonus

Under the merger agreement, Cooke has agreed to pay, or cause to be paid, to each continuing employee (i) employed by the surviving corporation as of the date such bonus is paid or (ii) whose employment was terminated without cause by the surviving corporation, an annual bonus for 2017 in an amount calculated in the manner agreed upon in connection with negotiation of the merger within 60 days of the end of the year; provided, that, in the event a continuing employee is terminated without cause by the surviving corporation prior to the date that such bonus is paid, such amount will be pro-rated for the number of days in 2017 that such continuing employee was employed by Omega or the surviving corporation.

Severance Arrangements

Omega provides severance benefits to substantially all of its employees, the intended benefits of which are to provide financial protection in the event of a qualifying termination of employment event. Each of the executive officers has entered into an employment agreement with Omega (or Bioriginal in the case of Mr. Vidal), providing for severance benefits upon certain defined termination events, including heightened severance benefits upon the occurrence of certain termination events following a change of control, or in the case of Mr. Held, upon a change of control only. Omega has amended the employment agreement with each executive officer other than Messrs. Held and Vidal in connection with the merger to add constructive termination as a termination event triggering severance benefits. The events that trigger heightened severance payments following a change of control include (i) a termination of employment by Omega without cause and (ii) a detrimental changes in the executive’s terms and conditions of employment, in each case within a certain period following a change of control.

Employment Agreement with Mr. Scholtes. Under Mr. Scholtes’ amended employment agreement, upon termination of his employment by Omega other than for Due Cause (as defined in the employment agreement), death or Disability (as defined in the employment agreement) and provided that Mr. Scholtes delivers an effective release in favor of Omega, Mr. Scholtes is entitled to receive a lump sum payment equal to his annual base salary, payable within five days after the date that such release becomes effective. Upon either (i) a termination by Omega for any reason other than Due Cause, death, Disability or (ii) a resignation by Mr. Scholtes due to a Constructive Termination within twelve months after a Change of Control (each as defined in the employment agreement), which will occur at the effective time of the merger, and provided that Mr. Scholtes delivers an effective release in favor of Omega, Mr. Scholtes is entitled to receive a lump sum payment equal to two times his annual base salary, payable within five days after the date that such release becomes effective.

Mr. Scholtes’ employment agreement contains restrictions on his use of Omega’s confidential information and also provides that Mr. Scholtes will assign to Omega all worldwide rights in any intellectual property that he develops which relates to the business, products or services of Omega. During the term of the agreement, and for the three years following Mr. Scholtes’ termination of employment for any reason, Mr. Scholtes may not engage, directly or indirectly, in any business or enterprise that is primarily engaged in the business of producing or selling fish meal, fish oil or fish solubles, induce any Omega employee to leave his or her employment with Omega, or solicit any distributor or customer to amend its business relationship with Omega.

Employment Agreements with Dr. Griffin and Messrs. Johannesen, Livingston and Deihl. The terms of the amended employment agreements with Dr. Griffin and Messrs. Johannesen, Livingston and Deihl are substantially identical to Mr. Scholtes’ employment agreement, except that upon either (i) a termination of employment by Omega for any reason other than Due Cause, death, Disability or (ii) a resignation due to a Constructive Termination within twelve months after a Change of Control (each as defined in the employment agreements), which will occur at the effective time of the merger, and provided that the applicable executive officer delivers an effective release in favor of Omega, such executive officer is entitled to receive a lump sum payment equal to one-and-one-half times his annual base salary, payable within five days after the date that such release becomes effective.

Employment Agreement with Mr. Held. Under Mr. Held’s employment agreement, upon (i) a termination of his employment by Mr. Held for Good Reason (as defined in the employment agreement) or by Omega without Cause (as defined in the employment agreement), or (ii) a Change of Control of Omega (as defined in the employment agreement), which will occur at the effective time of the merger, Mr. Held is entitled to receive a lump sum payment equal to 2.99 times Mr. Held’s “base amount” (as defined in Section 280G of the Code). If the total amount of such payment were to be found by the IRS to equal or exceed three times Mr. Held’s “base amount,” then Mr. Held could incur an excise tax in connection with such excess parachute payment. If any excise or similar purpose taxes and/or penalties or interest thereon pursuant to Section 4999 of the Code or Section 409A of the Code (or any successor or other comparable federal, state or local tax law) are imposed on Mr. Held’s base salary, severance or change of control payments, other incentive or supplemental compensation, benefits, allowances, awards, payments, reimbursements or other perquisites, or other payment in the nature of compensation (whether or not provided for under the employment agreement), the employment agreement provides that Omega will reimburse Mr. Held for such taxes, penalties or interest thereon such that Mr. Held is placed in the same after-tax position (including federal, state and local taxes) he would have been in had no such taxes, penalties or interest thereon been incurred (such reimbursement, the “Excise Tax Gross-Up Payment”). Omega has also agreed to indemnify and hold Mr. Held harmless, on an after-tax basis, from any liabilities (including but not limited to costs and expenses) incurred in connection with the payment described in the preceding sentence.

Mr. Held’s employment agreement contains restrictions on his use of Omega’s confidential information and also provides that Mr. Held will assign to Omega all worldwide rights in any intellectual property that he develops which relates to the business, products or services of Omega. During the term of the agreement, and for the three years following the termination of his employment agreement, Mr. Held may not engage, directly or indirectly, in any business or enterprise that is in competition with Omega, induce any Omega employee to leave his or her employment with Omega, or solicit any distributor or customer to amend its business relationship with Omega. The employment agreement also provides for the advancement and reimbursement of Mr. Held’s costs and expenses in conjunction with any disputes relating to the agreement.

Employment Agreement with Mr. Vidal. Under Mr. Vidal’s employment agreement with Bioriginal, upon a termination of his employment by Bioriginal other than for “just cause” (as defined in the employment agreement) or by Mr. Vidal as a result of a Constructive Dismissal (as defined in the employment agreement), (i) Mr. Vidal is eligible to receive a payment in lump sum or by salary continuance, at Bioriginal’s option, equal to 18 months’ compensation, defined as the average of base salary and bonus paid to Mr. Vidal in the two years immediately prior to the termination of his employment, (ii) any options held by Mr. Vidal under any employee stock option plan will remain outstanding until they expire by their terms, and (iii) for a period of 18 months, or until he becomes employed in another position providing similar benefits, Mr. Vidal is entitled to continued participation, or if such participation is not permitted, to a payment equal to the estimated cost to Bioriginal of providing such participation to Mr. Vidal, in all group medical, dental and insurance plans.

Mr. Vidal’s employment agreement contains restrictions on his use of Bioriginal’s confidential information and also provides that Mr. Vidal will assign to Bioriginal all worldwide rights in any intellectual property that he develops which relates to the business, products or services of Bioriginal. For the twelve months following Mr. Vidal’s termination of employment for any reason, Mr. Vidal has agreed to not engage in any business that is in competition with Bioriginal, induce any Bioriginal employee to leave his or her employment with Bioriginal, or solicit any customer, supplier, reseller or personnel not to do business with Bioriginal.

Retention Awards

Under the terms of the retention bonus letter agreement between Omega and Mr. Vidal, Mr. Vidal is entitled to receive a one-time payment in the amount of $100,000, conditioned on his continued employment with Omega and its subsidiaries through June 30, 2018. If there is a sale of the Bioriginal business prior to June 30, 2018, then upon the consummation of such sale, (i) Mr. Vidal’s retention bonus payment will be accelerated, (ii) Mr. Vidal’s outstanding long-term incentive awards will vest in full, and (iii) Mr. Vidal will receive an additional payment in the amount of $100,000.

Information for Advisory Vote on Merger-Related Compensation for Our Named Executive Officers

The information set forth below is intended to comply with Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the merger that our named executive officers could receive in connection with the merger. The information being reported with respect to our named executive officers describes the payments and benefits that would be payable under our named executive officers’ employment agreements and the existing award agreements governing Omega Options, Omega Restricted Stock and Performance Units, each as described above. The amounts in the table below were calculated using the following assumptions: (i) the effective time of the merger was October 26, (ii) the applicable price per share of Common Stock is $22.00 which is equal to the merger consideration, (iii) the merger would constitute a change of control for purposes of each named executive officers’ employment agreement and the Omega Plans, (iv) unless otherwise stated below, the employment of each named executive officer has been terminated by Cooke without cause or by (A) Mr. Held for Good Reason or (B) the other named executive officers due to a Constructive Termination (as defined in their respective employment agreements), (v) each named executive officer (other than Mr. Held) has properly executed a release of claims against us and complied with any restrictive covenants applicable to such named executive officer, and (vi) certain other assumptions as specified in the footnotes to the table have been made. Values shown below do not take into account any increase in compensation that may occur following the date of this filing or following the merger. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by our named executive officers may differ from the amounts set forth below. Except for payments made in connection with Omega Options, Omega Restricted Stock, Performance Units and certain cash payments made to Mr. Held as indicated in the footnotes to the table, which are “single trigger payments,” all payments quantified in the table below are “double trigger” payments.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Tax Reimbursement ($)(3)	Total ($)
Bret D. Scholtes	$2,270,782	$5,244,554	–	$7,515,336
Andrew C. Johannesen	$1,105,245	$300,784	–	$1,406,029
John D. Held	$5,134,106	$291,368	$1,770,769	$7,196,243
Dr. Mark E. Griffin	$1,064,131	$291,368	–	$1,355,769
Montgomery C. Deihl	$891,146	$198,506	–	$1,089,652

(1)

The amounts in this column reflect the aggregate value of cash severance payments that would become payable to our named executive officers under their respective employment agreements. The payment under Mr. Scholtes’ employment agreement consists of an amount equal to two times his base salary at the time of termination, payable in a lump sum within five days after the date on which Mr. Scholtes’ release of claims in favor of Omega becomes effective. Payments under each of Messrs. Johannesen and Deihl and Dr. Griffin’s employment agreements consist of an amount equal to one-and-one-half times the applicable named executive officer’s base salary at the time of termination, payable in lump sum within five days after the date on which his release of claims in favor of Omega becomes effective. The payment under Mr. Held’s employment agreement is a “single trigger” payment due upon a Change of Control (as defined in his employment agreement), which will occur at the effective time of the merger, and consists of an amount equal to 2.99 times Mr. Held’s “base amount” (as defined in Section 280G of the Code), which as of October 26, 2017, such base amount is equal to $1,543,343.

The amounts in this column also reflect a pro-rata portion of each named executive officer’s 2017 annual bonus, pursuant to the terms of the merger agreement, assuming a termination without cause as of October 26, 2017. If the named executive officer remains employed through the date the 2017 annual bonuses are regularly paid, then such named executive officer would receive the full amount of his 2017 annual bonus, rather than the pro-rated amount reflected in this column.

In addition, the amounts in this column reflect accelerated earning and payment of outstanding Performance Units anticipated to occur at the effective time of the merger at (i) earned levels for completed calendar years during the applicable performance period and (ii) at the target level of $1.00 per Performance Unit for incomplete calendar years during the applicable performance period. The Performance Units are “single trigger” awards that will be accelerated in accordance with the terms of the merger agreement at the effective time of the merger. The aggregate payments included in this column are comprised of the following:

Name	Cash Severance	2017 Annual Bonus	Performance Units
Bret D. Scholtes	$1,100,000	$181,332	$989,450
Andrew C. Johannesen	$510,000	$169,418	$425,827
John D. Held	$4,614,595	$105,244	$414,267
Dr. Mark E. Griffin	$487,500	$162,364	$414,267
Montgomery C. Deihl	$450,000	$169,646	$271,500

Each of the named executive officers is subject to certain trade secret, confidentiality and post-employment restriction provisions, pursuant to which the named executive officers have agreed to confidentiality and non-disparagement terms. In addition, each named executive officer has agreed to non-competition provisions with respect to certain competing businesses and non-solicitation restrictions with respect to employees and customer relationships for defined periods of time. See the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger—Severance Arrangements” for more information regarding such provisions.

(2)

The amounts in this column reflect the number of shares of time-based Omega Restricted Stock that each of our named executive officers holds as of October 26, 2017 multiplied by the merger consideration, which are “single trigger” awards that will be accelerated in accordance with the terms of the merger agreement at the effective time of the merger. In addition, with respect to Mr. Scholtes, the amount indicated includes an amount equal to the sum of the product, for each Omega Option that Mr. Scholtes holds as of October 26, 2017, of (x) the excess, if any, of the merger consideration over the applicable exercise price of such Omega Option and (y) the number (determined without reference to vesting requirements or other limitations on exercisability) of shares of Common Stock issuable upon exercise of such Omega Option.

The Omega Restricted Stock reported under this column consist of the grants made to our named executive officers on each of February 26, 2015, March 8, 2016 and February 27, 2017, that each of our named executive officers holds as of the date hereof that are anticipated to become converted into the right to receive the merger consideration at the effective time of the merger as described above. The Omega Options reported under this column consist of the number of Omega Options covering shares of our Common Stock that Mr. Scholtes holds as of the date hereof, all of which are fully vested and will be cashed out in connection with the closing of the merger. The aggregate value of the Omega Restricted Stock and Omega Options held by our named executive officers are comprised of the following:

Name	Omega Options	Omega Restricted Stock
Bret D. Scholtes	$4,547,000	$697,554
Andrew C. Johannesen	–	$300,784
John D. Held	–	$291,368
Dr. Mark E. Griffin	–	$291,368
Montgomery C. Deihl	–	$198,506

(3)

Amounts in this column reflect the estimated amount of the Excise Tax Gross-Up Payment for Mr. Held described above in the section entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger—Severance Arrangements,” based on an assumed excise tax rate of 20% and the compensation and benefit levels in effect as of October 26, 2017, which is a “single trigger” payment. Any change in the assumptions used to calculate this amount may produce different results.

Omega Board of Directors and Management Following the Merger

Pursuant to the terms of the merger agreement, from and after the effective time of the merger, until successors are duly elected or appointed in accordance with law, our board of directors will be replaced by the board of directors of Merger Sub, and our officers will be replaced by the officers of Merger Sub.

Indemnification and Insurance

The merger agreement provides that after the effective time of the merger, Cooke will cause Omega or the surviving corporation, as the case may be, to the extent permitted by applicable law, to indemnify, defend and hold harmless against any threatened or actual claim or proceeding and related losses, and provide advancement of expenses to, all present and former officers, directors, employees and agents (including fiduciaries with respect to employee benefit plans) of Omega or any of its subsidiaries (each, an “Indemnified Person”), to the same extent such Indemnified Persons are indemnified or have the right to advancement of expenses as of the date of the merger agreement by Omega pursuant to Omega’s organizational documents and the indemnification agreements of Omega in existence on the date of the merger agreement. In addition, from and after the closing of the merger, and for six years after the effective time of the merger, Cooke will cause to be maintained in effect provisions in the articles of incorporation and bylaws of Omega or the surviving corporation, as the case may be, and each of its subsidiaries (or in such documents of any successor to the business of Omega or the surviving corporation, as the case may be, or any of its subsidiaries) regarding elimination of liability, indemnification and advancement of expenses that are no less favorable to the intended beneficiaries than the corresponding provisions in the articles of incorporation and bylaws of Omega and each of its subsidiaries in existence on the date of the merger agreement. From and after the effective time of the merger, any agreement between any Indemnified Person, on the one hand, and Omega or any of its subsidiaries, on the other hand, regarding elimination of liability, indemnification or advancement of expenses will be assumed by the surviving corporation, will survive the merger and will continue in full force and effect in accordance with its terms.

Additionally, prior to the closing of the merger, Omega will obtain and fully pay the premium for a non-cancellable extension of the directors’ and officers’ liability coverage of Omega’s existing directors’ and officers’ insurance policies and Omega’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the effective time of the merger with respect to any claim related to any period or time at or prior to the effective time of the merger (including claims with respect to the adoption of the merger agreement and the consummation of the transactions contemplated thereby); provided that the cost per annum payable for such “tail” insurance policy will not exceed 250% of the amount per annum Omega paid in its current fiscal year (such maximum amount, the “Maximum Tail Premium”) and if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then Omega will obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.

If Omega for any reason fails to obtain such “tail” insurance policy as of the closing of the merger, the surviving corporation will, and Cooke will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time of the merger the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Omega in place as of the date of the merger agreement with benefits and levels of coverage at least as favorable as those provided under Omega’s existing policies as of the date of the merger agreement, or the surviving corporation will, and Cooke will cause the surviving corporation to purchase comparable policies for such six-year period with benefits and levels of coverage at least as favorable as those provided under Omega’s existing policies as of the date of the merger agreement; provided that the cost per annum payable for such “tail” insurance policy will not exceed the Maximum Tail Premium and if the cost for such “tail” insurance policies exceeds the Maximum Tail Premium, then the surviving corporation will, and Cooke will cause the surviving corporation to, obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.

Regulatory Matters

U.S. Antitrust Approval

Under the HSR Act, we cannot complete the merger until we give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice and until the applicable waiting period expires or is terminated. On October 19, 2017, we and Cooke each filed a premerger notification and report form under the HSR Act. On October 30, 2017, U.S. antitrust authorities notified Omega and Cooke that early termination of the waiting period under the HSR Act had been granted.

Foreign Antitrust Approval

Consummation of the transactions contemplated by the merger agreement, including the merger, will require filings and approvals pursuant to Germany’s Act against Restraints of Competition and filings pursuant to Canada’s Competition Act. We and Cooke submitted the requisite filings in Canada and Germany on October 27, 2017.

MARAD

Consummation of the transactions contemplated by the merger agreement, including the merger, will require the approval of MARAD. Omega has agreed to reasonably assist Cooke in the preparation for the sale of certain or all of the MARAD Assets (including by transferring such MARAD Assets and FAA Assets identified by Cooke and related employees to the MARAD Subsidiary) pursuant to the MARAD Sale Agreement. Additionally, each of Omega and Cooke has agreed to comply in all material respects with all of its obligations under the MARAD Sale Agreement, and each of Cooke and Merger Sub has agreed to use its reasonable best efforts to do all things necessary, proper or advisable to obtain the approval of MARAD, including causing its affiliates to enter into the Fish Supply Agreement and the Stockholder Agreement on or prior to the closing date of the merger.

Judgments and Probation Conditions

Consummation of the transactions contemplated by the merger agreement, including the merger, will require OPI to notify and obtain permission of its Probation Officer required as part of its obligations to sell, assign or transfer assets (including the affected marine vessels) that are subject to the Judgments and Probation Conditions.

FAA and FCC Approvals

Consummation of the transactions contemplated by the merger agreement and the MARAD Sale Agreement, including the transfer of certain radio licenses and spotter aircraft from OPI, will require the consent of the FAA and the FCC. We expect to obtain such consents on or before November 30, 2017.

Other Regulatory Approvals

Other than as described above, neither Omega nor Cooke is currently aware of any material governmental approvals or actions that are required for completion of the merger. We expect that if any such additional material governmental approvals or actions are required, those approvals or actions will be sought.

General

Each of the parties to the merger agreement has agreed to use reasonable best efforts to complete the merger and to prepare and file all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents to obtain approval from any governmental authority or other third party that is required to be obtained in connection with the merger, including approval from U.S. and foreign antitrust authorities and MARAD. The parties to the merger agreement have also agreed to use reasonable best efforts to obtain and maintain all approvals, consents, registrations, permits, authorizations, licenses, waivers, expiration of the applicable waiting periods and other confirmations required to be obtained from any governmental authority (including from MARAD) or other third parties that are necessary to consummate the transactions contemplated by the merger agreement and to defend or contest any proceeding challenging the merger agreement or the transactions contemplated thereby. In connection with obtaining MARAD Approval or compliance with the Premerger Notification Rules, Omega has also agreed not to discuss or commit to any divestiture transaction with any governmental authority or to alter its businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Cooke’s freedom of action with respect to, or Cooke’s ability to retain any of the businesses, product lines or assets of Omega.

While we expect that all regulatory approvals will be obtained in a timely manner, there is no certainty that these approvals will be obtained or obtained within the period of time contemplated by the merger agreement, that any such approvals would not involve the imposition of conditions that may be materially adverse to Cooke, Merger Sub, any of their respective affiliates or the surviving corporation or that other regulatory challenges to the merger will not be made. If a challenge is made, we cannot predict the result. Any conditions with respect to such regulatory approvals could result in the conditions to the completion of the merger not being satisfied.

The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by our stockholders. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the merger.

No Appraisal Rights

Pursuant to Section 92A.390 of the NRS, no holder of any shares of Common Stock will have or will be entitled to assert dissenter’s rights or any rights of appraisal as a result of or in connection with the merger agreement and the transactions contemplated thereby, including the merger.

Financing of the Merger

The total amount of funds necessary to consummate the merger and the related transactions will be funded by Cooke, including the funds needed to (i) pay our stockholders the aggregate merger consideration due to them under the merger agreement; (ii) pay the option consideration; and (iii) pay fees and expenses payable by Cooke and Merger Sub under the merger agreement and in connection with the debt financing described below. Cooke will obtain such funding through the proceeds from one or more debt financing transactions. The obligation of Cooke and Merger Sub to complete the merger is not conditioned upon Cooke obtaining financing.

Debt Commitment Letter

Concurrently with the signing of the merger agreement, Cooke entered into the Debt Commitment Letter providing for financing of the transactions contemplated by the merger agreement through (a) either (i) up to $350 million in aggregate principal amount of senior secured notes (the “notes”) in a Rule 144A private placement, or (ii) if all or any portion of the notes are not issued on or prior to closing, up to $350 million of senior secured increasing rate loans (the “bridge loans”) or (iii) a combination of notes and bridge loans and (b) up to $25 million of loans under a $100 million senior secured asset-based revolving credit facility.

The obligations of the debt commitment parties to provide the debt financing under the Debt Commitment Letter will terminate at the earliest to occur of (i) the termination of the merger agreement, (ii) the Outside Date, unless each of the lenders agrees to an extension, and (iii) the consummation of the merger with or without the funding of the debt financing.

DNB Credit Facility

Concurrently with the signing of the merger agreement, Cooke entered into the DNB Credit Facility pursuant to which DNB agreed to loan Cooke a principal amount of $200 million, the proceeds of which will be contributed as equity to an intermediate holding company of Merger Sub and used to fund a portion of the merger consideration.

The definitive documentation governing the debt financing has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Delisting and Deregistration of the Common Stock

If the merger is completed, the Common Stock will no longer be traded on the NYSE and will be delisted and deregistered under the Exchange Act.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a summary of certain material U.S. federal income tax consequences applicable to our stockholders due to the receipt of cash in exchange for shares of our Common Stock pursuant to the merger. This summary is based upon the provisions of the Code, applicable U.S. Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis and to differing interpretations, all of which could result in tax consequences different from those described below. This discussion assumes that the shares of our Common Stock are held as capital assets within the meaning of Section 1221 of the Code by their beneficial owners. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s unique investment circumstances, or to stockholders subject to special treatment under the U.S. federal income tax laws (for example, a bank, life insurance company or other financial institution; dealers or brokers in securities or currencies; a trader in securities that elects mark-to-market treatment; tax-exempt organizations; a retirement plan or other tax-deferred account; S-corporations, partnerships, or other pass-through entities; a mutual fund; a real estate investment trust or regulated investment company; a personal holding company; U.S. expatriates; controlled foreign corporations, passive foreign investment companies; a corporation that accumulates earnings to avoid U.S. federal income tax; “U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar; stockholders who hold shares of our Common Stock as part of a hedging, “straddle,” constructive sale, conversion or other risk-reduction strategy or integrated transaction; or stockholders who acquired their shares of our Common Stock through the exercise of employee stock options or other compensation arrangements). In addition, this discussion is general in nature and does not address any aspect of state, local, alternative minimum, estate, gift or non-U.S. taxation that may be applicable to a particular stockholder.

No ruling has been requested from the IRS in connection with the merger or related transactions. Accordingly, the discussion below neither binds the IRS nor precludes it from adopting a contrary position. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the merger or related transactions.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes, any of the following:

●	a citizen or individual resident of the U.S.;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state in the U.S., or the District of Columbia;

●

a trust if (1) a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

●	an estate that is subject to U.S. federal income tax on all of its income regardless of source.

A “Non-U.S. Holder” is a beneficial owner of our Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate, or trust that is not a U.S. Holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds our Common Stock, you are urged to consult your own tax advisor.

Omega stockholders should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of our Common Stock pursuant to the merger (including the application and effect of any state, local or non-U.S. income and other tax laws).

U.S. Holders

The merger will be a taxable transaction for U.S. federal income tax purposes. Therefore, a U.S. Holder will recognize capital gain or loss equal to the difference, if any, between the sum of any cash received by such U.S. Holder in the merger and such U.S. Holder’s adjusted tax basis in our Common Stock.

Capital gains of a non-corporate U.S. Holder will be eligible for the preferential U.S. federal income tax rates applicable to long-term capital gains if the U.S. Holder has held our Common Stock for more than one year as of the date of the merger. The deductibility of capital losses is subject to certain limitations. If a U.S. Holder acquired different blocks of shares of our Common Stock at different times or at different prices, the U.S. Holder must determine its tax basis and holding period separately for each block of our Common Stock.

Non-U.S. Holders

Subject to the discussion below under the section titled “Information Reporting and Backup Withholding”, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding taxes on the exchange of our Common Stock for cash in the merger unless:

●

any gain recognized on the exchange is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder);

●	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year that includes the date of the merger and certain other conditions are satisfied; or

●

Omega is or has been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the Non-U.S. Holder’s holding period in the Common Stock, and, if the shares of our Common Stock are “regularly traded on an established securities market”, the Non-U.S. Holder held (directly, indirectly or constructively), at any time during such period, more than 5% of our outstanding Common Stock.

If the Non-U.S. Holder’s gain is described in the first bullet, then the Non-U.S. Holder will generally be subject to U.S. federal income tax under the rules described above as if it were a U.S. Holder of our Common Stock and, in the case of a foreign corporation, may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

If the Non-U.S. Holder is described in the second bullet, then such Non-U.S. Holder will generally be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the gain, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder.

If Omega and the Non-U.S. Holder meet the criteria described in the third bullet, then the Non-U.S. Holder will be subject to U.S. federal income tax under the rules described above as if it were a U.S. Holder of our Common Stock. Although there can be no assurances in this regard, Omega does not believe that it is or was a USRPHC for U.S. federal income tax purposes during the applicable five-year period preceding the merger.

Information Reporting and Backup Withholding

Any cash received by a U.S. Holder or a Non-U.S. Holder in the merger may be subject to information reporting, and may be subject to backup withholding unless such holder provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable requirements under the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be allowed as a refund or credit against such holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

The foregoing discussion of certain material U.S. federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any stockholder of Common Stock. You should consult your own tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for shares of Common Stock pursuant to the merger.

Litigation Relating to the Merger

On September 11, 2017, a shareholder derivative lawsuit captioned Sehlmeyer v. Scholtes was filed against two of Omega’s officers and six of its directors in the District Court of Clark County, Nevada for alleged breach of fiduciary duties. However, on October 11, 2017, the plaintiff amended his complaint, deleting the derivative claims and instead asserting putative class action claims against Omega, one of Omega’s officers, and seven of Omega’s directors arising out of the announcement that Omega had entered into a merger agreement under which it will be acquired by Cooke. This suit purports to assert claims against one of Omega’s officers and seven of its directors for alleged breach of fiduciary duties. The complaint seeks relief for the officer’s and directors’ alleged failure to act in the shareholders’ best interests by failing to maximize shareholder value. The complaint seeks an injunction preventing the defendants from consummating the merger, rescission of the merger, attorneys’ fees and other costs, and other equitable relief.

Omega believes the allegations in the complaint are without merit, and it intends to defend vigorously against all of the allegations. However, at this time it is not possible to predict the outcome of this matter or its effects on Omega or the merger. An adverse judgment for monetary damages could have an adverse effect on the operations and liquidity of Omega. A preliminary injunction could delay or jeopardize the completion of the merger, and an adverse judgment granting permanent injunctive relief could indefinitely enjoin completion of the merger.

THE MERGER AGREEMENT

The following summary of the material terms of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference in this proxy statement and attached to this proxy statement as Annex B. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about Omega, Cooke or Merger Sub. Such information can be found elsewhere in this proxy statement and in other public filings made by Omega with the SEC, which are available without charge at www.sec.gov or as more fully described in the section entitled “Where You Can Find More Information.” Our stockholders are urged to read the full text of the merger agreement in its entirety.

General

Explanatory Note

The following summary of the merger agreement, and the copy of the merger agreement attached as Annex B to this document, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Omega or modify or supplement any factual disclosures about Omega in its public reports filed with the SEC. The merger agreement contains representations and warranties by and covenants of Omega, Cooke and Merger Sub that were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties to the merger agreement, including being qualified by confidential disclosures and being made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties to the merger agreement that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Omega’s public disclosures. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in Omega’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section entitled “Where You Can Find More Information.” Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex B and is incorporated in this proxy statement by reference.

Additional information about Omega may be found elsewhere in this document and Omega’s other public filings. See the section entitled “Where You Can Find More Information.”

Structure of the Merger

At the effective time of the merger, Merger Sub will merge with and into Omega and Omega will continue its corporate existence under the Laws of the State of Nevada as the surviving corporation in the merger.

Articles of Incorporation and Bylaws

The articles of incorporation of Omega, as in effect as of immediately prior to the effective time of the merger, will be amended and restated immediately following the effective time of the merger so as to read in its entirety as set forth in Exhibit A to the merger agreement, and as so amended and restated will be the articles of incorporation of the surviving corporation following the merger until thereafter amended in accordance with the provisions thereof and of applicable law. The bylaws of Omega, as in effect as of immediately prior to the effective time of the merger, will be amended and restated immediately following the effective time of the merger so as to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the effective time of the merger and as so amended and restated will be the bylaws of the surviving corporation until thereafter amended in accordance with the provisions thereof, the articles of incorporation of the surviving corporation and of applicable law.

Directors and Officers

The directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving corporation as of the effective time of the merger. The officers of Merger Sub immediately prior to the effective time of the merger will be the officers of the surviving corporation as of the effective time of the merger.

When the Merger Becomes Effective

The consummation of the merger will take place on a date to be specified by the parties to the merger agreement, which will be no later than the third business day after satisfaction (or waiver in accordance with the merger agreement) of the last to occur of the conditions to closing set forth in the merger agreement (other than any such conditions which by their nature can only be satisfied at closing, which will be required to be so satisfied or (to the extent permitted by applicable law) waived at such time); provided, however, that if the Marketing Period has not ended at least two business days prior to the date on which the closing would otherwise occur, the closing will instead occur on the earliest of:

●	a date specified by Cooke during the Marketing Period that is a business day on no fewer than two business days’ notice of such date from Cooke to Omega;

●	the second business day immediately following the last day of the Marketing Period; and

●

the second business day prior to the Outside Date (in each case subject to the satisfaction or waiver of each of the conditions to the completion of the merger (other than any such conditions which by their nature can only be satisfied at closing, which will be required to be so satisfied (or waived) at that time).

The Marketing Period is a fifteen (15) consecutive business day period (subject to certain blackout dates) that will commence upon the receipt of certain specified required information by the Lead Arranger, subject to certain conditions.

As soon as practicable after the closing of the merger, articles of merger prepared and executed in accordance with the relevant provisions of the NRS (the “Articles of Merger”) will be filed with the Office of the Secretary of State of the State of Nevada. The merger will become effective upon the filing of the Articles of Merger with the Office of the Secretary of State of the State of Nevada, or at such later time as will be agreed upon by Cooke and Omega and specified in the Articles of Merger.

Effect of the Merger on the Common Stock

At the effective time of the merger each share of Common Stock issued and outstanding immediately prior to the effective time of the merger (excluding any shares of Common Stock to be cancelled without payment of any merger consideration therefor pursuant to the following paragraph), including the Omega Restricted Stock, will be cancelled and converted into the right to receive the merger consideration.

Each share of Common Stock held in the treasury of Omega and each share of Common Stock owned by Merger Sub, Cooke or any direct or indirect wholly owned subsidiary of Cooke or Omega immediately prior to the effective time of the merger will be canceled and cease to exist as of the effective time of the merger without any consideration being exchanged therefor and no payment or distribution will be made with respect thereto.

Each share of capital stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will remain outstanding and will be converted into and will represent one share of common stock, par value $0.01 per share, of the surviving corporation, so that, after the effective time of the merger, Cooke will be the holder indirectly of all of the issued and outstanding shares of the surviving corporation’s common stock.

Treatment of Equity Awards

Each of Cooke and Omega agrees that it will take such actions as are reasonably necessary to cause at the effective time of the merger each Omega Option then outstanding, whether or not exercisable, under the Omega Stock Plans, to become fully exercisable (if not then fully exercisable), and such Omega Options will thereafter represent only the right to receive, upon delivery of an option surrender agreement, for each share of Common Stock subject to such Omega Option, an amount in cash equal to the option consideration. The actions described in the preceding sentence will occur at the effective time of the merger without any action on the part of Merger Sub, Cooke or any of their respective stockholders.

Immediately prior to the effective time of the merger, the restrictions applicable to each share of Omega Restricted Stock will immediately lapse, and, at the effective time of the merger, each share of such Omega Restricted Stock will be converted into the right to receive the merger consideration. Cooke will cause the surviving corporation to pay through the surviving corporation’s payroll the merger consideration for the Omega Restricted Stock in accordance with the merger agreement, and Omega will cooperate with Cooke prior to the effective time of the merger to arrange for such payment at such time through payroll.

Payment of the Merger Consideration

Prior to the effective time of the merger, Merger Sub will enter into an agreement with Omega’s transfer agent (or another entity reasonably acceptable to Omega) to act as agent for the holders of Common Stock (but not holders of the Omega Restricted Stock or Omega Options) in connection with the merger (the “Paying Agent”) and to receive any merger consideration to which such holders will become entitled. On the closing date of the merger and prior to the filing of the Articles of Merger, Cooke will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Common Stock (but not Omega Restricted Stock or Omega Options), for payment through the Paying Agent, cash in an amount sufficient to permit payment of the aggregate merger consideration payable under the merger agreement (the “Payment Fund”). The Paying Agent will, pursuant to irrevocable instructions, deliver the merger consideration payable with respect to Common Stock (but not Omega Restricted Stock or Omega Options) out of the Payment Fund. The Payment Fund will be invested by the Paying Agent as directed by Merger Sub, subject to certain limitations. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts owed to holders of shares of Common Stock, Cooke will take all steps necessary to enable or cause the surviving corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under the merger agreement, and Cooke and the surviving corporation will in any event be liable for payment thereof.

As soon as practicable after the effective time of the merger, and in any event within three business days following the effective time of the merger, Cooke will cause the Paying Agent to deliver a letter of transmittal (“Letter of Transmittal”) to each record holder, as of the effective time of the merger, of  (a) an outstanding certificate or certificates which immediately prior to the effective time of the merger represented shares of Common Stock (the “Certificates”) or  (b) shares of Common Stock represented by book-entry (“Book-Entry Shares”). The Letter of Transmittal will specify that delivery will be effected only upon proper delivery of the Certificates to the Paying Agent or the surviving corporation, as applicable, or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the Letter of Transmittal, and will set forth instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment of the merger consideration. Additionally, as soon as practicable after the effective time of the merger, and in any event within three business days following the effective time of the merger, the surviving corporation will deliver to each holder of an Omega Option as of the effective time of the merger an option surrender agreement, and instructions for use in effecting the surrender of such Omega Option in exchange for the option consideration.

Upon surrender to the Paying Agent or the surviving corporation, as applicable, of a Certificate or Book-Entry Shares, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares will be entitled to receive in exchange therefor, and Cooke will cause the Paying Agent or the Surviving Corporation, as applicable, to pay such holder, the merger consideration for each share of Common Stock and Omega Restricted Stock formerly represented by such Certificate or Book-Entry Shares and such Certificate or Book-Entry Shares will then be canceled. No interest will be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the merger consideration payable in respect of the Certificates or Book-Entry Shares.

Upon delivery of the option surrender agreement, duly executed, the holder of the Omega Option will be entitled to receive promptly and, in any event, within five business days after the later of the effective time of the merger or the delivery of the option surrender agreement in exchange therefor, and Cooke will cause the surviving corporation to pay to such holder through the surviving corporation’s payroll (or to the extent the holder is not then an employee, by check drawn on an Omega account), the amount of cash which such holder has the right to receive pursuant to the merger agreement, and the Omega Option so surrendered will then be canceled.

Representations and Warranties; Material Adverse Effect

The merger agreement contains representations and warranties of Omega, subject to certain exceptions in the merger agreement, in the confidential disclosure schedule delivered in connection with the merger agreement and in certain of Omega’s public filings, as to, among other things:

●	corporate existence and power;

●	corporate authorization;

●	governmental authorization;

●	non-contravention;

●	capitalization;

●	subsidiaries;

●	Omega’s SEC filings and the Sarbanes-Oxley Act of 2002;

●	financial statements;

●	absence of certain changes or events;

●	the absence of undisclosed material liabilities;

●	compliance with applicable laws and court orders;

●	litigation;

●	real property and personal property matters;

●	intellectual property;

●	taxes;

●	employee benefit plans;

●	labor and employment matters;

●	insurance policies;

●	environmental matters;

●	material contracts;

●	customers;

●	compliance with applicable anti-corruption laws;

●	information supplied;

●	finder’s fees;

●	receipt of a fairness opinion from J.P. Morgan;

●	state takeover laws; and

●	the absence of other representations and warranties.

The merger agreement also contains representations and warranties of Cooke and Merger Sub, subject to certain exceptions in the merger agreement, as to, among other things:

●	corporate organization, standing and power;

●	corporate authority;

●	the absence of violations;

●	consents and approvals;

●	information supplied;

●	ownership of shares of Common Stock;

●	the absence of interested stockholders;

●	litigation;

●	the debt financing;

●	business Conduct of Merger Sub; and

●	acknowledgements of Cooke and Merger Sub.

Some of the representations and warranties in the merger agreement are qualified by materiality or knowledge qualifications or a “material adverse effect” qualification with respect to Omega (an “Omega Material Adverse Effect”) or Cooke (a “Cooke Material Adverse Effect”), as discussed below.

For purposes of the merger agreement, an “Omega Material Adverse Effect” means any occurrences, conditions, changes, events, developments or effects that are materially adverse to the business, assets, condition (financial or otherwise) or results of operations of Omega and its subsidiaries taken as a whole; provided, however that none of the following, and no change, event or effect resulting or arising from any of the following, will constitute or be taken into account in determining whether an Omega Material Adverse Effect has occurred (except that any underlying causes of changes referenced in the sixth or ninth bullet points below will not be excluded, and any change, event, and effect referred to in the first, second, third or fourth bullet points below will not be excluded to the extent of the disproportionate impact, if any it has on Omega and its subsidiaries compared to other participants in the industries or geographic regions in which Omega and its subsidiaries conduct their business):

●	changes in the financial market, or credit market, or in general economic, regulatory or political conditions;

●

acts of terrorism, the initiation or escalation of any military action or operation, the declaration by the U.S. or any foreign country of a national emergency or war or the occurrence of any weather event or natural disaster except in the event, and only to the extent, of any damage or destruction to or loss of Omega’s physical properties;

●	changes in or events or conditions relating to the general economy of any nation or region in which Omega operates or generally affecting the industries in which Omega operates;

●

any change of applicable law after the date of the merger agreement (including any changes or adjustments in regional or sub-regional quotas or sub-quotas) or changes to GAAP or interpretations thereof after the date of the merger agreement;

●

the announcement, pendency or consummation of the transactions contemplated by the merger agreement or any actions required to be taken in accordance with the merger agreement (which for the sake of clarity will not include actions permitted by Omega’s conduct of business covenant in the merger agreement unless they are otherwise required by Cooke or Merger Sub) or the consummation of the transactions contemplated by the merger agreement (including (i) the filing, defense, or settlement of any proceeding relating to the transactions contemplated by the merger agreement, including those made or brought by any Omega stockholders on their own behalf or on behalf of Omega or (ii) any loss or change in relationship with any employee, customer, supplier, vendor or business partner of Omega or any other disruption to the business of Omega, in each case, resulting from or related to the announcement, pendency or consummation of the transactions contemplated by the merger agreement);

●

any failure of Omega to meet any published estimates, projections or other expectations of Omega’s revenues, earnings, cash flows or other operating results for any period, or any failure of Omega to meet its internal budgets, plans, forecasts or estimates of its revenues, earnings, cash flows, fish catch or yields, or other operating results for any period;

●	fluctuations in currency exchange rates;

●

the failure to take action as a result of any restrictions or prohibitions set forth in Omega’s conduct of business covenant in the merger agreement with respect to which Cooke has refused, following Omega’s written request, to provide a waiver in a timely manner or at all;

●	changes in the price or trading volume of Common Stock; and

●	the claims made as of the date of the merger agreement in certain proceedings detailed in the disclosure schedules to the merger agreement.

For purposes of the merger agreement, a “Cooke Material Adverse Effect” means any occurrences, conditions, changes, events, developments or effects that prevent or materially delay or impair the ability of Cooke and Merger Sub to consummate the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

The merger agreement provides that except (i) as contemplated by the merger agreement, (ii) as required by any applicable law or by the terms of any governmental authorization, (iii) as set forth on the confidential disclosure schedules or (iv) pursuant to, or with the prior written consent of Cooke (which consent will not be unreasonably withheld, conditioned or delayed), from the date of the merger agreement until the earlier of the effective time of the merger agreement and the date of termination of the merger agreement, Omega will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice, and Omega will not, and will not permit any of its subsidiaries to, subject to certain exceptions set forth in the merger agreement:

●	except as required in the merger agreement, amend, or propose to amend, the Omega articles of incorporation or bylaws;

●	split, adjust, combine or reclassify any shares of its capital stock;

●

declare, set aside or pay any dividends on, or make any other distributions in respect of, or enter into any agreement with respect to the voting of, any capital stock of Omega or any of its subsidiaries;

●	redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any securities of Omega or its subsidiaries;

●

issue, deliver, sell, grant, pledge, transfer, subject to any encumbrance (other than encumbrances permitted by the merger agreement) or otherwise encumber or dispose of any securities of Omega or its subsidiaries;

●	amend any term of any Omega security or any security of a subsidiary of Omega;

●

incur any capital expenditures or any obligations or liabilities in respect thereof which are, in the aggregate (i) less than 75% or (ii) greater than 110%, in each case of the aggregate amount set forth in Omega’s capital expenditure budget set forth in the confidential disclosure schedules;

●

adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, in each case with respect to Omega or any of its subsidiaries;

●

acquire, directly or indirectly, any assets, securities, properties, interests or businesses of any other person if the amount of consideration paid or transferred by Omega and its subsidiaries would exceed $1.0 million in any individual case or $5.0 million in the aggregate;

●

sell, lease, license, dispose of or otherwise transfer, or create or incur any encumbrance on, any of Omega’s or its subsidiaries’ assets, securities, properties, interests or businesses if the amount of consideration paid or transferred to Omega and its subsidiaries or the amount of indebtedness incurred which gave rise to the encumbrance would exceed $2.5 million in any individual case or $5.0 million in the aggregate;

●

repay or incur any indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of Omega or any of its subsidiaries, enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person, or enter into any arrangement having the economic effect of any of the foregoing;

●	make any loans or advances or capital contributions to, or investments in, to any other person;

●

enter into any contract that would have been a material contract if entered into prior to the date of the merger agreement or amend, renew, extend, modify or terminate, or waive, release or assign any rights, claims or benefits of Omega or any subsidiary of Omega under, any material contract;

●

enter into any contract that contains any provisions restricting Omega or any subsidiary of Omega from competing or engaging in any material respect in any activity or line of business or with any person or in any area or pursuant to which any material benefit or right is required to be given or lost as a result of so competing or engaging;

●

increase the compensation payable or that could become payable by Omega or any subsidiary of Omega to directors, officers or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice;

●	pay any bonuses to directors, officers or employees, other than the 2017 bonus, subject to certain limitations;

●	promote any officers or employees, except in connection with Omega’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee;

●

establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Omega employee benefit plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be an Omega employee benefit plan if it were in existence as of the date of the merger agreement, or make any contribution to any Omega employee benefit plan, other than contributions required by applicable law, the terms of such Omega employee benefit plans as in effect on the date of the merger agreement, or that are made in the ordinary course of business consistent with past practice;

●	make any material change in any financial accounting principles, methods or practices, in each case except for any such change required by GAAP or applicable law;

●	institute, pay, discharge, compromise, settle or satisfy any claims, liabilities or obligations, in excess of $1.0 million in any individual case or $5.0 million in the aggregate;

●

waive, relinquish, release, grant, transfer or assign any material right, or fail to enforce, or consent to any material matter with respect to which its consent is required under, any material confidentiality, standstill or similar agreement to which Omega or any subsidiary of Omega is a party;

●

make, change or revoke any tax election, settle or compromise any tax claim or liability, file any amended tax return, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

●	enter into any new line of business outside of the existing business segments and reasonable extensions thereof; or

●	agree, resolve or commit to do any of the foregoing.

Notwithstanding anything to the contrary in the merger agreement and without the prior written consent of Cooke, Omega may, and may cause its subsidiaries to, take reasonable actions in compliance with applicable law with respect to operational emergencies, equipment failures or threats to the environment or the health and safety of natural persons.

No Solicitation

Until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, neither Omega nor any of its subsidiaries will, and Omega will cause its subsidiaries’ respective representatives on its behalf not to, directly or indirectly:

●	solicit, initiate or knowingly facilitate or encourage any Acquisition Proposal or inquiries or proposals that could reasonably be expected to lead to, an Acquisition Proposal;

●

enter into or participate in any substantive discussions or negotiations with, any third party regarding any Acquisition Proposal or any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal;

●

furnish any confidential information or access to the properties, books, records or personnel of Omega or its subsidiaries to, any third party that has made, or informs Omega that it is considering making, an Acquisition Proposal; or

●

enter into any letter of intent, memorandum of understanding, merger agreement, asset or stock purchase or other acquisition agreement or other contract or agreement (other than an Acceptable Confidentiality Agreement) relating to an Acquisition Proposal or requiring Omega to abandon or terminate its obligations under the merger agreement.

Notwithstanding the foregoing non-solicitation covenants to the contrary, at any time prior to obtaining the Omega Stockholder Approval, in response to (i) an Acquisition Proposal that the Omega Board determines in good faith constitutes, or could reasonably be expected to lead to, a Superior Proposal, or (ii) an Inquiry, Omega, directly or indirectly through its representatives, may:

●	engage in negotiations or discussions with such third party and its representatives; and

●

furnish to such third party or its representatives information relating to Omega or any subsidiary of Omega and access to the properties, books, records or personnel of Omega and its subsidiaries, in each case, pursuant to an Acceptable Confidentiality Agreement;

Without any determination of the Omega Board as set forth in the preceding two bullets, Omega, directly or indirectly through its representatives, may have discussions with any third party that has made an Acquisition Proposal or Inquiry solely in order to clarify and understand the terms and conditions of such Acquisition Proposal or Inquiry and the ability of such third party to consummate a Superior Proposal. Omega must make available to Cooke any material information relating to Omega or its subsidiaries that is made available to such third party which was not previously made available to Cooke at substantially the same time it is made available to such third party.

Omega will notify Cooke promptly (and, in any event, within twenty-four (24) hours) after receipt by Omega of any Acquisition Proposal or Inquiry, which notice will identify the material terms and conditions of, any such Acquisition Proposal or Inquiry and will include a copy (if in writing) of all written materials and correspondence provided by such person in connection with the Acquisition Proposal or Inquiry or modification or amendment of any such Acquisition Proposal or Inquiry. Omega will thereafter keep Cooke reasonably informed of any material developments regarding any such Acquisition Proposal or Inquiry.

For purposes of this proxy statement:

●

“Acquisition Proposal” means any proposal of (i) a transaction pursuant to which any person (or group of persons), directly or indirectly, acquires or would acquire more than 15% of the outstanding shares of Common Stock or outstanding voting power of Omega, (ii) a merger, share exchange, consolidation, other business combination, recapitalization or similar transaction of involving Omega or any of its subsidiaries, or (iii) any transaction pursuant to which any person (or group of persons) acquires or would acquire control of assets of Omega or any of the subsidiaries of Omega representing more than 15% of the fair market value of all the assets or that generated more than 15% of the net revenues or net income of Omega and its subsidiaries, taken as a whole, immediately prior to such transaction.

●

“Superior Proposal” means any written proposal made by a third party (i) to acquire, directly or indirectly, not less than 50% of the outstanding shares of Common Stock or businesses or assets of Omega or any subsidiary of Omega that generated not less than 50% of Omega’s consolidated net revenue or earnings before interest, taxes, depreciation and amortization for the preceding twelve months, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, and (ii) which is otherwise on terms which the Omega Board determines in good faith (after consultation with its financial advisors), taking into account such matters as it deems appropriate, including all legal, financial, regulatory and other aspects of the proposal, and likelihood that such proposal will be consummated on the terms proposed and the identity of the person making the proposal, that the proposal, (A) if consummated, would result in a transaction that is more favorable, from a financial point of view, to Omega’s stockholders than the transactions contemplated by the merger agreement and (B) is reasonably capable of being completed.

●

“Intervening Event” means a material event, fact, circumstance, development or occurrence that was not known the Omega Board, as of or prior to the date of the merger agreement (or if known, the magnitude or material consequences of which were not reasonably foreseeable by the Omega Board as of or prior to the date of the merger agreement), which event, fact, circumstance, development or occurrence becomes known (or the magnitude or material consequences thereof become known if not reasonably foreseeable by the Omega Board prior to the date of the merger agreement) to or by the Omega Board prior to obtaining the Omega Stockholder Approval; provided, however that an Intervening Event will not include (i) any event, fact, circumstance, development or occurrence resulting from or arising out of the announcement or pendency of, or any actions required to be taken by Omega (or to be refrained from being taken by Omega) pursuant to, the merger agreement, (ii) the receipt, exercise or effect of an Acquisition Proposal or Superior Proposal, (iii) any change in the price or trading volume of the Common Stock, (iv) Omega’s exceeding any estimates, projections or other expectations of Omega’s revenues, earnings, cash flows or other operating results for any period; provided, however, that nothing therein will prevent inclusion of any of the underlying causes of changes otherwise excluded pursuant to the clause immediately preceding this proviso in the determination of whether an Intervening Event has occurred, and (v) fluctuations in currency exchange rates.

Change of Recommendation

Neither the Omega Board nor any committee thereof may make an Adverse Recommendation Change. Notwithstanding the foregoing restriction, the Omega Board or any committee thereof may, in response to a Superior Proposal, make an Adverse Recommendation Change or terminate the merger agreement pursuant to the Superior Proposal termination right if and only if each of the following conditions are satisfied:

●	Omega has provided to Cooke at least five days’ prior notice of its intent to take such action (a “Superior Proposal Notice”);

●

if requested to do so by Cooke, Omega has negotiated, and has caused its representatives to negotiate, in good faith with Cooke during the period starting on the first day following Cooke’s receipt of the Superior Proposal Notice and ending at 11:59 p.m. Houston, Texas time on the fifth day following such receipt (such period, a “Superior Proposal Notice Period”), any changes or modifications to the terms of the merger agreement that Cooke proposes to make; and

●

at the end of such Superior Proposal Notice Period, the Omega Board has determined in good faith, after consultation with its financial advisors and taking into account any changes or modifications to the terms of the merger agreement proposed by Cooke to Omega, that such Acquisition Proposal still constitutes a Superior Proposal.

Notwithstanding anything to contrary in the merger agreement, at any time prior to obtaining the Omega Stockholder Approval, the Omega Board (or a duly authorized committee thereof) may, in response to an Intervening Event, make an Adverse Recommendation Change if the Omega Board has determined in good faith, after consultation with its legal counsel, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and

●

Omega has provided to Cooke at least five days’ prior notice of its intent to take such action, which notice will provide a reasonably detailed description of the Intervening Event (such notice being referred to herein as an “Intervening Event Notice”);

●

if requested to do so by Cooke, Omega has negotiated, and has caused its representatives to negotiate, in good faith with Cooke during the period starting on the first business day following Cooke’s receipt of the Intervening Event Notice and ending at 11:59 p.m. Houston, Texas time on the fifth day following such receipt (such period, an “Intervening Event Notice Period”), any changes or modifications to the terms of the merger agreement that Cooke proposes to make; and

●

at the end of such Intervening Event Notice Period, the Omega Board (or a duly authorized committee thereof) has determined in good faith, after consultation with its legal counsel and taking into account any changes or modifications to the terms of the merger agreement proposed by Cooke to Omega in a written, binding and irrevocable offer, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding anything in the merger agreement to the contrary, any factually accurate public statement by Omega that describes Omega’s receipt of an Acquisition Proposal and the operation of the merger agreement with respect thereto, will not be deemed to be a recommendation of such Acquisition Proposal or the withdrawal, amendment or modification of the recommendation of the Omega Board in favor of the merger agreement and the merger. Nothing contained in the merger agreement prohibits Omega or the Omega Board from (i) taking and disclosing to Omega’s stockholders a position required by Rule 14e-2(a) or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act; (ii) making any disclosure to Omega’s stockholders if the Omega Board determines after consultation with its legal counsel, that the failure to make such disclosure would be reasonably be expected to be inconsistent with applicable law, (iii) informing any person of the existence of the provisions contained in the merger agreement or (iv) making any “stop, look and listen” communication to Omega’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act.

MARAD

The consummation of the transactions contemplated by the merger agreement, will require the approval of MARAD. Omega has agreed to reasonably assist Cooke in the preparation for the sale of certain or all of the MARAD Assets (including by transferring such MARAD Assets and FAA Assets identified by Cooke and related employees to the MARAD Subsidiary) pursuant to the MARAD Sale Agreement. Additionally, each of Omega and Cooke has agreed to comply in all material respects with all of its obligations under the MARAD Sale Agreement, and each of Cooke and Merger Sub has agreed to use its reasonable best efforts to do all things necessary, proper or advisable to obtain the approval of MARAD, including causing its affiliates to enter into the Fish Supply Agreement and the Stockholder Agreement on or prior to the closing date of the merger.

Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, Omega and Cooke will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement as promptly as practicable, including:

●

preparing and filing as promptly as practicable with any governmental authority or other third party all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents;

●

obtaining and maintaining all approvals, consents, registrations, permits, authorizations, licenses, waivers, expiration of the applicable waiting periods and other confirmations required to be obtained from any governmental authority (including from MARAD) or other third parties that are necessary to consummate the transactions contemplated by the merger agreement;

●	defending or contesting any proceeding challenging the merger agreement or the transactions contemplated thereby; and

●	executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

Each of Cooke and Omega will also:

●	as promptly as practicable and, in any event, within 15 business days of the execution of the merger agreement:

●	make all pre-merger notification filings required under the HSR Act;

●

make each other appropriate filing required pursuant to any foreign antitrust law, in each case with respect to the transactions contemplated by the merger agreement (together with the HSR Act, the “Premerger Notification Rules”) and to supply as promptly as practicable any information and any material that may be requested in connection with the preparation and submission of any filing or submission under any Premerger Notification Rules; and

●	make any required filings in connection with MARAD Approval.

●

cooperate fully with each other and will furnish to the other such necessary information and reasonable assistance in connection with its preparation of any filings and submissions under any Premerger Notification Rules.

Unless otherwise agreed, Cooke and Omega will also use their reasonable best efforts to obtain the expiration of any applicable waiting period under any Premerger Notification Rules as promptly as practicable and obtain the consents, authorizations or approval of MARAD as promptly as practicable and in any event prior to the Outside Date. Furthermore, Cooke and Omega will each use its reasonable best efforts to respond to and comply with any request for information from any governmental authority. Cooke and Omega will also each promptly furnish the other with copies of all written communications with any governmental authority in connection with the transactions contemplated by the merger agreement.

Cooke and Omega will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any governmental authority. Each of Cooke and Omega will:

●

furnish to the other party to the merger agreement such necessary information and reasonable assistance as the other party to the merger agreement may request in connection with its preparation of any filing or submission which is necessary under the HSR Act, any foreign antitrust law or MARAD; and

●

give the other reasonable prior notice of all filings or submissions or responses to requests or objections made by any governmental authority to any governmental authority under the Premerger Notification Rules and MARAD and, to the extent reasonably practicable, of any material communication with, and any inquiries or requests for additional information from, any other governmental authority regarding the transactions, and permit the other party to the merger agreement to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party to the merger agreement in connection with, any such filings, submissions, memoranda, white papers, correspondence communications, inquiries or requests.

In connection with obtaining MARAD Approval or compliance with the Premerger Notification Rules, Omega has also agreed not to discuss or commit to any divestiture transaction with any governmental authority or to alter its businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Cooke’s freedom of action with respect to, or Cooke’s ability to retain any of the businesses, product lines or assets of Omega. Further, each of Cooke and Merger Sub (i) will comply in all material respects with all of its obligations under the MARAD Sale Agreement and (ii) will use its reasonable best efforts to do all things necessary, proper or advisable to maintain the eligibility of the MARAD Assets for documentation with fishery endorsements, consistent with the eligibility conditions, including, entering into or causing its affiliates to enter into on or prior to the closing of the merger as applicable:

●	the Fish Supply Agreement; and

●	the Stockholder Agreement.

Cooke agrees that, from and after the date the merger agreement and prior to the effective time of the merger, and except as may be agreed in writing by Omega or as may be expressly permitted pursuant to the merger agreement, Cooke will not, and will not permit any of Cooke’s subsidiaries to agree, in writing or otherwise, to take any action which could reasonably be expected to result in the failure to satisfy any condition to the merger or a Cooke Material Adverse Effect.

The Special Meeting

Omega will duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Omega Stockholder Approval as promptly as practicable following the date the SEC confirms it has no further comments to the preliminary proxy statement. Notwithstanding the immediately preceding sentence, Omega may adjourn or postpone the special meeting to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to Omega’s stockholders within a reasonable amount of time in advance of the special meeting, as otherwise required by law or, if at the time the special meeting is scheduled, there are insufficient shares of Common Stock represented to constitute a quorum necessary to conduct the business of the special meeting.

Employee Matters

Under the merger agreement, Cooke has agreed to provide, or cause to be provided, to all continuing employees, for eleven months after the effective time of the merger, the following: (i) base salary or regular hourly rate of pay (as applicable) at least as favorable as the base salary or regular hourly rate of pay that such continuing employee received immediately prior to the effective time of the merger, and (ii) medical, dental and welfare benefits that in the aggregate are at least as favorable as the medical, dental and welfare benefits, exclusive of equity grants under Omega’s employee benefit plans, provided to such continuing employee immediately prior to the effective time of the merger. Notwithstanding the foregoing, for at least eleven months after the effective time, Cooke will cause the surviving corporation to provide severance benefits to each continuing employee then eligible to participate in the employee severance benefits plan who is terminated during such period at least as favorable to those provided in the employee severance benefits plan, in accordance with the terms and conditions of such plan.

Indemnification and Insurance

The merger agreement provides that after the effective time of the merger, Cooke will cause Omega or the surviving corporation, as the case may be, to the extent permitted by applicable law, to indemnify, defend and hold harmless against any threatened or actual claim or proceeding and related losses, and provide advancement of expenses to, all present and former officers, directors, employees and agents (including fiduciaries with respect to employee benefit plans) of Omega or any of its subsidiaries (each, an “Indemnified Person”), to the same extent and under the same terms such Indemnified Persons are indemnified or have the right to advancement of expenses as of the date of the merger agreement by Omega pursuant to Omega’s organizational documents and the indemnification agreements of Omega in existence on the date of the merger agreement. In addition, from and after the closing of the merger, and for six years after the effective time of the merger, Cooke will cause to be maintained in effect provisions in the articles of incorporation and bylaws of Omega or the surviving corporation, as the case may be, and each of its subsidiaries (or in such documents of any successor to the business of Omega or the surviving corporation, as the case may be, or any of its subsidiaries) regarding elimination of liability, indemnification and advancement of expenses that are no less favorable to the intended beneficiaries than the corresponding provisions in the articles of incorporation and bylaws of Omega and each of its subsidiaries in existence on the date of the merger agreement. From and after the effective time of the merger, any agreement between any Indemnified Person, on the one hand, and Omega or any of its subsidiaries, on the other hand, regarding elimination of liability, indemnification or advancement of expenses will be assumed by the surviving corporation, will survive the merger and will continue in full force and effect in accordance with its terms.

Additionally, prior to the closing of the merger, Omega will obtain and fully pay the premium for a non-cancellable extension of the directors’ and officers’ liability coverage of Omega’s existing directors’ and officers’ insurance policies and Omega’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the effective time of the merger with respect to any claim related to any period or time at or prior to the effective time of the merger (including claims with respect to the adoption of the merger agreement and the consummation of the transactions contemplated thereby); provided that the cost per annum payable for such “tail” insurance policy will not exceed 250% of the Maximum Tail Premium and if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then Omega will obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium. If Omega will for any reason fail to obtain such “tail” insurance policy as of the closing of the merger, the surviving corporation will, and Cooke will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time of the merger the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Omega in place as of the date of the merger agreement with benefits and levels of coverage at least as favorable as that provided under Omega's existing policies as of the date of the merger agreement, or the surviving corporation will, and Cooke will cause the surviving corporation to purchase comparable policies for such six-year period with benefits and levels of coverage at least as favorable as provided under Omega’s existing policies as of the date of the merger agreement; provided that the cost per annum payable for such “tail” insurance policy will not exceed the Maximum Tail Premium and if the cost for such “tail” insurance policies exceeds the Maximum Tail Premium, then the surviving corporation will, and Cooke will cause the surviving corporation to, obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.

Stockholder Litigation

In the event that any claim or legal or administrative proceeding by any governmental authority or other person that questions the validity or legality of the transactions contemplated by the merger agreement or seeks damages related to the merger agreement, the merger, or the other transactions contemplated thereby is brought, or, to the knowledge of Omega or Cooke, as applicable, threatened in writing, prior to the effective time of the merger against Omega or its subsidiaries and/or the members of the Omega Board or Cooke or its subsidiaries, each of Cooke and Omega will promptly notify the other party to the merger agreement of any such litigation and will keep the other party to the merger agreement reasonably informed with respect to the status thereof. Omega and Cooke will give each other the reasonable opportunity to participate, at their own expense, in the defense, settlement and/or prosecution of any pending or threatened litigation related to the transactions contemplated by the merger agreement. None of Omega or its subsidiaries or representatives will compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such stockholder litigation or consent to the same unless Cooke has consented in writing; provided, however, that Cooke’s consent will not be unreasonably withheld, delayed or conditioned.

Compliance with Judgments

As of the effective time of the merger, Cooke and Merger Sub will cause OPI to continue to comply with all the terms, obligations and conditions of the Judgments and Probation Conditions. Additionally, as of the effective time of the merger, Cooke and Merger Sub will cause OPI to notify and obtain permission of its Probation Officer required as part of its obligations to sell, assign or transfer assets (including the affected marine vessels) that are subject to the Judgments and Probation Conditions. Also as of the effective time of the merger, each of Cooke and Merger Sub will use its reasonable best efforts to do all things necessary, proper or advisable to comply with and to facilitate the compliance with the Judgments and Probation Conditions by OPI. In addition, Cooke and Merger Sub will encourage the party which ultimately acquires or owns the MARAD Assets and the FAA Assets to:

●

in connection with obtaining judicial consent to transfer the MARAD Assets and the FAA Assets, enter into any required modification of the Judgments and Probation Conditions setting out, or otherwise confirming to the satisfaction of the applicable court and its Probation Officer, the allocation of the legal obligations established under this compliance with judgments covenant;

●

provide reasonable and unimpeded access to OPI following the closing of the merger such that OPI may perform such monitoring and oversight of the court-ordered environmental and safety compliance plans (“Compliance Plans”) applicable to the MARAD Assets and the FAA Assets as OPI deems reasonably necessary to comply with the Judgments and Probation Conditions;

●	ensure that all operations associated with operating the MARAD Assets and the FAA Assets are conducted in compliance with the Compliance Plans;

●	fully cooperate with, and allow OPI to operate the fish-processing plants in accordance with the Compliance Plans; and

●	provide reasonable and unimpeded access to third party monitors and auditors to conduct evaluations and inspections of implementation and compliance with the Compliance Plans.

Financing

Each of Cooke and Merger Sub will use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the Financing Facilities, and will not permit any amendment or modification to be made to, or any waiver of any provision under, the Financing Facilities if such amendment, modification or waiver:

●	reduces the aggregate amount of the cash proceeds available from the debt financing; or

●

imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the debt financing, or otherwise expands, amends or modifies any other provision of the Financing Facilities in a manner that would reasonably be expected to:

●	materially delay or prevent or make less likely the funding of the debt financing on the closing date of the merger; or

●	materially and adversely impact the ability of Cooke or Merger Sub to enforce its rights against other parties to the Financing Facilities.

Each of Cooke and Merger Sub will use its reasonable best efforts to:

●	maintain in full force and effect the Financing Facilities;

●	negotiate and enter into definitive agreements with respect to the Financing Facilities on the terms and conditions contained in the Financing Facilities;

●	satisfy on a timely basis all conditions applicable to Cooke and Merger Sub to funding in the Financing Facilities that are within their control;

●	in the event that all conditions in the Financing Facilities and the merger agreement have been satisfied, to consummate the debt financing at or prior to the closing; and

●	comply with its obligations under the Financing Facilities.

In the event that all of the mutual conditions and all of Cooke and Merger Sub’s conditions to closing the merger have been satisfied or waived, Cooke and Merger Sub will cause the financing sources to fund, on the closing date of the merger, the debt financing, to the extent the proceeds from the Financing Facility are required to consummate the merger and the other transactions contemplated by the merger agreement, and will enforce their rights under the DNB Credit Facility or Debt Commitment Letter, as applicable. Cooke and Merger Sub will not take any action that would reasonably be expected to result in a failure of any of the conditions contained in the DNB Credit Facility or the Debt Commitment Letter or in any definitive agreement related to the debt financing. Cooke and Merger Sub must also take certain steps to keep Omega reasonably informed of the status of the debt financing.

If any portion of the debt financing becomes unavailable as set forth in the merger agreement or otherwise, and such portion is necessary to fund an amount sufficient to consummate the merger upon the terms contemplated by the merger agreement and pay all related fees and expenses of Cooke, Merger Sub and their respective representatives, Cooke and Merger Sub will use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing from the same or alternative sources on terms and conditions that are no less favorable to Cooke and Merger Sub, taken as a whole, than those set forth in the Financing Facilities, in an amount sufficient, when added to the portion of the debt financing being replaced that is still available, to consummate the transactions contemplated by the merger agreement as promptly as practicable following the occurrence of such event. Notwithstanding anything in the merger agreement to the contrary, in no event will the reasonable best efforts of Cooke or Merger Sub be deemed or construed to require Cooke or Merger Sub to, and neither Cooke nor Merger Sub will be required to:

●	pay any fees in excess of those contemplated by the Financing Facilities; or

●	agree to any term that is outside of, or less favorable than, any applicable economic provision of the Financing Facilities or any related fee letter.

Financing Assistance from Omega

Omega will use its reasonable best efforts to, will cause each of its subsidiaries to use their reasonable best efforts to, and will use its reasonable best efforts to cause its representatives to use their reasonable best efforts to, provide all cooperation that is customary in connection with the arrangement of the debt financing as may be reasonably requested by Cooke, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Omega. Such cooperation includes, among other things:

●	participating in a reasonable number of meetings, due diligence sessions, drafting sessions and lender and “road show” presentations;

●

furnishing Cooke (which Cooke may provide to its financings sources) with certain such financial statements, pro forma financial information, financial data, audit reports, and other information of the type and form that would be required by Regulation S-X and Regulation S-K under the Securities Act if the debt financing were a registered public offering by Omega alone of its securities on Form S-1 (or any successor forms thereto) under the Securities Act;

●	facilitating the pledging of collateral and perfection of security interests and assisting Cooke in connection with obtaining surveys and title issuance as reasonably requested in writing by Cooke;

●

executing and delivering any customary pledge and security documents, guarantee agreements and any other any customary collateral documents, other definitive financing documents or other requested certificates or documents;

●

assisting with the preparation of materials for rating agency presentations, bank information memoranda, offering memoranda, “road show” presentations and similar documents required in connection with the debt financing, including using reasonable best efforts to assist Cooke in the preparation of pro forma financial statements for inclusion in such materials;

●

furnishing Cooke (which Cooke may provide to its financings sources) with information related to Omega and its subsidiaries required by regulatory authorities including under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, if requested at least ten business days prior to the effective time of the merger;

●

facilitating the delivery to Cooke of a customary “comfort letter” required by the terms of the debt financing by Omega’s registered public accounting firm, including by delivering customary management representation letters to such accounting firm; and

●

using reasonable best efforts to cooperate with Cooke to satisfy the conditions precedent to the debt financing to the extent within the control of Omega and causing the taking of corporate actions by Omega and its subsidiaries reasonably necessary to permit the completion of the debt financing.

Omega will and will cause each of its subsidiaries to, supplement the information provided by or on behalf of any of them to Cooke or any financing source on a reasonably current basis to the extent that any such information, to the knowledge of Omega, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading, when taken as a whole.

Cooke will promptly upon request by Omega, reimburse Omega for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred and documented by Omega in connection with the cooperation of Omega contemplated by the merger agreement and will indemnify and hold harmless Omega, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the financing and any information used in connection therewith, except with respect to any information provided in writing by Omega or any of its subsidiaries specifically for use in connection therewith.

However, nothing in the merger agreement requires any such cooperation to the extent that it would:

●	require Omega or its subsidiaries to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the closing of the merger;

●	unreasonably interfere with the ongoing business or operations of Omega or its subsidiaries;

●

require Omega or its subsidiaries to enter into or approve any agreement or other documentation effective prior to the closing of the merger or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the closing of the merger;

●	require Omega, any of its subsidiaries or any of their respective boards of directors (or equivalent bodies) to approve or authorize the debt financing prior to the closing of the merger;

●	cause any mutual conditions or any of Cooke and Merger Sub’s conditions to the closing of the merger to not be satisfied or otherwise cause any breach of the merger agreement; or

●

reasonably be expected to conflict with or violate Omega or its subsidiaries’ respective organizational documents or any applicable law in any material respect, or result in the contravention of, or result in a violation or breach of, or default under, any contract.

Further, nothing in the merger agreement will require Omega to cause the delivery of legal opinions or reliance letters or any solvency certificate.

Notwithstanding anything contrary in the merger agreement, Omega will not be deemed to be in breach of the financing cooperation covenant so long as such breach is not willful.

Directors

Unless otherwise agreed to by Cooke, Omega will use reasonable best efforts to obtain and deliver to Cooke at the closing the written resignations of each of the directors of Omega from the Omega Board and each of the directors who are not officers of Omega from the board of directors (or similar governing body) of each subsidiary of Omega.

Other Covenants and Agreements

The merger agreement also contains additional covenants, including, among others, covenants relating to access to information, takeover statutes, the Foreign Investment in Real Property Tax Act, exemptions under Rule 16b-3 of the Exchange Act, this proxy statement, public announcements, further assurances, notice of certain events, advice of changes and control of Omega’s operations.

Conditions to Completion of the Merger

Mutual Conditions

Each party’s obligation to complete the transactions contemplated by the merger agreement is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the following conditions:

●	the Omega Stockholder Approval;

●	the approvals condition;

●	the no injunctions or restraints condition; and

●	the representations and warranties condition.

Additional Conditions for Cooke and Merger Sub

The obligations of Cooke and Merger Sub to complete the transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

●	the MARAD performance condition;

●	the Omega performance condition;

●	the Omega MAE condition; and

●

Omega has provided to Cooke (i) a certification in the form set out in the schedules to the merger agreement, dated as of the closing date of the merger, signed by an officer of Omega to the effect that the shares of Omega are not “United States real property interests” within the meaning of Section 897 of the Code and (ii) an executed notice to the IRS as contemplated by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c).

Additional Conditions for Omega

The obligation of Omega to complete the transactions contemplated by the merger agreement is subject to the satisfaction or waiver of the following additional conditions:

●	the Cooke performance condition; and

●	the payment fund condition.

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger (subject to certain limitations):

●	by mutual written consent of Cooke and Omega;

●	by either Cooke or Omega, pursuant to:

●

the Outside Date termination right, subject to specified limitations, including the right of Cooke to extend the Outside Date by up to 60 days in order to obtain MARAD Approval if all other conditions to the closing of the Merger have been met (or waived, if permitted by law), (a) the commitments to provide financing have been extended to the proposed extended Outside Date, (b) Cooke and Merger Sub are in material compliance with the covenants described under “Reasonable Best Efforts,” above, and (c) the Omega Board determines that there exists an objectively reasonable probability that MARAD Approval will be obtained and the merger will be consummated within such period;

●	the injunction termination right; or

●	the adverse stockholder vote termination right;

●	by Cooke, pursuant to:

●	the change of recommendation termination right; or

●	the Omega breach termination right;

●	by Omega, pursuant to:

●	the Superior Proposal termination right;

●	the Cooke breach termination right; or

●	the failure to close termination right.

Termination Fees and Expenses

Omega Termination Fee

Omega is required to pay Cooke a termination fee of $20 million if the merger agreement is terminated:

●	by Cooke pursuant to its change of recommendation termination right or by Omega pursuant to its Superior Proposal termination right; or

●

the merger agreement is terminated by Cooke or Omega pursuant to the adverse stockholder vote termination right or by Cooke for an Omega terminable breach of the non-solicitation covenants contained in the merger agreement; and

●

after the date of the merger agreement and prior to the special meeting or such termination, as applicable, an Acquisition Proposal was been publicly announced or otherwise communicated to the Omega stockholders and not withdrawn (i) in the case of termination pursuant to the adverse stockholder vote termination right, prior to the special meeting or (ii) in the case of termination for an Omega terminable breach of the non-solicitation covenants contained in the merger agreement, prior to the date of termination (provided that for purposes of such clause, all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”); and

●	within 12 months following the date of such termination, Omega enters into a definitive agreement with respect to such Acquisition Proposal.

Cooke Regulatory Termination Fee

Cooke is required to pay Omega a regulatory termination fee of $20 million if the merger agreement is terminated by either Cooke or Omega pursuant to:

●

the Outside Date termination right and, at the time of such termination, any of the conditions set forth in the approvals condition or the no injunctions or restraints condition (if, and only if, the applicable event giving rise to the failure of such condition to be satisfied arises in connection with clearance under HSR, any foreign antitrust laws or MARAD Approval), have not been satisfied; or

●

the injunction termination right (if, and only if, the applicable restraint or order giving rise to such termination arises in connection with HSR, any foreign antitrust laws, MARAD Approval or the Judgments and Probation Conditions).

Additionally, at the time of such termination pursuant to the Outside Date termination right or the injunction termination right, the conditions set forth in the no injunctions or restraints condition (other than those related to HSR, any foreign antitrust laws or MARAD Approval), the representations and warranties condition (with respect to Omega), the MARAD performance condition, the Omega performance condition and the Omega MAE condition (other than those conditions that by their nature can be satisfied only at the closing, but subject to such conditions being capable of being satisfied if the closing date of the merger were the date of such termination) must have been satisfied or waived in accordance with the merger agreement.

Expenses

Except as otherwise provided in the merger agreement with respect to financing cooperation, indemnification, insurance and termination fees, all costs and expenses incurred in connection with the merger agreement will be paid by the party to the merger agreement incurring such cost or expense; provided that Omega and Cooke have shared equally all filing fees payable under the HSR Act.

Other Remedies

In the event of termination of the merger agreement by either Cooke or Omega as provided in the merger agreement as summarized above, the merger agreement will become void and have no effect, and none of Cooke, Merger Sub, Omega or any other person related to Omega or to Cooke will have any liability of any nature whatsoever under the merger agreement, or in connection with the transactions contemplated by the merger agreement, except (i) with respect to certain obligations set forth in the merger agreement as well as the Confidentiality Agreement dated as of April 21, 2017 between Omega and Cooke, which will survive any termination of the merger agreement and (ii) subject in every case to the limitations on liability and restrictions on rights of recovery set forth in the merger agreement, neither Omega nor Cooke will be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of the merger agreement or fraud.

The parties to the merger agreement will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof in courts with jurisdiction over such matter pursuant to the merger agreement without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the terms of the merger agreement at law or in equity. Each of the parties to the merger agreement agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity.

Amendment, Extension and Waiver

The merger agreement may be amended or supplemented in any and all respects by written agreement signed by each of the parties to the merger agreement thereto; provided, however, that (a) after adoption of the merger agreement by the holders of Common Stock, no amendments will be made which by applicable law require further approval by such holders without obtaining such further approval and (b) the merger agreement may not be amended or supplemented in any respect after the effective time of the merger.

At any time prior to the effective time of the merger, the parties to the merger agreement, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement; (b) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to the merger agreement hereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party to the merger agreement.

Governing Law

The merger agreement will be governed by, and construed in accordance with, the laws of the State of Nevada without regard to the conflicts of law rules of such state that would direct a matter to another jurisdiction.

NON-BINDING PROPOSAL ON COMPENSATION RELATED TO THE MERGER

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to approve, on a non-binding, advisory basis, the compensation that will or may be paid or become payable to our named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger.”

We are asking our stockholders to indicate their approval of the various “change of control” payments and other compensation which our named executive officers will or may be eligible to receive in connection with the merger. These payments are set forth in the table under the section of this proxy statement entitled “The Merger—Interests of Omega’s Executive Officers and Directors in the Merger—Information for Advisory Vote on Merger-Related Compensation for Our Named Executive Officers” and the accompanying footnotes. The various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Omega’s overall compensation program for our named executive officers, which has been disclosed to our stockholders as part of the “Compensation Discussion and Analysis” and related sections of our annual proxy statements.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the stockholders of Omega approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Omega’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement entitled ‘The Merger—Interests of Omega’s Executive Officers and Directors in the Merger’.”

Approval of this proposal is not a condition to completion of the merger. Stockholders should note that this non-binding proposal regarding merger-related compensation is merely an advisory vote that will not be binding on Omega or Cooke, their boards of directors or our compensation committee. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, if the merger is consummated our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms or conditions applicable to such compensation, even if this proposal is not approved.

Approval of this proposal requires an affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote, assuming a quorum is present. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as present for the purpose of determining whether a quorum is present at the special meeting, but will have the same effect as a vote against the approval of the non-binding proposal. The failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on this proposal.

The Omega Board unanimously recommends that Omega’s stockholders vote “FOR” the advisory, non-binding compensation proposal.

ADJOURNMENT PROPOSAL

If Omega fails to receive a sufficient number of votes to approve the merger proposal, Omega may propose to adjourn the special meeting, even if a quorum is present, for the purpose of soliciting additional proxies to approve the merger proposal. Omega currently does not intend to propose adjournment of the special meeting if there are sufficient votes to approve the merger proposal.

Approval of this proposal requires an affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote, assuming a quorum is present. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as present for the purpose of determining whether a quorum is present at the special meeting, but will have the same effect as a vote against the approval of the adjournment proposal. The failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on this proposal.

The Omega Board unanimously recommends that Omega’s stockholders vote “FOR” the adjournment proposal.

MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is currently listed on the NYSE under the symbol “OME.” This table shows, for the periods indicated the range of high and low sale prices for the Common Stock as quoted on the NYSE:

	Price per Share
	Low	High
Fiscal Year Ended December 31, 2014
First Quarter	$9.70	$13.89
Second Quarter	$11.03	$14.80
Third Quarter	$11.58	$15.92
Fourth Quarter	$9.00	$15.25
Fiscal Year ended December 31, 2015
First Quarter	$10.25	$14.09
Second Quarter	$11.11	$14.50
Third Quarter	$13.07	$19.10
Fourth Quarter	$16.41	$25.22
Fiscal Year ended December 31, 2016
First Quarter	$14.58	$25.49
Second Quarter	$15.90	$21.01
Third Quarter	$18.00	$25.65
Fourth Quarter	$21.25	$26.30
Fiscal Year ended December 31, 2017
First Quarter	$18.35	$26.99
Second Quarter	$16.70	$21.65
Third Quarter	$14.50	$18.30
Fourth Quarter (through October 27, 2017)	$16.45	$22.48

On October 4, 2017, the last trading day prior to the approval of the merger by the Omega Board, the Common Stock closed at $16.55. On October 27, 2017, the last practicable trading day prior to the date of this proxy statement, the Common Stock closed at $21.90. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares of Common Stock.

Omega pays quarterly dividends of $0.05 per share of Common Stock. Under the terms of the merger agreement, Omega is prohibited from paying dividends other than its quarterly cash dividend, the record date of which may not be prior to December 20, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers

The following table sets forth information as of October 26, 2017 (except where otherwise noted therein) concerning beneficial ownership of Common Stock by each director of Omega, Omega’s named executive officers and all of our directors and executive officers as a group. Except as otherwise indicated, a person has sole voting and investment power with respect to the Common Stock beneficially owned by that person.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock(2)
Bret D. Scholtes	445,179	1.96%
Dr. Mark E. Griffin	77,277	0.34%
John D. Held	68,472	0.30%
Joseph R. Vidal	130,741	0.58%
Andrew C. Johannesen	59,920	0.26%
Mark A. Livingston	6,224	0.03%
Montgomery C. Deihl	23,103	0.10%
David A. Owen	46,531	0.21%
David H. Clarke	6,545	0.03%
David W. Wehlmann	42,101	0.19%
Gary R. Goodwin	37,703	0.17%
Michael N. Christodolou	6,545	0.03%
Dr. Celeste A. Clark	3,374	0.01%
Stephen C. Bryan	13,738	0.06%
All directors and executive officers as a group (14 persons total)	967,453	4.26%

(1)

Includes 300,000, 24,200, 20,000 and 20,000 shares of Common Stock subject to stock options exercisable on October 26, 2017 or within 60 days thereafter held by, respectively, Bret D. Scholtes, David W. Wehlmann, David A. Owen, and Gary R. Goodwin.

(2)

For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any security which such person has the right to acquire within 60 days after October 26, 2017 is deemed to be outstanding for that person, but is not deemed to be outstanding in computing the percentage ownership of any other person.

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning beneficial ownership of Common Stock by those persons known by us to be the beneficial owners of more than five percent (5%) of any class of our equity securities as of October 26, 2017. Except as otherwise indicated, a person has sole voting and investment power with respect to the securities shown.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock
Dimensional Fund Advisors, LP(1) Building One 6300 Bee Cave Road Austin, Texas 78746	1,883,983	8.4%

Blackrock, Inc.(2) 55 East 52nd Street New York, New York 10022	1,518,195	6.8%

BLR Partners LP(3)	1,295,000	5.8%
1177 West Loop South, Suite 1625
Houston, Texas 77027

LSV Asset Management(4) 155 N. Wacker Drive, Suite 4600 Chicago, Illinois 60606	1,253,896	5.6%

(1)

Based solely on the Form 13F-HR filed with the SEC by Dimensional Fund Advisors, LP (“DFA”) on August 11, 2017. According to the filing, DFA has sole voting power over 1,809,621 shares of Common Stock and no voting power over 74,362 shares of Common Stock. The address of DFA is 6300 Bee Cave Road, Austin, Texas 78746.

(2)

Based solely on the Form 13F-HR filed with the SEC by BlackRock Inc. (“BlackRock”) with respect to BlackRock Financial Management, Inc. (“BlackRock Financial”), BlackRock Asset Management Canada Limited (“BlackRock Canada”), BlackRock Investment Management, LLC (“BlackRock Investment”), BlackRock Advisors, LLC (“BlackRock Advisors”), BlackRock Fund Advisors (“BlackRock Fund”), BlackRock Institutional Trust Company (“BlackRock Trust”), BlackRock Japan Co. Ltd (“BlackRock Japan”), BlackRock (Netherlands) B.V. (“BlackRock Netherlands”) and BlackRock Asset Management Ireland Limited (“BlackRock Ireland”) on August 10, 2017. According to the filing, BlackRock Financial has sole voting power over 1,018 shares of Common Stock and no voting power over 4,094 shares of Common Stock. BlackRock Canada has sole voting power over 51,974 shares of Common Stock. BlackRock Investment has sole voting power over 89,774 shares of Common Stock. BlackRock Advisors has sole voting power over 14,526 shares of Common Stock. BlackRock Fund has sole voting power over 723,746 shares of Common Stock. BlackRock Trust has sole voting power over 585,936 shares of Common Stock and no voting power over 40,236 shares of Common Stock. BlackRock Japan has sole voting power over 701 shares of Common Stock. BlackRock Netherlands has sole voting power over 3,248 shares of Common Stock. BlackRock Ireland has sole voting power over 2,942 shares of Common Stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10022.

(3)

Based on a Schedule 13D dated August 28, 2017 filed with the SEC by BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., The Radoff Family Foundation, Bradley L. Radoff, and Joshua E. Schechter. Mr. Radoff has sole voting power over 1,295,000 of the shares shown, shared voting power over 0 of the shares shown, sole dispositive power over 1,295,000 of the shares shown and shared dispositive power over 0 of the shares shown. Mr. Radoff directly owns 1,275,000 of the shares shown. Mr. Radoff, as the sole shareholder and sole director of each of BLRGP Inc. and Fondren Management, LP and a director of The Radoff Family Foundation, may be deemed the beneficial owner of the (i) 1,275,000 shares owned by BLR Partners LP and (ii) 20,000 shares owned by The Radoff Family Foundation. The address of Mr. Radoff is 1177 West Loop South, Suite 1625, Houston, Texas 77027.

(4)

Based solely on the Form 13F-HR filed with the SEC by LSV Asset Management (“LSV”) on August 9, 2017. According to the filing, LSV has sole voting power over 657,153 shares of Common Stock and no voting power over 596,743 share of Common Stock. The address of LSV is 155 N. Wacker Drive, Suite 4600, Chicago, Illinois 60606.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Exchange Act, stockholder proposals must be received by Omega no later than January 5, 2018 to be considered for inclusion in Omega’s proxy statement relating to the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) or, if Omega changes the date of the 2018 Annual Meeting by more than 30 days from the date of the 2017 Annual Meeting (June 29, 2017), then stockholder proposals must be received by Omega a reasonable time before it begins to print and mail its proxy materials for the 2018 Annual Meeting.

In addition, pursuant to Omega’s bylaws, stockholders may submit proposals to be presented at Omega’s 2018 Annual Meeting (whether or not to be included in Omega’s proxy statement) upon timely notice. A timely notice must be made in writing, contain the information required by Omega’s bylaws and be received by Omega’s Secretary not earlier than the close of business on the 210th calendar day, nor later than the close of business on the 120th calendar day, immediately before the first anniversary of the date of the 2017 Annual Meeting of Stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws (and not pursuant to the SEC’s Rule 14a-8) must have been received no earlier than December 1, 2017, and must have been received no later than March 1, 2018. However, in the event that the date of the 2018 Annual Meeting is advanced more than 30 calendar days before, or delayed more than 30 calendar days after, such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th calendar day before such annual meeting or the 10th calendar day following the day on which public announcement of a meeting date is first made by Omega.

Stockholder proposals must be mailed to Omega Protein Corporation, to the attention of the Corporate Secretary, 2105 City West Boulevard, Suite 500, Houston, Texas 77042.

If the merger is completed prior to the 2018 Annual Meeting, no such meeting will be held.

OTHER MATTERS

As of the date of this proxy statement, the Omega Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted in the discretion of the named proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

Cooke has supplied all information contained in this proxy statement relating to Cooke and Merger Sub set forth in “Summary—The Parties to the Merger”; “Summary—The Merger—Financing of the Merger”; “The Parties to the Merger”; and “The Merger—Financing of the Merger.” We have supplied all such information relating to us and the merger.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                   , 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the payment of cash in the merger creates any implication to the contrary.

The SEC allows us to incorporate by reference into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this proxy statement.

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 1, 2017;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed on May 8, 2017 and August 2, 2017, respectively; and

●

Current Reports on Form 8-K filed January 23, 2017, February 22, 2017, March 3, 2017, March 22, 2017, April 19, 2017, May 1, 2017, May 17, 2017 (Item 8.01 filing), June 30, 2017, August 1, 2017, and October 6, 2017.

You can obtain any of these documents from the SEC through the SEC’s website at the address described above, or Omega will provide you with copies of these documents (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates), without charge, upon written or oral request to:

Omega Protein Corporation
2105 City West Blvd., Suite 500
Houston, Texas 77042
Attention: Corporate Secretary

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of this proxy statement to you if you contact us at the following address: Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042, Attention: Corporate Secretary, telephone: 713-623-0060. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

If you have any questions about this proxy statement, the special meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement, please contact our proxy solicitor at:

470 West Avenue
Stamford, Connecticut 06902
Shareholders Call Toll Free: 1-800-662-5200
Banks and Brokers Call Collect: 1-203-658-9400
E-mail: OMEinfo@morrowsodali.com

This proxy statement contains references to the availability of certain information from our website, www.omegaprotein.com. By making such references, we do not incorporate into this document the information included on our website.

ANNEX A

Certain Defined Terms

For purposes of this proxy statement, the following terms have the meanings set forth below, unless the context otherwise indicates:

“affiliate” means (unless otherwise specified), with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person.

“business day” means any day that is not a Saturday, a Sunday or other day on which banking organizations in New York, New York or Houston, Texas are required or authorized by law to be closed.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of Omega.

“Cooke” means Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada.

“Debt Commitment Letter” means the debt commitment letter, dated as of October 5, 2017 by and among Cooke, Cooke Holdco Inc., VesselCo Holdings, Bank of Montreal and BMO Capital Markets Corp. providing debt financing upon the terms and subject to the conditions therein (the “debt financing”).

“DNB” means DNB Capital LLC.

“DNB Credit Facility” means that certain Loan Agreement by and between Cooke, as borrower, the guarantors identified on the signature pages thereof as guarantors, and DNB, as lender, dated as of October 5, 2017, for a loan in the principal amount of up to $200 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FAA” means the Federal Aviation Administration.

“FAA Assets” means certain or all of the aircraft owned by Omega and its subsidiaries that are subject to the jurisdiction of the FAA.

“FCC” means the Federal Communications Commission.

“Financing Facility” means the debt financing incurred or intended to be incurred pursuant to the DNB Credit Facility and the Debt Commitment Letter.

“Fish Supply Agreement” the Fish Supply Agreement, by and among the MARAD Subsidiary and OPI, in substantially the form attached to the MARAD Sale Agreement.

“GAAP” means United States generally accepted accounting principles.

“HSR” or “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“J.P. Morgan” means J.P. Morgan Securities LLC, financial advisor to Omega.

“Judgments and Probation Conditions” means certain judicial conditions, approvals and obligations imposed upon OPI pursuant to a January 27, 2017 Judgment in United States of America v. Omega Protein, Inc. and a June 14, 2013 Judgment in United States of America v. Omega Protein, Inc.

“KDW” means the law firm of Kelley Drye & Warren LLP, legal counsel to Cooke.

“MARAD” means the United States Maritime Administration.

“MARAD Approval” means a letter ruling from the Citizenship Approval Officer of MARAD that, after giving effect to the transactions contemplated by the MARAD Sale Agreement, the MARAD Subsidiary will continue to qualify as a U.S. citizen that is eligible to document its vessels with a fishery endorsement, which approval may be conditional and subject to submittal of and final review of all executed documents by MARAD following the closing of the merger.

“MARAD Assets” means certain or all of the vessels owned by Omega and its subsidiaries that are subject to the jurisdiction of MARAD.

“MARAD Sale Agreement” means that certain Purchase and Sale Agreement by and between Omega and VesselCo Holdings dated the date of the merger agreement and related to the sale of the MARAD Subsidiary.

“MARAD Subsidiary” means the newly-formed wholly owned subsidiary of Omega to which the MARAD Assets and the FAA Assets will be transferred prior to the consummation of the transactions contemplated by the MARAD Sale Agreement.

“Marketing Period” means a period of fifteen consecutive business days following the date of the merger agreement commencing upon receipt by the Lead Arranger of the certain required information, provided that (a) none of November 22, 2017, November 23, 2017 and November 24, 2017 will constitute a business day (provided that, for the avoidance of doubt, such exclusion will not restart such period) and (b) if the Marketing Period has not been completed on or prior to December 20, 2017, the Marketing Period will commence no earlier than January 3, 2018.

“merger” means, as contemplated by the merger agreement, the proposed merger of Merger Sub with and into Omega, with Omega surviving the merger as a wholly owned subsidiary of Cooke, and each share of Common Stock outstanding at the effective time of the merger being converted into the right to receive the merger consideration, without interest.

“merger agreement” means the Agreement and Plan of Merger, dated as of October 5, 2017, by and among Cooke, Merger Sub, and Omega, as such agreement may be amended from time to time, pursuant to which the parties have agreed to consummate the merger and other transactions contemplated by the merger agreement.

“merger consideration” means the consideration of $22.00 in cash, less any required withholding taxes, offered for each share of Common Stock under the merger agreement.

“Merger Sub” means Alpha MergerSub, Inc., a Nevada corporation and a wholly owned subsidiary of Cooke.

“Omega” or “we,” “us” or “our” means Omega Protein Corporation, a Nevada corporation.

“Omega Option” means each outstanding option to purchase shares of Common Stock.

“Omega Restricted Stock” means each share of restricted Common Stock issued pursuant to Omega’s 2006 Incentive Plan or its 2015 Long-Term Incentive Plan.

“Omega Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of Common Stock in favor of the proposal to approve the merger agreement at the special meeting of stockholders.

“option consideration” means an amount in cash equal to the excess, if any, of the merger consideration payable in respect of a share of Common Stock over the applicable per share exercise price of such Omega Option under the merger agreement, less applicable withholding taxes.

“NRS” means the Nevada Revised Statutes, as amended.

“NYSE” means the New York Stock Exchange.

“SEC” means the U.S. Securities and Exchange Commission.

“special meeting” means the special meeting of Omega stockholders to be held on                    , 2017, at 9 a.m., Central Time at Hotel Granduca Houston, 1080 Uptown Park Boulevard, Houston, Texas 77056, as may be postponed or adjourned from time to time.

“Stockholder Agreement” means the Stockholder Agreement, by and among Seth Dunlop, VesselCo Holdings and an affiliate of Cooke, in substantially the form attached to the MARAD Sale Agreement.

“U.S.” or “United States” means the United States of America.

“VesselCo Holdings” means Alpha VesselCo Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Cooke.

“V&E” means the law firm of Vinson & Elkins L.L.P., counsel to Omega.

Annex B

AGREEMENT AND PLAN OF MERGER

by and among

COOKE INC.,

ALPHA MERGERSUB, INC.

and

OMEGA PROTEIN CORPORATION

Dated as of October 5, 2017

B-1

i

Exhibit A – Form of Amended and Restated Certificate of Incorporation of Surviving Corporation

Exhibit B – Form of Option Surrender Agreement

Exhibit C – Form of Letter of Transmittal

ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 5, 2017 (this “Agreement”), is entered into by and among Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada (“Parent”), Alpha MergerSub, Inc., a Nevada corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and Omega Protein Corporation, a Nevada corporation (the “Company”).

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Merger Sub shall be merged with and into the Company with the Company surviving that merger (the “Merger”), in accordance with the Nevada Revised Statute (the “NRS”), pursuant to which each issued and outstanding share of Company Common Stock shall be converted into the right to receive an amount equal to the Merger Consideration;

WHEREAS, the board of directors of the Company (the “Company Board”) has, on the terms and subject to the conditions set forth herein, adopted, approved and declared advisable this Agreement, the Merger and the other Transactions, and resolved to recommend that the Company’s stockholders approve this Agreement and the Merger;

WHEREAS, the respective boards of directors of Parent and Merger Sub have, on the terms and subject to the conditions set forth herein, unanimously approved this Agreement and the Transactions, including the Merger;

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties to this Agreement agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01     Definitions.

(a)     As used herein, the following terms have the following meanings:

“Acquisition Proposal” means any proposal of (i) a transaction pursuant to which any Person (or group of Persons) (other than Parent or its Affiliates), directly or indirectly, acquires or would acquire more than 15% of the outstanding shares of the Company or outstanding voting power, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation, other business combination, recapitalization or similar transaction of involving the Company or any of the Company Subsidiaries (other than the Merger), or (iii) any transaction pursuant to which any person (or group of Persons) (other than Parent or its affiliates) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Company Subsidiaries and securities of the entity surviving any merger or business combination including any of the Company Subsidiaries) of the Company or any of the Company Subsidiaries representing more than 15% of the fair market value of all the assets or that generated more than 15% of the net revenues or net income of the Company and the Company Subsidiaries, taken as a whole, immediately prior to such transaction; provided, however, the sale or disposition of all or any of Bioriginal Food & Science Corp., a Saskatchewan (Canada) corporation and subsidiary of the Company, Cyvex Nutrition, Inc., a California corporation and subsidiary of the Company, or Wisconsin Specialty Protein, LLC., a Wisconsin limited liability company and subsidiary of the Company shall not constitute, or form a part of, an Acquisition Proposal.

“Affiliate” has the same meaning as set forth in Rule 12b-2 promulgated under the Exchange Act.

“Applicable Law” means, with respect to any Person, any foreign, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority (including, without limitation, the United States Patent and Trademark Office) that is legally binding upon and applicable to such Person.

“Business Day” means a day, other than Saturday, Sunday or other day on which the SEC or commercial banks in New York, New York or in the State of Nevada are authorized or required by Applicable Law to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2017.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2017 and the notes thereto set forth in the Company 10-Q.

“Company Balance Sheet Date” means June 30, 2017.

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof provided by the Company to Parent and Merger Sub.

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“Company Material Adverse Effect” shall mean any occurrences, conditions, changes, events, developments or effects that are materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole, except that none of the following, and no change, event or effect resulting or arising from any of the following, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) changes in the financial market, or credit market, or in general economic, regulatory or political conditions; (B) acts of terrorism, the initiation or escalation of any military action or operation, the declaration by the United States or any foreign country of a national emergency or war; (C) changes in or events or conditions relating to the general economy of any nation or region in which the Company operates or generally affecting the industries in which the Company operates; (D) any change of Applicable Law after the date hereof (including any changes or adjustments in regional or sub-regional quotas or sub-quotas) or changes to GAAP or interpretations thereof after the date hereof; (E) the announcement, pendency or consummation of the Transactions or any actions required to be taken in accordance with this Agreement (which for the sake of clarity shall not include actions permitted by Section 4.01 unless they are otherwise required by Parent or Merger Sub) or the consummation of the Transactions (including (i) the filing, defense, or settlement of any Proceeding relating to the Transactions, including those made or brought by any Company Stockholders on their own behalf or on behalf of the Company or (ii) any loss or change in relationship with any employee, customer, supplier, vendor or business partner of the Company or any other disruption to the business of the Company, in each case, resulting from or related to the announcement, pendency or consummation of the Transactions); (F) any failure of the Company to meet any published estimates, projections or other expectations of the Company’s revenues, earnings, cash flows or other operating results for any period, or any failure of the Company to meet its internal budgets, plans, forecasts or estimates of its revenues, earnings, cash flows, fish catch or yields, or other operating results for any period; (G) fluctuations in currency exchange rates; (H) the failure to take action as a result of any restrictions or prohibitions set forth in Section 4.01 with respect to which Parent has refused, following the Company’s written request, to provide a waiver in a timely manner or at all; (I) changes in the price or trading volume of the Company Common Stock; (J) the claims made as of the date hereof in the proceedings described in rows 21 through 25 of Schedule 3.01(l) and (K) the occurrence of any weather event or natural disaster except in the event, and only to the extent, of any damage or destruction to or loss of the Company’s physical properties and of any resulting loss in earnings or income as a result of such damage or destruction; provided, however, that nothing herein shall prevent a determination that any underlying causes of changes referenced in clauses (F) or (I) resulted in a Company Material Adverse Effect; provided, further, any change, event, and effect referred to in clauses (A), (B), (C) or (D) shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such change, event or effect has a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, compared to other participants in the industries or geographic regions in which Company and the Company Subsidiaries conduct their business.

“Company SEC Documents” means all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished to the SEC by the Company (together with any exhibits and schedules thereto and other information incorporated therein) since March 1, 2016.

“Confidentiality Agreement” means the Confidentiality Agreement dated as of April 21, 2017, between Parent and the Company.

“Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment or other instrument, obligation, arrangement or understanding of any kind.

“DNB Credit Facility” means that certain Loan Agreement by and between Cooke Inc. as borrower, the guarantors identified on the signature pages thereof as guarantors, and DNB Capital LLC, as lender, dated as of October 5, 2017, for a loan in the principal amount of up to $200,000,000.

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“Encumbrance” means any mortgage, deed of trust, lien, pledge, charge, security interest, encumbrance, right of first refusal, defects in title or other burden or adverse claim of any kind.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, together with the Company or any of its Subsidiaries, would at any relevant time be treated as a single employer under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FAA Assets” means those assets described on Schedule 1.01.

“Financing Facility” or “Financing Facilities” means the debt financing incurred or intended to be incurred pursuant to the DNB Credit Facility and the Debt Commitment Letters, including the offering or private placement of debt securities or borrowing of loans contemplated by the Commitment Letters and any related engagement letter providing for borrowings sufficient to provide the aggregate Merger Consideration and Option Consideration required under this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any federal, state, local, municipal, provincial, foreign government, court, regulatory or administrative agency, commission, authority, department, tribunal, judicial body, or other governmental instrumentality.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, (a) any liability of that Person (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, reimbursements and all other amounts payable in connection therewith): (i) for borrowed money, (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities, (iii) for the deferred purchase price of property or services, except trade accounts payable and other accrued current liabilities arising in the ordinary course of business, (iv) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with GAAP and (v) arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (b) any guarantee by that Person of any indebtedness of others described in the preceding clause (a); (c) the maximum liabilities of such Person under any “Off Balance Sheet Arrangement” (as such term is defined in Item 303(a)(4)(ii) of Regulation S-K, promulgated under the Securities Act; and (d) all liabilities to reimburse any bank or other Person for amounts paid under a letter of credit, surety bond, or bankers’ acceptance.

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“Intellectual Property” means any or all of the following and all rights in: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, reexaminations, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), rights in trade secrets, know how, business methods, technical data and customer lists, tangible or intangible proprietary information; (iii) rights in all software, computer programs, operating systems, applications, mobile applications, firmware and modules (in both source code and object code form) (collectively, “Software”), and all data and databases and all documentation associated therewith, (iv) all rights in works of authorship, copyrights, mask works and database compilation, copyrights registrations and applications therefor throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, slogans, trade dress, corporate names and other indicia of source, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world and all goodwill associated therewith; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world (to the extent such rights may be transferred or waived under Applicable Law); and (viii) all rights in Web addresses, sites and domain names and numbers and any registrations therefor; and (ix) any rights therein to any of the foregoing not otherwise set forth in this definition.

“IRS” means the United States Internal Revenue Service.

“knowledge” of any Person that is not an individual means the actual knowledge of such Person’s executive officers after due inquiry of their direct reports; provided, however, that “knowledge” of the Company means the actual knowledge of the individuals listed in Schedule 1.01(a) of the Company Disclosure Schedule after due inquiry of their direct reports.

“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Company Subsidiary holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

“MARAD” means the United States Maritime Administration.

“MARAD Approval” means a letter ruling from the Citizenship Approval Officer of MARAD, issued pursuant to a request attaching each of (a) the organizational documents for each of the MARAD Subsidiary and VesselCo Holdings, (b) the Fish Supply Agreement, by and among the MARAD Subsidiary and OPI, in substantially the form attached to the MARAD Sale Agreement and (c) the Stockholder Agreement, by and among Seth Dunlop, VesselCo Holdings and an affiliate of Parent, in substantially the form attached to the MARAD Sale Agreement, in each case in accordance with 46 C.F.R. Subpart 356.15(d), which letter ruling contains a determination by MARAD that, after giving effect to the transactions contemplated by the MARAD Sale Agreement, the MARAD Subsidiary will continue to qualify as a U.S. Citizen that is eligible to document its vessels with a fishery endorsement, which approval may be conditional and subject to submittal of and final review of all executed documents by MARAD following the Closing.

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“Marketing Period” means a period of fifteen (15) consecutive Business Days following the date of this Agreement commencing upon receipt by the Lead Arranger (as defined in the Debt Commitment Letter) of the Required Information, provided that (a) none of November 22, 2017, November 23, 2017 and November 24, 2017 shall constitute a Business Day (provided that, for the avoidance of doubt, such exclusion shall not restart such period) and (b) if the Marketing Period has not been completed on or prior to December 20, 2017, the Marketing Period shall commence no earlier than January 3, 2018.

“NYSE” means the New York Stock Exchange.

“Open Source Software” means (a) any Software that requires as a condition of use, modification or distribution of such Software that such Software or other Software incorporated into, linked with, derived from, based upon or distributed with such Software: (i) be disclosed, licensed or distributed by the licensee to the licensor or any other third party recipients in source code form, (ii) be licensed by the licensee to the licensor or any other third party recipients for the purpose of making derivative works, and/or (iii) be redistributable by licensee to the licensor or any other third party recipients at no charge, and (b) without limiting the foregoing, Software licensed or distributed under any of the following licenses or distribution models: GNU General Public License (“GPL”), Lesser/Library General Public License, Eclipse Public License, Common Public License, Mozilla Public License, Apache Software License, BSD License, and Affero GPL.

“OSS Modifications” means any modifications or derivatives of Open Source Software made by or on behalf of the Company or its Subsidiaries.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

“Registered IP” means all United States, international and foreign: (a) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof; (b) registered trademarks, registered service marks, applications to register trademarks, applications to register service marks and intent-to-use applications for trademarks or service marks; (c) registered copyrights and applications for copyright registration; and (d) domain name registrations and Internet number assignments.

“Representative(s)” means the respective party’s directors, officers, employees, investment bankers, attorneys, accountants, advisors and representatives.

“Required Information” means such financial statements, pro forma financial information, financial data, audit reports, and other information of the type and form required by Regulation S-X and Regulation S-K under the Securities Act if the Debt Financing were a registered public offering by the Company alone of its securities on Form S-1 (or any successor forms thereto) under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental taxes under Code Section 59A, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or similar governmental charge or assessment of any kind whatsoever, whether disputed or not, including any interest, penalties, or additions to tax thereto.

“Tax Return” means any Tax return, statement, report, election, declaration, disclosure, schedule or form (including any estimated Tax or information return or report) filed or required to be filed with any Taxing Authority.

“Taxing Authority” means any governmental authority (domestic or foreign) responsible for the imposition or collection of any Tax.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates.

“Treasury Regulations” means the Tax regulations issued by the IRS.

“Willful Breach” means a material breach that is a consequence of an action undertaken or failure to take an action by the breaching party with the actual or constructive (that which a reasonable person should know) knowledge that the taking of such action or such failure to act would constitute or be reasonably likely to result in a breach of this Agreement.

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(b)     Each of the following terms is defined in the Section set forth opposite such term:

Term	Section

Acceptable Confidentiality Agreement	4.03(g)(i)
Adverse Recommendation Change	4.03(d)
Agreement	Preamble
Alternative Financing	5.04(b)
Articles of Merger	2.01
Book-Entry Shares	2.10(b)(i)
Certificates	2.10(b)(i)
Closing	2.02
Closing Date	2.02
Company	Preamble
Company Articles	3.01(b)(iii)
Company Board	Preamble
Company Bylaws	3.01(b)(iii)
Company Common Stock	2.06(b)(i)
Company Controlled PII	3.01(n)(vi)
Company Employee Benefit Plan	3.01(p)(i)
Company Group	9.14
Company IP	3.01(n)(i)
Company Organizational Documents	3.01(b)(iii)
Company Owned IP	3.01(n)(ii)
Company Pension Plan	3.01(p)(ii)
Company Preferred Stock	3.01(e)(i)
Company Proxy Statement	3.01(w)(i)
Company Registered IP	3.01(n)(iii)
Company Securities	3.01(e)(i)
Company Stockholders	3.01(w)(i)
Company Stockholder Approval	3.01(b)(i)
Company Stockholder Meeting	4.02
Company Stock Option	2.08
Company Stock Plans	2.08
Company Subsidiary or Company Subsidiaries	3.01(a)
Company Subsidiary Securities	3.01(f)
Company Termination Fee	9.04(b)(iv)
Company Terminable Breach	8.01(c)(ii)
Compliance Plan	6.01(a)
Continuing Employee	5.03(a)
Debt Commitment Letter	3.02(f)
Debt Financing	3.02(f)(i)(B)
Debt Letters	3.02(f)(i)(C)
Designated Percentage	5.03(d)
Effective Time	2.01
Employee Plan	3.01(p)(i)
Environmental Laws	3.01(s)(i)
Financing Source	3.02(f)(i)
Foreign Antitrust Law	3.01(c)
GPL	1.01
Hazardous Materials	3.01(s)
Indemnified Person	5.02(a)
Internal Control	3.01(g)(v)
Inquiry	4.03(b)
Insurance Policies	3.01(r)
Intervening Event	4.03(g)(ii)
Intervening Event Notice	4.03(e)
Intervening Event Notice Period	4.03(e)
Judgments and Probation Conditions	6.08(a)
Leased Real Estate	3.01(m)(v)(A)

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Letter of Transmittal	2.10(b)(i)
Losses	5.02(a)
Major Customer	3.01(u)
MARAD Assets	4.05
MARAD Sale Agreement	4.05
MARAD Subsidiary	4.05
Material Contract	3.01(t)(i)
Maximum Tail Premium	5.02(c)
Merger	Preamble
Merger Consideration	2.06(b)(i)
Merger Sub	Preamble
Multiemployer Plan	3.01(p)(iii)
NRS	Preamble
OPI	6.08(a)
Option Consideration	2.08
Option Surrender Agreement	2.08
Outside Date	8.01(b)(i)
Owned Real Estate	3.01(m)(v)(B)
Parent	Preamble
Parent Disclosure Schedules	3.02
Parent Material Adverse Effect	3.02(a)
Parent Subsidiary or Parent Subsidiaries	3.02(b)(ii)
Parent Terminable Breach	8.01(d)(ii)
Paying Agent	2.10(a)
Payment Fund	2.10(a)
PBGC	3.01(p)(ix)
Permitted Encumbrances	3.01(m)(v)(C)
Premerger Notification	6.01(b)
Premerger Notification Rules	6.01(b)
PII	3.01(n)(vi)
Proceeding	3.01(l)
Real Estate	3.01(m)(v)(D)
Regulatory Termination Fee	9.04(b)(iv)
Regulatory Transfer Costs	4.05
Release	3.01(s)
Restricted Company Common Stock	2.09
Software	1.01
Superior Proposal	4.03(g)(iii)
Superior Proposal Notice	4.03(d)(i)
Superior Proposal Notice Period	4.03(d)(ii)
Surviving Corporation	2.03
Takeover Statute	3.01(z)
Three Year SEC Documents	3.01(g)(i)
Transactions	2.07
VesselCo Holdings	4.05

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Section 1.02     Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes, Exhibits and Schedules are to Articles, Sections, Annexes, Exhibits and Schedules of this Agreement unless otherwise specified. All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any terms used in any Annex, Exhibit or Schedule or in any certificate or other document made or delivered pursuant hereto but not otherwise defined therein shall have the meaning as defined in this Agreement. The definition of terms herein shall apply equally to the singular and the plural. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall.” Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such shall not mean simply “if.” The word “or” shall not be exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Unless otherwise specified, references to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any Applicable Law (and, in the case of statutes, includes any rules and regulations promulgated under such statute) and references to any section of any law include any successor to such section, unless otherwise specifically indicated. When calculating the period of time before which, within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. The phrases “provided,” “delivered” or “made available,” when used herein, mean that the information or materials referred to have been physically or electronically delivered to the applicable parties (including information or materials that have been posted to an on-line “virtual data room” established by or on behalf of one of the parties or documents or other information available in the Electronic Data Gathering, Analysis and Retrieval Database of the SEC) in each case, on or prior to two (2) Business Days prior to the date hereof. Unless the context otherwise requires, all references to days means calendar days. Unless otherwise specifically indicated, any reference herein to “dollar(s)” or “$” means U.S. dollars.

ARTICLE 2
THE MERGER

Section 2.01     The Merger; Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with provisions of the NRS. As soon as practicable after the Closing Date, articles of merger prepared and executed in accordance with the relevant provisions of the NRS (the “Articles of Merger”) shall be filed with the Office of the Secretary of State of the State of Nevada. The Merger shall become effective upon the filing of the Articles of Merger with the Office of the Secretary of State of the State of Nevada, or at such later time as shall be agreed upon by Parent and the Company and specified in the Articles of Merger (the date and the time at which the Merger becomes effective is referred to herein as the “Effective Time”).

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Section 2.02     Closing. The consummation of the Merger (the “Closing”) shall take place at 10:00 a.m., Chicago, Illinois time, on a date to be specified by the parties, which shall be no later than the third (3rd) Business Day after satisfaction (or waiver in accordance with this Agreement) of the last to occur of the conditions set forth in Article 7 (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time), at the offices of Kelley Drye & Warren in Chicago, Illinois, unless another time, date or place is agreed to in writing by the parties (such date on which the Closing occurs, the “Closing Date”); provided, however, that if the Marketing Period has not ended at least two (2) Business Days prior to the date on which the Closing would otherwise occur, the Closing shall instead occur on the earliest of (a) a date specified by Parent during the Marketing Period that is a Business Day on no fewer than two (2) Business Days’ notice of such date from Parent to the Company, (b) the date that is the second Business Day immediately following the last day of the Marketing Period and (c) the date that is the second Business Day prior to the Outside Date, in each case subject to the satisfaction or waiver of each of the conditions set forth in Article 7 hereof (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time). In lieu of a physical closing, the parties agree that all requisite closing documents may be exchanged electronically at the Closing, and that documents so exchanged shall be binding for all purposes.

Section 2.03     Effect of the Merger. At the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease and the Company shall continue its existence under the laws of the State of Nevada as the surviving corporation (in such capacity, the Company is sometimes referred to herein as the “Surviving Corporation”). The effect of the Merger shall be as provided in this Agreement and the applicable provisions of the NRS.

Section 2.04     Articles of Incorporation and Bylaws. Immediately following the Effective Time, the Company Articles (as amended prior to the Effective Time) shall be amended to read in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with Applicable Law. The Company Bylaws shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

Section 2.05    Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

Section 2.06     Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any party or the holder of any of their securities:

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(a)     Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be converted into and shall represent one share of common stock, par value $0.01 per share, of the Surviving Corporation, so that, after the Effective Time, Parent shall be the holder directly or indirectly of all of the issued and outstanding shares of the Surviving Corporation’s common stock.

(b)       Capital Stock of the Company.

(i)     Subject to the other provisions of this Article 2, each share of common stock of the Company, par value $0.01 per share, including the Restricted Company Common Stock, as defined in Section 2.09 (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock to be canceled without payment of any consideration therefor pursuant to Section 2.06(b)(ii)) shall be converted into the right to receive $22.00 in cash, without interest (the “Merger Consideration”). All such shares of Company Common Stock, when so converted, shall cease to be outstanding and shall be canceled and cease to exist. Each holder of a Certificate or evidence of Book-Entry Shares representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon the surrender of such Certificates in accordance with Section 2.10.

(ii)     Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be canceled and cease to exist as of the Effective Time without any consideration being exchanged therefor and no payment or distribution shall be made with respect thereto.

(c)      Impact of Stock Splits, etc. In the event of any change in the Company Common Stock between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or similar transaction, the Merger Consideration to be paid for each share of Company Common Stock as provided in this Agreement and the consideration as described in Section 2.08 to be paid for each Company Stock Option shall be equitably adjusted for such change.

Section 2.07     Appraisal Rights. Pursuant to NRS 92A.390, no Company Stockholder shall have, or be entitled to assert, dissenter’s rights or any other rights of appraisal as a result of or in connection with this Agreement and the transactions, including the Merger, contemplated by this Agreement (the “Transactions”).

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Section 2.08     Treatment of Company Stock Options. Each of Parent and the Company agrees that it will take such actions as are reasonably necessary to cause at the Effective Time each option for the purchase of Company Common Stock (“Company Stock Option”) then outstanding, whether or not exercisable, under the Company’s 2006 Incentive Plan or the Company’s 2015 Long-Term Incentive Plan (together, the “Company Stock Plans”), to become fully exercisable (if not then fully exercisable), and such Company Stock Options shall thereafter represent only the right to receive, upon delivery of an option surrender agreement in the form attached hereto as Exhibit B (the “Option Surrender Agreement”), for each share of Company Common Stock subject to such Company Stock Option, an amount in cash equal to the difference between the Merger Consideration payable in respect of a share of Company Common Stock and the per share exercise price of such Company Stock Option to the extent such difference is a positive number (such amount in cash as described above being hereinafter referred to as the “Option Consideration”), less applicable Tax withholding. Parent and Merger Sub acknowledge and agree that the actions described in the preceding sentence shall occur at the Effective Time without any action on the part of Merger Sub, Parent or any of their respective stockholders. Not later than the Effective Time, Parent shall provide, or cause to be provided, to the Company or the Surviving Corporation, as applicable, all funds necessary to fulfill the obligations under this Section 2.08.

Section 2.09     Treatment of Restricted Company Common Stock. Immediately prior to the Effective Time, the restrictions applicable to each share of restricted Company Common Stock (“Restricted Company Common Stock”) issued pursuant to the Company Stock Plan shall immediately lapse, and, at the Effective Time, each share of such Restricted Company Common Stock shall be converted into the right to receive, the Merger Consideration in accordance with the terms hereof, subject to applicable Tax withholding. Parent shall cause the Surviving Corporation to pay through the Surviving Corporation’s payroll the Merger Consideration for the Restricted Company Common Stock in accordance with Section 2.10(b)(ii), and the Company shall cooperate with Parent prior to the Effective Time to arrange for such payment at such time through payroll. Not later than the Effective Time, Parent shall provide, or cause to be provided, to the Company or the Surviving Corporation, as applicable, all funds necessary to fulfill the obligation under this Section 2.09 with respect to shares of Restricted Company Common Stock.

Section 2.10     Payment for Securities.

(a)     Paying Agent; Payment Fund. Prior to the Effective Time, Merger Sub shall enter into an agreement with the Company’s transfer agent (or another entity reasonably acceptable to the Company) to act as agent for the holders of Company Common Stock (but not holders of the Restricted Company Common Stock or the Company Stock Options) in connection with the Merger (the “Paying Agent”) and to receive the Merger Consideration to which such holders shall become entitled pursuant to this Article 2. On the Closing Date and prior to the filing of the Articles of Merger, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Company Common Stock (but not Restricted Company Common Stock or Company Stock Options), for payment in accordance with this Article 2 through the Paying Agent, cash in an amount sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Section 2.06 (the “Payment Fund”). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration payable with respect to Company Common Stock (but not with respect to the Restricted Company Common Stock or the Company Stock Options) pursuant to Section 2.06 out of the Payment Fund. The Payment Fund shall be invested by the Paying Agent as directed by Merger Sub; provided, however, that such investments shall be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock under Section 2.06, Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares for the Merger Consideration and the surrender of Company Stock Options for the Option Consideration. Any interest or other income resulting from investment of the Payment Fund shall become part of the Payment Fund.

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(b)         Payment Procedures.

(i)     As soon as practicable after the Effective Time, and in any event within three (3) Business Days following the Effective Time, (A) Parent shall cause the Paying Agent to deliver to each record holder, as of the Effective Time, of  an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the “Certificates”) or  shares of Company Common Stock represented by book-entry (“Book-Entry Shares”), a letter of transmittal (“Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent or the Surviving Corporation, as applicable, or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the Letter of Transmittal, (which shall be substantially in the form of Exhibit C) and instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such shares, for payment of the Merger Consideration set forth in Section 2.06(b)(i) and (B) the Surviving Corporation shall deliver to each holder of a Company Stock Option as of the Effective Time, (x) an Option Surrender Agreement, and (y) instructions for use in effecting the surrender of such Company Stock Option in exchange for the Option Consideration.

(ii)     Upon surrender to the Paying Agent or the Surviving Corporation, as applicable, of a Certificate or Book-Entry Shares, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent or the Surviving Corporation, as applicable, to pay such holder, the Merger Consideration for each share of Company Common Stock and Restricted Company Common Stock formerly represented by such Certificate or Book-Entry Shares and such Certificate or Book-Entry Shares shall then be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the Certificates or Book-Entry Shares. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Until surrendered as contemplated by this Section 2.10(b)(ii), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by this Article 2.

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(iii)     Upon delivery of the Option Surrender Agreement, duly executed, the holder of the Company Stock Option shall be entitled to receive promptly and, in any event, within five (5) Business Days after the later of the Effective Time or the delivery of the Option Surrender Agreement in exchange therefor, and Parent shall cause the Surviving Corporation to pay to such holder through the Surviving Corporation’s payroll (or to the extent the holder is not then an employee, by check drawn on a Company account), the amount of cash which such holder has the right to receive pursuant to the provisions of Section 2.08, and the Company Stock Option so surrendered shall then be canceled. Until surrendered in accordance with the provisions of this Section 2.10(b)(iii), each Company Stock Option shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Option Consideration as contemplated by this Article 2.

(c)         Termination of Rights.

(i)     All Merger Consideration paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock and in the case of Restricted Company Common Stock, in addition, in full release of all rights and claims under the holder’s respective restricted stock agreement. After the close of business on the date of the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares (other than Certificates evidencing shares described in clause (ii) of Section 2.06(b) are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration payable in respect of the shares of Company Common Stock or Restricted Company Common Stock previously represented by such Certificates as provided in this Article 2.

(ii)     The surrender of a Company Stock Option in exchange for the Option Consideration shall be deemed a release of any and all rights the holder had or may have had in respect of such Company Stock Option. Prior to the Effective Time, the Company shall take all action necessary (including causing the Company Board (or any committees thereof) to take such actions as are allowed by the Company Stock Plans) to ensure that, following the Effective Time, (A) no participant in the Company Stock Plans or any other plans, programs or arrangements of the Company shall have any right thereunder to acquire or otherwise receive any capital stock of, or other equity or similar interests in, the Company, the Surviving Corporation or any Affiliate thereof and (B) the Company Stock Options may be surrendered in exchange for the Option Consideration pursuant to the terms of this Agreement.

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(d)     Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the former holders of Company Common Stock on the 180th day after the date on which the Effective Time occurs shall be delivered to the Surviving Corporation, upon demand, and thereafter any former holders of Company Common Stock who have not theretofore received the Merger Consideration to which they are entitled under this Article 2 shall look only to the Surviving Corporation for payment of their claim for such amounts.

(e)     No Liability. Neither the Surviving Corporation nor Parent shall be liable to any holder of Company Common Stock, Restricted Company Common Stock or Company Stock Option for any amount of Merger Consideration or Option Consideration, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

(f)     Lost, Stolen, or Destroyed Certificates. If any Certificate (other than a Certificate evidencing shares described in clause (ii) of Section 2.06(b)) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the amount of Merger Consideration payable in respect of the number of shares of Company Common Stock or Restricted Company Common Stock formerly represented by such Certificate pursuant to the provisions of this Article 2.

(g)     Withholding. Each of the Company, the Surviving Corporation, Parent, and Paying Agent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld from such consideration under the Code, or any provision of Applicable Law (whether federal, state, local, or foreign). To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding was made.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.01     Representations And Warranties Of The Company. Except as set forth in the Company Disclosure Schedules, the Company represents and warrants to Parent and Merger Sub that:

(a)     Corporate Existence and Power. The Company and each Subsidiary of the Company (each, a “Company Subsidiary,” and collectively, the “Company Subsidiaries”) has been duly organized and, except as set forth on Schedule 3.01(a), is validly existing and in good standing under the Applicable Laws of the jurisdiction of its organization and has the requisite corporate, limited liability company or limited partnership power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation, limited liability company or limited partnership to do business, and, except as set forth on Schedule 3.01(a), is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. A true and complete list of all the Company Subsidiaries as of the date of this Agreement, together with the jurisdiction of incorporation or formation of each Company Subsidiary and the percentage of the outstanding capital stock or other equity interest of each Company Subsidiary owned by the Company and each other Company Subsidiary as of such date, is set forth in Schedule 3.01(a). Except as set forth in Schedule 3.01(a), as of the date of this Agreement, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, other than indirect equity and similar interests held for investment which are not, individually or in the aggregate, material to the Company.

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(b)     Corporate Authorization.

(i)     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate powers and, except for the required approval of the Company Stockholders in connection with the consummation of the Transactions, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the then outstanding shares of Company Common Stock entitled to vote thereon, voting as a single class, to approve this Agreement is the only vote of the holders of any of the Company’s capital stock that is required by Applicable Law in connection with the consummation of the Transactions (the “Company Stockholder Approval”). Assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(ii)     The Company Board at a meeting duly called and held has adopted resolutions that in accordance with the NRS, approved the terms and conditions of the Agreement and the Merger and declared it advisable that the Company enter into this Agreement and consummate the Merger, and resolved to recommend to the Company Stockholders, that the stockholders vote in favor of the Merger.

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(iii)     The Company has heretofore furnished or made available to Parent a complete and correct copy of the Articles of Incorporation of the Company, dated as of, and filed with the Office of the Secretary of State of the State of Nevada on January 23, 1998 (the “Company Articles”), the Amended and Restated Bylaws of the Company, amended through June 28, 2016 (the “Company Bylaws” and, together with the Company Articles, the “Company Organizational Documents”), and the articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of each Company Subsidiary. The Company Organizational Documents and all other such articles of incorporation and bylaws or equivalent organizational documents are in full force and effect. The Company is not in violation of any provision of the Company Organizational Documents and no Company Subsidiary is in violation of any provision of its articles of incorporation or bylaws or equivalent organizational documents.

(c)     Governmental Authorization. Except for (i) any required filings under the HSR Act, and the rules and regulations thereunder and the expiration or termination of the waiting period thereunder, (ii) the filings, notifications, approvals, consents and authorizations required under foreign antitrust laws (“Foreign Antitrust Laws”) set forth in Schedule 3.01(c), (iii) the filing and recordation of appropriate merger documents as required by the NRS or the Applicable Law of other states in which the Company is qualified to do business, (iv) the applicable requirements of (A) the Securities Act, the Exchange Act, and any other U.S. state or federal securities laws, and (B) NYSE, (v) the filings, notifications and approvals required under the fishery license laws set forth in Schedule 3.01(c), (vi) the governmental authorizations, consents, approvals or filings necessary for transfers or maintenance of permits and licenses as set forth on Schedule 3.01(c) and (vii) such other authorizations, consents, approvals or filings the failure of which to obtain or make would not or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect or prevent or materially delay the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, no authorization, consent or approval of or filing with any Governmental Authority is required to be obtained or made by the Company for the execution and delivery by the Company of this Agreement or the consummation by the Company of the Transactions. No authorization, consent or approval of any nongovernmental third party is required to be obtained by the Company for the execution and delivery by the Company of this Agreement or the consummation by the Company of the Transactions, except as set forth in Schedule 3.01(c) or where failure to obtain such authorizations, consents or approvals would not prevent or materially delay the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not, or would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

(d)     Non-contravention. Except as set forth in Schedule 3.01(d) and assuming the Company Stockholder Approval is obtained, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Company Organizational Documents, or (ii) assuming the governmental filings, approvals, consents and authorizations referred to in Section 3.01(c) are duly and timely made or obtained, (A) contravene, conflict with or result in a violation or breach of any provision of the NRS or any other Applicable Law or (B) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or (iii) result in the creation or imposition of any Encumbrance on any asset of the Company or any of its Subsidiaries, other than, in the case of each of clause (ii) and (iii), for such violations, defaults or Encumbrances as do not or would not reasonably be expected to have a Company Material Adverse Effect.

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(e)     Capitalization.

(i)     The authorized capital stock of the Company consists of 80,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of October 2, 2017, (i) 22,652,670 shares of Company Common Stock were issued, all of which were validly issued, fully paid and nonassessable, (ii) 22,464,028 shares of Company Common Stock were outstanding, (iii) 188,642 shares of Company Common Stock were held in treasury and (iv) 439,221 shares of Company Common Stock were reserved for issuance pursuant to Company Stock Options (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. From October 2, 2017 to the date of this Agreement, the Company has not issued any shares of capital stock or granted any options covering shares of capital stock, except in connection with the exercise of Company Stock Options issued and outstanding on October 2, 2017.

(ii)     Except as set forth in this Section 3.01(e) or in Schedule 3.01(e)(ii), there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive rights.

(iii)     Except as set forth in the Company SEC Documents, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, except in connection with the exercise of Company Stock Options, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

(f)     Subsidiaries. All of the outstanding capital stock of or other voting securities of, or ownership interests in, each Company Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Encumbrance (other than Permitted Encumbrances) and free of any transfer restriction (other than transfer restrictions of general applicability as may be provided under the Securities Act, other applicable securities laws or in the organizational documents of such Company Subsidiary), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any Company Subsidiary convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Company Subsidiary, (ii) warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or other obligations of the Company or any Company Subsidiary to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Company Subsidiary or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Company Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

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(g)     SEC Filings and the Sarbanes-Oxley Act.

(i)     Since August 31, 2014, the Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished to the SEC by the Company (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Three Year SEC Documents”).

(ii)     No Company Subsidiary is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC under Section 12 of the Exchange Act.

(iii)    As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such subsequent filing), (x) each Three Year SEC Document filed pursuant to the Exchange Act was prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (y) none of the Three Year SEC Documents contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(iv)    With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Three Year SEC Documents, the chief executive officer and chief financial officer of the Company have made all certifications required by Section 302 and 906 of the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC.

(v)     The Company maintains a system of internal accounting controls (“Internal Controls”) that is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) access to assets is permitted only in accordance with management’s general or specific authorization and (C) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(vi)     The Company has established and maintained “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) and such disclosure controls and procedures are designed to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and such information is recorded, processed and reported within the time periods specified in accordance with the rules and forms of the SEC. The Company has disclosed, based on its most recent evaluation of the Company’s Internal Controls prior to the date hereof, to the Company’s auditors and audit committee (i) any known significant deficiencies and material weaknesses in the design or operation of the Company’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(h)     Financial Statements. The consolidated financial statements of the Company and its consolidated Subsidiaries included in the Three Year SEC Documents filed prior to the date hereof have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be indicated in such financial statements or the notes thereto, (ii) as permitted by the published rules and regulations of the SEC and (iii) in the case of unaudited interim financial statements, for the absence of notes thereto) and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(i)     Absence of Certain Changes or Events. From the Company Balance Sheet Date until the date hereof, except as set forth in the Company SEC Documents, (x) there has not been any event, occurrence, development of a state of circumstances or facts that has had and continues to have or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.01(i), from the Company Balance Sheet Date until the date hereof, except as contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course, consistent with past practice in all material respects and (y) there has not been any (i) material change by the Company in its accounting methods, principles or practices affecting the consolidated assets, liabilities or results of operations of the Company and the Company Subsidiaries, except insofar as may have been required by GAAP, or (ii) declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, except (A) in connection with the exercise of outstanding Company Stock Options, (B) in the ordinary course in connection with the Company’s quarterly cash dividend or (C) share withholding in connection with the vesting of restricted stock.

(j)     No Undisclosed Material Liabilities. Except as set forth on Schedule 3.01(j) or in the Company SEC Documents, there are no liabilities, obligations or contingencies of the Company or any Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities, obligations or contingencies disclosed, reflected or reserved against in the Company Balance Sheet; (ii) liabilities, obligations or contingencies incurred in the ordinary course of business since the Company Balance Sheet Date; (iii) liabilities, obligations or contingencies incurred in connection with the Transactions or permitted pursuant to Section 4.01; and (iv) liabilities, obligations or contingencies that would not reasonably be expected to have a Company Material Adverse Effect or have been discharged or paid in full.

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(k)     Compliance with Applicable Laws and Court Orders.

(i)     Except as set forth on Schedule 3.01(k)(i) or in the Company SEC Documents, the Company and each Company Subsidiary is in compliance with, and to the knowledge of the Company is not under investigation by any Governmental Authority with respect to, Applicable Law, except for failures to comply or violations (or the outcome of which) have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(ii)     Except as set forth on Schedule 3.01(k)(i) or in the Company SEC Documents, there is no judgment, decree, injunction, or order of any arbitrator or Governmental Authority outstanding against the Company or any Company Subsidiary (including against any of the Company Owned IP where any of the foregoing restricts the use, validity or enforceability thereof) that has had or would reasonably be expected to have a Company Material Adverse Effect.

(iii)     Prior to the date of this Agreement, the Company has provided to Parent true and correct copies of all documents reasonably believed by the Company to be responsive to Item 4(c) and Item 4(d) of the notification and report form of the HSR Act to be filed by the Company pursuant to 15 U.S.C. § 18a, in each case, in its possession, custody or control as of the date of this Agreement.

(l)     Litigation. Except as set forth on Schedule 3.01(l) or in the Company SEC Documents, as of the date of this Agreement, there is no action, suit, investigation or proceeding (each a “Proceeding”) pending or, to the knowledge of the Company threatened against the Company or any of the Company Subsidiaries or to the knowledge of the Company any present or former executive officer or director of the Company or any of the Company Subsidiaries for which the Company or any of the Company Subsidiaries may be liable, before (or, in the case of threatened Proceedings, that would be before) or by any Governmental Authority or arbitrator that would reasonably be expected to have a Company Material Adverse Effect.

(m)     Real Property and Personal Property Matters. Except as set forth in the Company SEC Documents:

(i)     Owned Real Estate. The Company or one or more of its Company Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Encumbrances other than the Permitted Encumbrances and except where such failure to so own or hold such properties do not and would not reasonably be expected to have a Company Material Adverse Effect. Schedule 3.01(m)(i) contains a true and complete list by address and legal description of the Owned Real Estate as of the date hereof. Neither the Company nor any of its Company Subsidiaries: (a) other than to Parent, has granted any Person an option, right of first offer, or right of first refusal to purchase any of its Owned Real Estate or any portion thereof or interest therein; or (b) has received written notice of any pending or threatened condemnation proceeding affecting any Owned Real Estate or any portion thereof or interest therein.

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(ii)     Leased Real Estate. Schedule 3.01(m)(ii) contains a true and complete list of all leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease. Except as set forth on Schedule 3.01(m)(ii) or in the Company SEC Documents, with respect to each of the Leases (a) such Lease is legal, valid, binding, enforceable, and in full force and effect against the Company and to the knowledge of the Company, the other party thereto; (b) neither the Company nor any of its Company Subsidiaries nor to the knowledge of the Company, any other party to such Lease, is in breach or default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a breach or default under such Lease; (c) the Company’s or the Company Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed or threatened and to the knowledge of the Company, there are no disputes with respect to such Lease; and (d) there are no Encumbrances on the estate created by such Lease other than Permitted Encumbrances, except in each case as has not had and would not reasonably be expected to have a Company Material Adverse Effect, in each case as necessary to permit the Company and the Company Subsidiaries to conduct their respective businesses as currently conducted. Neither the Company nor any of the Company Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of the Company Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly-owned Company Subsidiary) a right to use or occupy such Leased Real Estate or any portion thereof except as set forth on Schedule 3.01(m)(ii).

(iii)     Real Estate Used in the Business. The Owned Real Estate identified in Schedule 3.01(m)(i) and the Leased Real Estate identified in Schedule 3.01(m)(ii) comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of the Company Subsidiaries.

(iv)     Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, and other tangible personal property owned, leased, or used by the Company or any of the Company Subsidiaries, free and clear of all Encumbrances other than Permitted Encumbrances.

(v)     As used herein:

(A)     “Leased Real Estate” shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, water bottoms, boat slips, structures, improvements, or other interest in real property held by the Company or any of the Company Subsidiaries;

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(B)     “Owned Real Estate” shall mean all real property and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of the Company Subsidiaries;

(C)     “Permitted Encumbrances” means: (a) statutory Encumbrances for Taxes or other government charges not yet due and payable or the amount or validity of which are being contested in good faith by appropriate Proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Encumbrances arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate Proceedings previously disclosed to Parent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Authority having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses and which are not violated by the current use and operation of such real property; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses and which are not violated by the current use and operation of such real property; (f) Encumbrances arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation; (g) Encumbrances, if any, imposed by Parent or Merger Sub and (h) Encumbrances which will be discharged or released either prior to, or simultaneously with, the Closing; and

(D)     “Real Estate” means the Owned Real Estate and the Leased Real Estate.

(n)     Intellectual Property.

(i)     The Company and the Company Subsidiaries own or otherwise hold a right to use all Intellectual Property licensed to or used by Company or Company Subsidiaries to conduct the business of Company or Company Subsidiaries during the two years immediately prior to the date hereof and at Closing (together with Company Owned IP, “Company IP”), free and clear of any Encumbrances (other than Permitted Encumbrances).

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(ii)     As of the date of this Agreement, there are no legal claims pending, notices of dispute, or, to the knowledge of the Company, claims threatened (A) alleging infringement, misappropriation or any other violation of any Intellectual Property rights of any Person by the Company or any of the Company Subsidiaries, or (B) challenging the scope, ownership, validity, or enforceability: (1) of any Intellectual Property owned by or exclusively licensed by the Company or any Company Subsidiary, including Company Registered IP (the “Company Owned IP”) or any Company IP (other than that Company IP that is commercially-available “off the shelf” Software where Company has not been named in the claim or dispute); or (2) of the Company and the Company Subsidiaries’ right to use any Company Owned IP or any Company IP (other than that Company IP that is commercially-available “off the shelf” Software where Company has not been named in the claim or dispute), in each case that would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, none of the Company or the Company Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person, except as would not reasonably be expected to have a Company Material Adverse Effect.

(iii)     Schedule 3.01(n) contains a complete and correct list, as of the date of this Agreement, of all material Company Registered IP. Except as would not reasonably be expected to have a Company Material Adverse Effect, (A) the Company and the Company Subsidiaries have paid all maintenance fees and filed all statements of use reasonably necessary to maintain the Company Registered IP and (B) to the knowledge of the Company, none of the Registered IP owned by the Company and the Company Subsidiaries (the “Company Registered IP”) is invalid or unenforceable in whole or part.

(iv)     The Company and the Company Subsidiaries have taken commercially reasonable steps to protect: (A) their rights in any trade secrets in Company IP; (B) the confidentiality of all Company IP; and (C) all confidential information provided to them under the condition or obligation of confidentiality.

(v)     Except as disclosed in Schedule 3.01 (n)(v) of the Company Disclosure Schedules, neither the Company nor any of the Company Subsidiaries uses or has used Open Source Software or any OSS Modifications in a manner that (A) obligates the Company or any Company Subsidiary to grant any Person any rights to or immunities under any Company Owned IP, or (B) requires the Company to disclose or distribute the source code of any Software owned by the Company or any Company Subsidiary, to license such source code for the purpose of making derivative works, or to make available for redistribution to any Person such source code at minimal or no charge.

(vi)     Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and Company Subsidiaries have taken commercially reasonable measures, in compliance with Applicable Law, to protect the personally identifiable information, as the term or similar term has been defined under Applicable Law (the “PII”), it collects or has collected, receives or has received, stores or has stored, transfers or has transferred, or uses or has used (“Company Controlled PII”) from illegal or unauthorized access or use by its personnel or third parties. The Company and Company Subsidiaries has not collected, received, stored, transferred, or used any PII in violation of Applicable Law, except as would not reasonably be expected to have a Company Material Adverse Effect. Company and Company Subsidiaries has complied in all material respects with all Applicable Laws relating to the collection, storage, transfer, and use of Company Controlled PII. To the knowledge of the Company, the consummation of the contemplated transactions and transfer of PII will not violate any consents related to Company’s and Company Subsidiaries’ use of Company Controlled PII.

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(o)     Taxes.

(i)     (A) each of the Company, the Company Subsidiaries and any affiliated, combined or unitary group of which any such entity is or was a member has timely (taking into account any extensions) filed all Tax Returns relating to income or other material Taxes required to be filed by any of them and has timely paid all income and other material Taxes due and payable and all such Tax Returns were true, correct, and complete in all material respects, (B) as of the date of the most recent consolidated financial statements of the Company and its consolidated Subsidiaries, the Company and the Company Subsidiaries had established reserves required in accordance with GAAP in such financial statements for the payment of all material Taxes not yet due and payable with respect to the Company and the Company Subsidiaries, and (C) each of the Company and the Company Subsidiaries has complied in all material respects with all laws relating to the payment and withholding of Taxes and has materially complied with all filings related thereto.

(ii)     No U.S. federal, state or local or non-U.S. Tax audit or other administrative Proceeding or court Proceeding is pending with regard to any Tax for which the Company or any of the Company Subsidiaries would be liable, and no deficiency that has not yet been paid for any Tax has been proposed, asserted or assessed against the Company or any of the Company Subsidiaries. No claim or legal Proceeding against or with respect to the Company or any of the Company Subsidiaries in respect of any Tax is pending or has been threatened by a Taxing Authority in written communication to the Company or any Company Subsidiary.

(iii)     As of the date hereof and since July 1, 2014, no written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file a Tax Return that it is or may be required to file Tax Returns in that jurisdiction.

(iv)     Neither the Company nor any of the Company Subsidiaries currently has in effect with any Taxing Authority (A) any written agreement or other document waiving, extending or having the effect of waiving or extending the period for assessment or collection of any Tax or (B) any closing agreement pursuant to Section 7121 of the Code or any similar provision of state or local income tax law that relates to the Company or any of the Company Subsidiaries.

(v)     Neither the Company nor any of the Company Subsidiaries is currently a party to, is bound by or has any obligation under any Tax sharing agreement or similar agreement or arrangement other than (A) any such agreement entered into in the ordinary course of business that does not primarily relate to Taxes or (B) any such agreement or arrangement exclusively between the Company and any of the Company Subsidiaries.

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(vi)     Since July 1, 2014, none of the Company or any of the Company Subsidiaries has been a member of an affiliated group (other than a group of which any of the Company or the Company Subsidiaries was the common parent) filing a consolidated federal income Tax Return or is liable for Taxes of another Person under Treasury Regulation Section 1.1502-6 or any similar provision of state or local law, or as a transferee or successor, by Contract or otherwise.

(vii)     Neither the Company nor any of the Company Subsidiaries has requested nor received any private letter ruling from the IRS or comparable Tax rulings of any Governmental Authority, which rulings are currently in effect or expected to be in effect after the Closing Date.

(viii)    Neither the Company nor any of the Company Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock occurring within the past two years that was intended to qualify for Tax-free treatment under Section 355 of the Code.

(ix)     Neither the Company nor any of the Company Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1) that is not disclosed in Tax Returns they have filed.

(x)     The Company and the Company Subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(xi)     Each of the Company and the Company Subsidiaries is in compliance with applicable United States and foreign transfer pricing laws and regulations in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of each of the Company and the Company Subsidiaries.

(xii)     None of the Company nor any of the Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) adjustment pursuant to Section 481 or 482 of the Code (or any comparable provision of U.S. state or non-U.S. Tax laws) by reason of a change in method of accounting or otherwise on or prior to the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. income Tax law) occurring or generated, as applicable, prior to the Closing Date, (D) installment sale or open transaction disposition made on or prior to the Closing Date, (E) prepaid amount received on or prior to the Closing Date or (F) an election pursuant to Section 108(i) of the Code.

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Notwithstanding anything to the contrary contained in this Agreement, (i) except to the extent that “Tax,” “Taxes”, the “Code” or the “Treasury Regulations” are specifically referenced elsewhere in this Section 3.01, the Company makes no representation or warranty in this Agreement with respect to any matters relating to Taxes of the Company or the Company Subsidiaries and this Section 3.01(o) contains the sole and exclusive representations and warranties of the Company relating to Tax matters, (ii) the Company makes no representation or warranty with respect to the existence, availability, amount, usability or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss, capital loss carryforward, basis amount or other Tax asset or attribute of the Company or any Company Subsidiary after the Closing Date, and (iii) the Company makes no representation or warranty with respect to any Tax matters relating to the transactions contemplated by Section 4.05.

(p)     Employee Benefit Plans.

(i)     Schedule 3.01(p)(i) contains a complete and correct list, as of the date of this Agreement, of each material Employee Plan maintained by the Company (“Company Employee Benefit Plan”) and except for such plans set forth on Schedule 3.01(p)(i), there are no Company Employee Benefit Plans. “Employee Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, consulting, severance or similar Contract, plan, program, arrangement or policy (written or oral) and each other Contract, plan, program, arrangement or policy providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, fringe benefit, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) (x) which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers, as of the date hereof, any current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or (y) with respect to which the Company or any of its Subsidiaries has any liability, other than (i) any Multiemployer Plan and (ii) any plan, policy, program, arrangement or understanding mandated by Applicable Law.

(ii)     Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past six (6) years sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA, other than the Omega Protein Corporation Pension Plan (the “Company Pension Plan”).

(iii)     Neither the Company nor any ERISA Affiliate contributes to or is obligated to contribute, or has in the past six (6) years contributed to or been obligated to contribute to, any multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(iv)     Each Company Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received or may rely upon a current favorable determination or opinion letter from the IRS to that effect, no revocation of any such determination or opinion letter has been threatened and nothing has occurred or is reasonably expected to occur with respect to the form or operation of any such Company Employee Benefit Plan that would reasonably be expected to cause the loss of such qualification or the imposition of any material liability, penalty or Tax under ERISA or the Code.

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(v)     The Company Employee Benefit Plans, including all associated trusts or funds, have been maintained, in all material respects, in accordance with its terms and all Applicable Laws, including, without limitation, ERISA and the Code; no event has occurred and no condition exists that would subject the Company or any Company Subsidiary, either directly or by reason of their affiliation with any ERISA Affiliate, to any Tax, fine, Encumbrance, penalty or other liability imposed by ERISA, the Code or other Applicable Laws; no non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) and no failure to meet minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred with respect to any Company Employee Benefit Plan; and each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been in documentary and operational compliance with Section 409A of the Code and the guidance promulgated thereunder.

(vi)     Except as set forth in Schedule 3.01(p) or as may be required by Applicable Law, or any collective bargaining agreement, works council or other Contract with a labor union or employee organization, the consummation of the Transactions will not (either alone or together with a termination of employment) (i) entitle any employee or independent contractor of the Company or any of the Company Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation pursuant to, any Company Employee Benefit Plan or (iii) give rise to the payment of any amount that would not be deductible pursuant to Sections 162(m) or 280G of the Code.

(vii)     Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except (i) coverage or benefits as required under Section 4980B of the Code or any other Applicable Law or any collective bargaining agreement, works council or other Contract with a labor union or employee organization or (ii) coverage or benefits the future cost of which is borne by the employee or former employee.

(viii)     There is no audit or Proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Company Employee Benefit Plan before any Governmental Authority (other than routine claims for benefits) that would reasonably be expected to have a Company Material Adverse Effect.

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(ix)     Schedule 3.01(p) sets forth the funded status of the Company Pension Plan as of the date hereof. The Company has made contributions to the Company Pension Plan that are not less than the minimum required contribution under Section 430 of the Code. The funding method used in connection with the Company Pension Plan is acceptable under current IRS guidelines, and the actuarial assumptions used in connection with funding the Company Pension Plan are reasonable. All unfunded liabilities of the Company Pension Plan have been properly accrued in material compliance with GAAP. The Pension Benefit Guaranty Corporation (the “PBGC”) has not instituted Proceedings to terminate the Company Employee Benefit Plan or to appoint a trustee or administrator of the Company Employee Benefit Plan, and no circumstances exist that constitute grounds under Title IV of ERISA for any such Proceeding. Without limiting the foregoing, there has been no “reportable event” within the meaning of Section 4043 of ERISA that has not been fully and accurately reported in a timely fashion, as required, or which, whether or not reported, would authorize the PBGC to institute termination Proceedings with respect to the Company Pension Plan. No liability under Title IV of ERISA has been incurred or is expected to be incurred that could result in material liability to the Company Pension Plan, the Company, any Company Subsidiary, any ERISA Affiliate or Parent, other than for premiums pursuant to Section 4007 of ERISA that are not yet due. No asset of the Company, and no asset of any Company Subsidiary or any ERISA Affiliate which is to be acquired by Parent pursuant to this Agreement, is subject to any Encumbrance under Code Section 430(k) or ERISA Sections 303(k) or 4068 or arising out of any Proceeding filed under ERISA Section 4301(b).

(x)     With respect to each Company Employee Benefit Plan, the Company has made available to Parent a true and complete copy of each of the following, together with all amendments: (1) the documents embodying the Company Employee Benefit Plan or, where a Company Employee Benefit Plan has not been reduced to writing, a written summary of all material terms thereof, (2) in the case of any funded Company Employee Benefit Plan, the trust agreement or similar instrument, (3) for the three most recently completed years, (A) Form 5500 and all attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if applicable, (4) form agreements evidencing all outstanding Company Stock Options and Restricted Company Common Stock and performance units (and, in each case, if individual agreements deviate in any material respect from the form, the individual agreements), (5) in the case of each Company Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, the most recent IRS determination or opinion letter applicable to the such Company Employee Benefit Plan (plus, if a request for a determination letter is pending, a copy of such request), (6) related custodial agreements, insurance policies (including fiduciary liability insurance covering the fiduciaries of the Company Employee Benefit Plan), administrative services and similar agreements, and investment advisory or investment management agreements, if any, (7) copies of the most recent summary plan description (including any summaries of material modifications issued since the last summary plan description) or similar summary and any employee handbook and (8) copies of the policies and procedures established by the Company or its Subsidiaries pursuant to 45 CFR Section 164.530(i) and each business associate agreement, as described in 45 CFR Section 164.502(e)(2), entered into by the Company or its Subsidiaries.

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(q)     Labor and Employment Matters.

(i)     Except as set forth on Schedule 3.01(q) or in the Company SEC Documents, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or similar agreement with a labor union or organization with respect to its employees. Except as set forth on Schedule 3.01(q) or in the Company SEC Documents or would not reasonably be expected to have a Company Material Adverse Effect, there is no (a) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration Proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their businesses, (b) activity or Proceeding by a labor union or representative thereof to the knowledge of the Company to organize any employees of the Company or any of the Company Subsidiaries or (c) lockouts, strikes, slowdowns, work stoppages or, to the knowledge of the Company, threats thereof by or with respect to such employees, and during the last three (3) years there has not been any such Proceeding.

(ii)     Except as set forth in Schedule 3.01(q), all material compensation, including wages, commissions, bonuses, fees or other compensation, due and payable as of the date of this Agreement to all employees or individuals engaged as independent contractors or consultants of the Company for services performed prior to the date hereof have been paid in full.

(iii)     The Company is and, since January 1, 2016, has been in material compliance with the terms of the collective bargaining agreement set forth on Schedule 3.01(q). The Company is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices to the extent they relate to employees and individuals engaged as consultants or independent contractors of the Company, including all Applicable Laws relating to labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, and unemployment insurance. Except as would not have a Company Material Adverse Effect, all individuals characterized and treated by the Company as consultants or independent contractors of the Company are properly treated as independent contractors under all Applicable Laws. To the Company’s knowledge, all employees of the Company classified as exempt under the Fair Labor Standards Act and applicable state and local wage and hour laws are properly classified. Except as set forth in Schedule 3.01(l), there are no Proceedings against the Company pending, or to the Company’s knowledge, threatened against the Company in connection with the employment of any current or former job applicant, employee or individual engaged as a consultant or independent contractor of the Company, including, without limitation, any charge, Proceeding or claim relating to labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance, or any other employment-related matter arising under Applicable Laws.

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(iv)     The Company has no plans to undertake any action between the date hereof and the Effective Time that would be expected to trigger before the Effective Time the application of the federal Worker Adjustment and Retraining Notification Act or any applicable state law equivalent.

(r)     Insurance Policies. Schedule 3.01(r) lists, as of the date of this Agreement, all material insurance policies covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and the Company Subsidiaries (collectively, the “Insurance Policies”). Each of the Company and the Company Subsidiaries maintain insurance with financially responsible insurers in such amounts with such deductibles and covering such risks and losses as are sufficient to comply with Applicable Law. Except as set forth in the Company SEC Documents, there is no material claim by the Company or any of the Company Subsidiaries pending under any of such policies or bonds as to which the Company has been notified in writing (or to the knowledge of the Company, orally), as of the date hereof, that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, and to the Company’s knowledge, neither the Company nor any Company Subsidiary has taken any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any such Insurance Policies. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) all of the Insurance Policies or renewals thereof are in full force and effect, (ii) all premiums due and payable under all of the Insurance Policies have been paid and (iii) the Company and its Subsidiaries are otherwise in material compliance with the terms of all of the Insurance Policies.

(s)     Environmental Matters. Except as set forth in Schedule 3.01(s) or in the Company SEC Documents:

(i)     each of the Company and the Company Subsidiaries is in material compliance with all Applicable Laws relating to the handling, use, control, management, treatment, storage, disposal, Release or threat of Release of any Hazardous Material, including the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§9601 et seq., the federal Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the federal Water Pollution Control Act, 33 U.S.C. §§1251 et seq., the federal Oil Pollution Act, 33 U.S.C. §§ 2701 et. seq., the federal Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act, 7 U.S.C. §§ 136 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Occupation Safety and Health Act of 1970, 29 U.S.C. §§ 651 et seq., and any similar state or local laws, rules or regulations,, in each case, as amended and the regulations promulgated pursuant thereto (collectively, the “Environmental Laws”);

(ii)     each of the Company and the Company Subsidiaries has obtained all material permits, licenses, franchise authorities, consents and approvals, made all required filings and reports to Governmental Authorities as required pursuant to Environmental Laws and maintained all required data, documentation and records necessary for owning and operating its assets and business as it is presently conducted under all Environmental Laws, and all such permits, licenses, franchises, authorities, consents, approvals and filings remain in full force and effect;

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(iii)     there are no material pending, or, to the knowledge of the Company, threatened claims, demands, legal or administrative Proceedings, or liabilities or investigations against the Company or any of the Company Subsidiaries under any Environmental Laws or otherwise pertaining to any Hazardous Materials as of the date of this Agreement;

(iv)     there have been no Releases of Hazardous Materials at any property currently or, to the knowledge of the Company, formerly, owned, leased, operated or otherwise used by the Company or any of the Company Subsidiaries, or, to the knowledge of the Company, by any predecessors of the Company or Company Subsidiary, which releases have not been fully remediated to the satisfaction of the applicable Governmental Authority or that would reasonably be expected to result in a material liability to the Company or any of the Company Subsidiaries; and

(v)     except for such studies, reports, assessments and analyses that if made available would result in the loss of attorney-client privilege, the Company and each Company Subsidiary has made available to the Parent and its Representatives all information, including all material studies, reports, assessments and analyses, in the possession, custody or control of each of the Company and the Company Subsidiaries and its respective Affiliates prepared within the past five (5) years relating to (i) the Company or any Company Subsidiary’s compliance with Environmental Laws, and (ii) any remedial liability arising under Environmental Law or otherwise relating to a Release or threatened Release of Hazardous Materials relating to any property currently or formerly owned, leased, operated, or otherwise used in connection with properties or the assets of the Company or any Company Subsidiary.

As used in this Section 3.01(s), the term “Hazardous Material” shall mean each substance or material which: (a) is defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, solid waste, pollutant, contaminant or toxic substance under any Environmental Law; (b) contains petroleum or petroleum products; (c) contains polychlorinated biphenyls, asbestos or urea formaldehyde; or (d) is explosive, corrosive, flammable, infectious, radioactive or toxic. The term “Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

(t)     Material Contracts.

(i)     Except for this Agreement and agreements filed with or incorporated by reference in the Company SEC Documents, Schedule 3.01(t) sets forth each of the following Contracts to which the Company or any Company Subsidiary is a party to or by which the Company or any Company Subsidiary or their respective properties or assets are bound as of the date hereof (each, a “Material Contract”):

(A)     each Contract that contains any provisions restricting the Company or any of its Subsidiaries from (i) competing or engaging in any activity or line of business or with any Person or in any area or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging or which, pursuant to its terms, could have such effect after the Closing as a result of the consummation of the Transactions contemplated hereby or (ii) hiring or soliciting for hire the employees or contractors of any Third Party (other than non-hire and non-solicitation provisions contained in confidentiality agreements), except in the case of each of clauses (i) and (ii) for such restrictions that are not material to the Company and its Subsidiaries, taken as a whole;

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(B)     each Contract that (i) grants any exclusive rights to any Third Party, including any exclusive license or supply or distribution agreement or other exclusive rights or which, pursuant to its terms, could have such effect after the Closing as a result of the consummation of the Transactions contemplated hereby, (ii) grants any rights of first refusal or rights of first negotiation with respect to any product or service of the Company, (iii) contains any provision that requires the purchase of all or any substantial portion all of the Company’s or any of its Subsidiaries’ requirements from a single Third Party or (iv) grants “most favored nation” rights, except in the case of each of clauses (i), (ii) and (iii) for such rights and provisions that are not material to the Company and its Subsidiaries, taken as a whole;

(C)     each Contract pursuant to which the Company or any of its Subsidiaries: (1) has granted any license to Company Owned IP (other than nonexclusive licenses granted in the ordinary course of business of the Company and its Subsidiaries consistent with past practice), except for such licenses that are not material to the Company and its Subsidiaries, taken as a whole, and (2) has been granted by a third party any express license to such Third Party’s Intellectual Property, where such Intellectual Property is material to the Company and its Subsidiaries, taken as a whole, except in the case of each of clause (i) and (ii), licenses (i) related to generally-available or “off the shelf” Software or (ii) that involve aggregate payments of less than $500,000 annually;

(D)     each Contract relating to Indebtedness (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement (A) with an aggregate outstanding principal amount not exceeding $500,000 or (B) between or among any of the Company and its Subsidiaries;

(E)     each Contract pursuant to which the Company or any of its Subsidiaries is a party that creates or grants a Encumbrance on material properties or other assets of the Company or any of its Subsidiaries, other than any Permitted Encumbrances and Encumbrances that are not material to the Company and its Subsidiaries, taken as a whole;

(F)     each Contract under which the Company or any of its Subsidiaries has any obligations (including indemnification obligations) which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $500,000 except for acquisitions or dispositions of inventory, properties and other assets in the ordinary course of business;

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(G)     each partnership, joint venture or other similar Contract or arrangement that is material to the Company and the Company Subsidiaries, taken as a whole;

(H)     each Contract entered into since January 1, 2015 in connection with the settlement or other resolution of any Proceeding under which the Company or any of its Subsidiaries have any continuing obligations, liabilities or restrictions that are material to the Company and its Subsidiaries, taken as a whole, or that involved payment by the Company or any of its Subsidiaries of more than $500,000; and

(I)     each Contract which is required to be filed by the Company or any Company Subsidiary pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(J)     each Contract that that involves future expenditures, receipts or payments by the Company or any Company Subsidiary of more than $500,000 in any one (1) year period that cannot be terminated on less than sixty (60) days’ notice without material payment or penalty; or

(K)     any stockholder agreements, voting trusts or other Contracts between the Company or any Company Subsidiary, on the one hand, and any other Person, on the other hand, pursuant to which such Person is bound relating to the voting of any shares of Company capital stock.

(ii)     The Company has made available to Parent, through the Company’s electronic data room or otherwise, a true, correct and complete copy of each Material Contract listed on Schedule 3.01(t), except for those agreements filed with or incorporated by reference in the Company SEC Documents. Each of the Company Material Contracts is valid and binding on the Company and each of the Company Subsidiaries party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not have or reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries, nor, to the knowledge of the Company, any counterparty to any Material Contract, is in breach of, or in default under, any Material Contract, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder, except, in each case, for such breaches or defaults as have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(u)     Customers. Schedule 3.01(u) lists the ten largest customers of the Company and the Company Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and the Company Subsidiaries over the four consecutive fiscal quarter period ended June 30, 2017) (each, a “Major Customer”). Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company has not received, as of the date of this Agreement, any notice in writing from any Major Customer that it intends to terminate, or not renew, its relationship with the Company or the Company Subsidiaries.

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(v)     Compliance with Applicable Anti-Corruption Laws. Since January 1, 2012, none of the Company, any of the Company Subsidiaries or any director, officer or employee or agent of the Company or any of the Company Subsidiaries has, to the knowledge of the Company as of the date of this Agreement, (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Authority; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment under any Applicable Law, relating to anti-corruption, bribery, or similar matters. Since January 1, 2012, neither the Company, nor any of the Company Subsidiaries, has disclosed to any Governmental Authority that it violated or may have violated any Applicable Law relating to anti-corruption, bribery, or similar matters.

(w)     Information Supplied.

(i)     The letter to the stockholders of the Company (the “Company Stockholders”), notice of meeting, proxy statement and forms of proxy (collectively, the “Company Proxy Statement”) that may be provided to Company Stockholders in connection with the Merger as contemplated by Section 6.02, including any amendments or supplements thereto will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Company Proxy Statement will not, at the time the Company Proxy Statement is first published, sent or given to Company Stockholders and at the time of the Company Stockholder Meeting, to the knowledge of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii)     Notwithstanding the foregoing provision of this Section 3.01(w), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Company Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein or based on information which is not made in or incorporated by reference in such documents but which should have been disclosed as represented by Parent and Merger Sub in Section 3.02(c).

(x)     Finders’ Fees. Except for J.P. Morgan Securities LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of the Company Subsidiaries who is entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

(y)     Opinion of Financial Advisor. The Company has received the opinion of J.P. Morgan Securities LLC, financial advisor to the Company, to the effect that, as of the date of this Agreement and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair to the Company Stockholders from a financial point of view and as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified. A signed copy of such opinion will be made available to Parent for informational purposes only promptly following the date of this Agreement and based on the provisions set forth herein.

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(z)     State Takeover Laws. The Company and the Company Board have taken all action necessary (including granting all necessary approvals) to exempt this Agreement and the Transactions from any and all restrictions under or contemplated by (i) the “acquisition of controlling interest” statutes set forth in NRS 78.378 through NRS 78.3793, inclusive, and (ii) the “combinations with interested stockholder” statutes set forth in NRS 78.411 through 78.444, inclusive (each, a “Takeover Statute”); provided that neither Parent nor Merger Sub has become an “interested stockholder” under NRS 78.423 at any time prior to the approval of this Agreement and the Transactions by the Company Board.

(aa)     No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article 3 (as modified or disclosed against by the Company Disclosure Schedule and Company SEC Documents), neither the Company nor any other Person makes any representation or warranty and disclaims any representation or warranty, whether express or implied whether by Applicable Law or otherwise, with respect to the Company or its Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Except for the representations and warranties contained in this Article 3 (as modified or disclosed against by the Company Disclosure Schedule and Company SEC Documents), the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent, Merger Sub or their Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any Representative of the Company or any of its Affiliates). The Company makes no representations or warranties to Parent or Merger Sub regarding the probable success or profitability of the Company and the Company Subsidiaries.

Section 3.02     Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub jointly and severally represent and warrant to the Company that, except as otherwise set forth in the disclosure schedules dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company on the date of this Agreement (the “Parent Disclosure Schedules”):

(a)     Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. “Parent Material Adverse Effect” means any occurrences, conditions, changes, events, developments or effects that prevent or materially delay or impair the ability of Parent and Merger Sub to consummate the Transactions.

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(b)     Authority; No Violations, Consents and Approvals.

(i)     Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate and stockholder action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Applicable Laws relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law).

(ii)     The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation of the Transactions will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any Subsidiary of the Parent (each, a “Parent Subsidiary,” and collectively, the “Parent Subsidiaries”) under any provision of (A) the organizational documents of Parent or Merger Sub or any of the Parent Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which Parent or Merger Sub is a party or by which Parent or Merger Sub or their respective properties or assets are bound or (C) assuming the consents, approvals, orders, authorizations, registrations, filings, or permits referred to in Section 3.02(b)(iii) are duly and timely obtained or made, any Applicable Law or order of any Governmental Authority applicable to Parent or any Parent Subsidiary or any of its or their respective properties or assets, other than, in the case of clauses (B) and (C), any such violations, defaults, acceleration, losses or Encumbrances that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(iii)     No consent, approval, order or authorization of, or registration, or filing with, or permit from, any Governmental Authority is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions except for: (A) the filing of a premerger notification report by Parent under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing of the Articles of Merger with the Office of the Secretary of State of the State of Nevada; (C) such filings and approvals set forth on Schedule 3.02(b) of the Parent Disclosure Schedule; and (D) any such consent, approval, order, authorization, registration, filing, or permit that the failure to obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No consent or approval of any nongovernmental third party is required to be obtained by Parent or Merger Sub for the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Transactions, except where failure to obtain such consents or approvals would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(c)     Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Company Proxy Statement will, at the date mailed to the Company Stockholders or at the time of the Company Stockholder Meeting, to the knowledge of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)     Ownership of Shares of Company Common Stock; No Interested Stockholder. Neither Parent, Merger Sub nor any Parent Subsidiary beneficially owns any shares of Company Common Stock or any other security of the Company. Prior to the execution and delivery of this Agreement by Parent and Merger Sub, neither Parent nor Merger Sub is or has been an “interested stockholder” of the Company pursuant to NRS 78.423.

(e)     Litigation. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there is no (A) Proceeding pending, or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary or (B) order of any Governmental Authority or arbitrator outstanding against Parent or any Parent Subsidiary.

(f)     Debt Financing.

(i)     Parent has delivered to the Company:

(A)     a true, correct and complete and fully executed copy of the DNB Credit Facility which is entered into as of the date hereof;

(B)     a true, correct and complete and fully executed copy of the debt commitment letter, dated as of October 5, 2017 by and among Parent, Bank of Montreal and BMO Capital Markets Corp. (collectively with its Affiliates, including Bank of Montreal, and its and its Affiliates’ officers, directors, employees, advisors, attorneys, controlling persons, agents and representatives and each of their respective successors and assigns, the “Financing Source”) (including all exhibits, schedules and annexes, as amended, restated, supplemented, replaced or modified, the “Debt Commitment Letters”) providing debt financing upon the terms and subject to the conditions therein (the “Debt Financing”). For the purposes of this Agreement, the term “Financing Source” shall also include DNB Bank ASA, the lender under the DNB Credit Facility and the term “Debt Financing” shall also include the debt financing provided by DNB Bank ASA under the DNB Credit Facility; and

(C)     all fee letters related thereto (as redacted in a customary manner to remove only the fee amounts), in each case, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date of this Agreement (together with the Debt Commitment Letter, the “Debt Letters”).

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Assuming the Financing Sources provide the Debt Financing under the terms and conditions of the Debt Commitment Letters, Parent has, or will have as of the Effective Time, available funds sufficient to pay the aggregate Merger Consideration, the aggregate Option Consideration, any repayment or refinancing of debt contemplated in the DNB Credit Facility and the Debt Letters, all other amounts payable by Parent and Merger Sub under this Agreement, the DNB Credit Facility and the Debt Letters and the fees and expenses required to be paid in connection with the Transactions.

(ii)     Neither the DNB Credit Facility nor any Debt Letter has been amended, restated, supplemented, terminated, replaced or otherwise modified as of the date of this Agreement and, except as permitted by Section 4.06 or as otherwise agreed to in writing by the Company, as of the Closing Date, and no such amendment, restatement, supplement, termination, replacement or modification is presently contemplated. The DNB Facility, the Debt Commitment Letters and the commitments set forth therein have not been withdrawn, modified or rescinded in any respect. The DNB Credit Facility and the Debt Commitment Letters, in the form so delivered to the Company on the date of this Agreement, are in full force and effect and constitute a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Neither Parent nor any of its Affiliates has entered into any agreement, side letter or other arrangement relating to the financing of the Transactions, other than as set forth in the DNB Facility or the Debt Letters. Parent or Merger Sub has fully paid or caused to be fully paid any and all commitment fees or other fees required to be paid in connection with the DNB Credit Facility and Debt Letters that are payable on or prior to the date hereof.

(iii)     The obligations of the Financing Sources to fund the commitments under the DNB Credit Facility and the Debt Commitment Letters are not subject to any conditions other than as expressly set forth in the DNB Credit Facility and the Debt Commitment Letters. As of the date of this Agreement, no event has occurred that (with or without notice, lapse of time, or both) would constitute a breach or default under either the DNB Credit Facility or the Debt Letters by Parent or Merger Sub or, to the knowledge of Parent, any other parties thereto. Parent has no knowledge of any facts or circumstances that are reasonably likely to result in (A) any of the conditions set forth in the DNB Credit Facility or the Debt Commitment Letters not being satisfied or (B) the funding contemplated in the DNB Credit Facility or the Debt Commitment Letters is being made available to Parent on a timely basis in order to consummate the Transactions.

(iv)     Parent and Merger Sub acknowledge and agree that it is not a condition to Closing under this Agreement, nor to the consummation of the Transactions, for Parent or Merger Sub to obtain any equity or debt financing and Parent does not have the right to terminate this Agreement for failure to obtain any equity or debt financing.

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(g)     Business Conduct. Merger Sub was incorporated on October 5, 2017. All of the issued and outstanding capital stock of Merger Sub is owned beneficially and of record, directly or indirectly, by Parent and all such capital stock is duly authorized, validly issued, fully paid and non-assessable. Merger Sub has not engaged in any activity, other than such actions in connection with  its organization and  the preparation, negotiation and execution of this Agreement. Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.

(h)     HSR Information. Prior to the date of this Agreement, Parent has provided to the Company true and correct copies of all documents reasonably believed by Parent to be responsive to Item 4(c) and Item 4(d) of the notification and report form of the HSR Act to be filed by the Company pursuant to 15 U.S.C. § 18a, in each case, in its possession, custody or control as of the date of this Agreement.

(i)     Parent and Merger Subsidiary Acknowledgements.

(i)     Except for the specific representations and warranties expressly made by the Company in Article 3 of this Agreement (as modified by the Company Disclosure Schedule and the Company SEC Documents), Parent and Merger Sub acknowledge and agree that:

(A)     neither the Company nor any other Person is making or has made any representation or warranty, expressed or implied in respect of the Company, the Company Subsidiaries, or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, liabilities, operations, prospects, or condition (financial or otherwise), including with respect to merchantability or fitness for any particular purpose of any assets, the nature or extent of any liabilities, the prospects of the Company’s or its Subsidiaries’ respective businesses, the effectiveness or the success of any operations, or the accuracy or completeness of any confidential information memoranda, documents, projections, material or other information (financial or otherwise) regarding the Company or any of its Subsidiaries furnished to Parent, Merger Sub or their Representatives or made available to Parent, Merger Sub or their Representatives in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions, or in respect of any other matter or thing whatsoever; and

(B)     no agent or Representative the Company or any of its Subsidiaries has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in this Agreement and subject to the limited remedies herein provided.

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(ii)     Parent and Merger Sub specifically acknowledge and agree: (A) that they are not relying upon or have not relied upon any such other representations or warranties that may have been made by any Person, and acknowledge and agree that the Company has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by any Person, (B) that there is no obligation or duty by the Company to make any disclosures of fact not required to be disclosed pursuant to the specific representations and warranties set forth in Article 3 of this Agreement and (C) that in connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plans, regarding the Company, the Company Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge (x) that there are uncertainties inherent in attempting to make such estimates, projections forecasts and other forward-looking information, (y) that Parent and Merger Sub are making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and (z) that neither the Company nor any Company Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, Representatives, nor any other Person, has made or is making any representation or warranty or has or shall have any liability (whether pursuant to this Agreement, in tort or otherwise) with respect to such estimates, projections, forecasts, forward-looking information or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans).

ARTICLE 4
COVENANTS OF THE COMPANY

The Company agrees that:

Section 4.01     Conduct of the Company. Except (i) for matters set forth in Schedule 4.01, (ii) as contemplated by this Agreement, (iii) as required by Applicable Law or by the terms of any governmental authorization, or (iv) pursuant to, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date hereof until the earlier of the Effective Time and the date of termination of this Agreement pursuant to Article 8, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the ordinary course consistent with past practice, and the Company shall not, and shall not permit any of the Company Subsidiaries to:

(a)     Except as required in this Agreement, amend, or propose to amend, the Company Articles or Company Bylaws (whether by merger, consolidation or otherwise);

(b)     (i) split, adjust, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of the Company Subsidiaries, other than (A) dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, and (B) regular quarterly cash dividends with respect to the Company Common Stock not to exceed $0.05 per share with declaration, record and payment dates consistent with past practice; provided, however that any dividend payable in the fourth quarter of 2017 will not have a record date prior to December 20, 2017, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities or any Company Subsidiary Securities, other than (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price thereof, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to Restricted Company Common Stock and other awards granted pursuant to the Company Stock Plans, (C) the acquisition by the Company of Company Stock Options in connection with the forfeiture of such awards and (D) as required by any Company Employee Benefit Plan as in effect on the date of this Agreement;

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(c)     (i) issue, deliver, sell, grant, pledge, transfer, subject to any Encumbrance (other than Permitted Encumbrances) or otherwise encumber or dispose of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any shares of Company Common Stock upon the exercise of Company Stock Options or settlement of any Restricted Company Common Stock units that are outstanding on the date of this Agreement, in each case in accordance with their terms on the date of this Agreement and (B) any Company Subsidiary Securities to the Company or any other Company Subsidiary, or (ii) amend any term of any Company Security or any Company Subsidiary Security;

(d)     incur any capital expenditures or any obligations or liabilities in respect thereof which are, in the aggregate (i) less than 75% or (ii) greater than 110%, in each case of the aggregate amount set forth in the Company’s capital expenditure budget set forth in Schedule 4.01(d), except for capital expenditures to repair damage resulting from casualty events for which there is a reasonable basis to claim for insurance;

(e)     adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, in each case with respect to the Company or any of the Company Subsidiaries;

(f)     acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses of any other Person if the amount of consideration paid or transferred by the Company and the Company Subsidiaries would exceed $1.0 million in any individual case or $5.0 million in the aggregate, other than raw materials and supplies in the ordinary course of business consistent with past practice;

(g)     sell, lease, license, dispose of or otherwise transfer (or agree to do any of the foregoing with respect to), or create or incur any Encumbrance (other than Permitted Encumbrances) on, any of the Company’s or the Company Subsidiaries’ assets, securities, properties, interests or businesses if the amount of consideration paid or transferred to the Company and the Company Subsidiaries or the amount of indebtedness incurred which gave rise to the Encumbrance would exceed $2.5 million in any individual case or $5.0 million in the aggregate, other than (i) sales, leases, rentals and licenses in the ordinary course of business consistent with past practice, (ii) sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice or (iii) transfers between the Company and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries, consistent with past practices;

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(h)     (i) except for (A) inter-company borrowings between or among the Company and/or one or more of the Company Subsidiaries or (B) other borrowings in the ordinary course of business consistent with past practice, repurchase, repay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans or advances or capital contributions to, or investments in, to any other Person (other than (A) to the Company or any of the Company Subsidiaries in the ordinary course of business consistent with past practice, (B) in accounts receivable and extensions of credit in the ordinary course of business consistent with past practice or (C) by advances of expenses to employees in the ordinary course of business consistent with past practice);

(i)     except as is in the ordinary course of business consistent with past practice, (i) enter into any Contract that would have been a Material Contract if entered into prior to the date hereof or (ii) amend, renew, extend, modify or terminate, or waive, release or assign any rights, claims or benefits of the Company or any Company Subsidiary under, any Material Contract (or Contract that would have been a Material Contract if entered into prior to the date hereof);

(j)     enter into any Contract that contains any provisions restricting the Company or any Company Subsidiary from competing or engaging in any material respect in any activity or line of business or with any Person or in any area or pursuant to which any material benefit or right is required to be given or lost as a result of so competing or engaging;

(k)     except as required by Applicable Law or by any Company Employee Benefit Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or any Company Subsidiary to directors, officers or employees, other than increases in compensation made to non-officer employees in the ordinary course of business consistent with past practice, (ii) pay any bonuses to directors, officers or employees, other than the 2017 bonus amounts (x) not in excess of the amounts set forth on Schedule 5.03(d) for any particular employee, (y) not in excess of $2,500,000 for non-executives in the aggregate and (z) in any event not prior to the earlier of (1) the Closing Date, if it occurs after January 31, 2018, and (2) February 28, 2018; provided that the Company shall not pay or determine the amount of any 2017 bonus for any non-executive employee prior to the Closing Date without prior consultation with and the input of the Parent; (iii) promote any officers or employees, except in connection with the Company’s annual or quarterly compensation review cycle or as the result of the termination or resignation of any officer or employee, or (iv) establish, adopt, enter into, amend, terminate, exercise any discretion under, or take any action to accelerate rights under any Company Employee Benefit Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Benefit Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Benefit Plan, other than contributions required by Applicable Law, the terms of such Company Employee Benefit Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

(l)     make any material change in any financial accounting principles, methods or practices, in each case except for any such change required by GAAP or Applicable Law;

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(m)     (i) institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $1.0 million in any individual case or $5.0 million in the aggregate, other than (A) in the ordinary course of business consistent with past practice and as required by their terms as in effect on the date of this Agreement, and (B) such claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves); provided that the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any material obligations (other than the payment of money) to be performed by the Company or any Company Subsidiary following the Closing, or (ii) waive, relinquish, release, grant, transfer or assign any material right, other than in the ordinary course of business consistent with past practice or, subject to the terms hereof, fail to enforce, or consent to any material matter with respect to which its consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

(n)     except to the extent such action is taken in the ordinary course of business consistent with past practice: (i) make, change or revoke any Tax election, (ii) settle or compromise any Tax claim or liability, (iii) file any amended Tax Return, or (iv) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than such extensions occurring pursuant to extensions of the time to file any Tax Return);

(o)     enter into any new line of business outside of the existing business segments and reasonable extensions thereof; or

(p)     agree, resolve or commit to do any of the foregoing.

Notwithstanding anything to the contrary in this Agreement and without the prior written consent of Parent, the Company may, and may cause the Company Subsidiaries to, take reasonable actions in compliance with Applicable Law with respect to operational emergencies, equipment failures or threats to the environment or the health and safety of natural Persons; provided, however, that as promptly as practicable following the taking of any such actions, the Company shall provide Parent with written notice describing the actions so taken.

Section 4.02     Company Stockholder Meeting. Subject to the terms set forth in this Agreement, the Company, acting through the Company Board, shall, in accordance with Applicable Law and the Company Organizational Documents, duly call, give notice of, convene and hold, as soon as reasonably practicable following mailing of the Company Proxy Statement to Company Stockholders, a meeting of its stockholders for the purpose of voting on the approval of this Agreement (the “Company Stockholder Meeting”). Notwithstanding the immediately preceding sentence, the Company may adjourn or postpone the Company Stockholder Meeting (a) to the extent necessary to ensure that any required supplement or amendment to the Company Proxy Statement is provided to the Company Stockholders within a reasonable amount of time in advance of the Company Stockholder Meeting, (b) as otherwise required by Applicable Law or (c) if as of the time for which the Company Stockholder Meeting is scheduled as set forth in the Company Proxy Statement, there are insufficient shares of Company Common Stock represented (in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting.

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Section 4.03     Acquisition Proposals.

(a)     Subject to the provisions of this Section 4.03 and Schedule 4.03, from the date hereof until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, neither the Company nor any of the Company Subsidiaries shall, and the Company shall cause its and the Company Subsidiaries’ respective Representatives on its behalf not to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage any Acquisition Proposal or inquiries or proposals that could reasonably be expected to lead to, an Acquisition Proposal, (B) other than informing Persons of the provisions contained in this Section 4.03, enter into or participate in any substantive discussions or negotiations with, any Third Party regarding any Acquisition Proposal or any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal, (C) furnish any confidential information of or access to the properties, books, records or personnel of the Company or the Company Subsidiaries to, any Third Party that has made, or informs the Company that it is considering making, an Acquisition Proposal, or (D) enter into any letter of intent, memorandum of understanding, merger agreement, asset or stock purchase or other acquisition agreement or other contract or agreement relating to an Acquisition Proposal or requiring the Company to abandon or terminate its obligations under this Agreement, (other than a confidentiality agreement as contemplated by Section 4.03(b)) .

(b)     Notwithstanding anything in this Section 4.03 to the contrary, at any time prior to obtaining the Company Stockholder Approval, in response to (i) an Acquisition Proposal that the Company Board determines in good faith constitutes, or could reasonably be expected to lead to, a Superior Proposal, or (ii) an inquiry relating to an Acquisition Proposal by a Third Party that the Company Board determines in good faith is credible and reasonably capable of making a Superior Proposal (an “Inquiry”), the Company, directly or indirectly through its Representatives, may (x) engage in negotiations or discussions with such Third Party and its Representatives and/or (y) furnish to such Third Party or its Representatives information relating to the Company or any Company Subsidiary and access to the properties, books, records or personnel of the Company and the Company Subsidiaries, in each case, pursuant to an Acceptable Confidentiality Agreement; provided that, without any determination of the Company Board set forth in Section 4.03(b)(i) or (ii), the Company may have discussions with any Third Party that has made an Acquisition Proposal or Inquiry solely in order to clarify and understand the terms and conditions of such Acquisition Proposal or Inquiry and the ability of such third party to consummate a Superior Proposal; provided further that the Company shall make available to Parent any material information relating to the Company or the Company Subsidiaries that is made available to such Third Party which was not previously made available to Parent at substantially the same time it is made available to such Third Party.

(c)     The Company shall notify Parent promptly (and, in any event, within twenty-four (24) hours) after receipt by the Company of any Acquisition Proposal or Inquiry, which notice shall identify the material terms and conditions of, any such Acquisition Proposal or Inquiry and shall include a copy (if in writing) of all written materials and correspondence provided by such Person in connection with the Acquisition Proposal or Inquiry or modification or amendment of any such Acquisition Proposal or Inquiry. The Company shall thereafter keep Parent reasonably informed of any material developments regarding any such Acquisition Proposal or Inquiry.

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(d)     Except as expressly permitted by this Section 4.03(d) and Section 4.03(e), neither the Company Board nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the recommendation by the Company Board of this Agreement to the Company Stockholders or (ii) approve, endorse or recommend, or publicly propose to approve, endorse or recommend any Acquisition Proposal (each such action, an “Adverse Recommendation Change”). Notwithstanding the foregoing, the Company Board or any committee thereof may, in response to a Superior Proposal, (i) make an Adverse Recommendation Change or (ii) terminate this Agreement pursuant to Section 8.01(d)(i) if and only if each of the following conditions are satisfied:

(i)      the Company has provided to Parent at least five (5) days’ prior notice of its intent to take such action (which notice shall include a copy of the most current draft of any agreement, understanding or term sheet with respect to such Superior Proposal, and identify the Person making such Superior Proposal) (such notice being referred to herein as “Superior Proposal Notice”) (it being understood and agreed that any such Superior Proposal Notice shall not in itself be deemed an Adverse Recommendation Change);

(ii)     if requested to do so by Parent the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during the period starting on the first (1st) day following Parent’s receipt of the Superior Proposal Notice and ending at 11:59 p.m. Houston, Texas time on the fifth (5th) day following such receipt (such period, a “Superior Proposal Notice Period”), any changes or modifications to the terms of this Agreement that Parent proposes to make; and

(iii)     at the end of such Superior Proposal Notice Period, the Company Board shall have determined in good faith, after consultation with its financial advisors and taking into account any changes or modifications to the terms of this Agreement proposed by Parent to the Company in a written, binding and irrevocable offer, that such Acquisition Proposal still constitutes a Superior Proposal. The parties agree that any amendment to the price or other material amendment to the terms of a Superior Proposal following the delivery of a Superior Proposal Notice in respect of such Superior Proposal shall require delivery of another Superior Proposal Notice to which the provisions of clauses (i), (ii) and (iii) of this Section 4.03(d) shall apply mutatis mutandis except that, in the case of such other Superior Proposal Notice, any references to five (5) days or fifth (5th) day in such clauses shall be deemed to be two (2) days or third (3rd) day, respectively.

(e)     Notwithstanding anything to contrary in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board (or a duly authorized committee thereof) may, in response to an Intervening Event, make an Adverse Recommendation Change if the Company Board has determined in good faith, after consultation with its legal counsel, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under Applicable Law and (i) the Company has provided to Parent at least five (5) days’ prior notice of its intent to take such action, which notice shall provide a reasonably detailed description of the Intervening Event (such notice being referred to herein as an “Intervening Event Notice”) (it being understood and agreed that any such Intervening Event Notice shall not in itself be deemed an Adverse Recommendation Change); (ii) if requested to do so by Parent, the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during the period starting on the first (1st) Business Day following Parent’s receipt of the Intervening Event Notice and ending at 11:59 p.m. Houston, Texas time on the fifth (5th) day following such receipt (such period, an “Intervening Event Notice Period”), any changes or modifications to the terms of this Agreement that Parent proposes to make; and (iii) at the end of such Intervening Event Notice Period, the Company Board (or a duly authorized committee thereof) shall have determined in good faith, after consultation with its legal counsel and taking into account any changes or modifications to the terms of this Agreement proposed by Parent to the Company in a written, binding and irrevocable offer, that failure to make an Adverse Recommendation Change in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

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(f)     Notwithstanding anything in this Agreement to the contrary, any factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, shall not be deemed to be a recommendation of such Acquisition Proposal or the withdrawal, amendment or modification of the recommendation of the Company Board in favor of this Agreement and the Merger. Nothing contained in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company Stockholders a position required by Rule 14e-2(a) or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act; (ii) making any disclosure to the Company Stockholders if the Company Board determines after consultation with its legal counsel, that the failure to make such disclosure would be reasonably be expected to be inconsistent with Applicable Law, (iii) informing any Person of the existence of the provisions contained in this Agreement or (iv) making any “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to the Company Stockholders). No disclosures under this Section 4.03(f) shall be, in themselves, a basis for Parent to terminate this Agreement pursuant to Article 8. Any action permitted to be taken by the Company pursuant to Section 4.03 shall not constitute a breach of the Company’s representations, warranties, covenants or agreements contained in this Agreement.

(g)     As used in this Agreement,

(i)     “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, that an Acceptable Confidentiality Agreement (A) need not contain any “standstill” or similar covenant and (B) may include provisions that are less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, so long as the Company offers to amend the Confidentiality Agreement concurrently with execution of such Acceptable Confidentiality Agreement to (x) include substantially similar provisions for the benefit of the parties thereto and (y) waive any “standstill” or similar covenant to the extent such Acceptable Confidentiality Agreement does not contain any “standstill” or similar covenant.

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(ii)     “Intervening Event” means a material event, fact, circumstance, development or occurrence that was not known the Company Board, as of or prior to the date hereof (or if known, the magnitude or material consequences of which were not reasonably foreseeable by the Company Board as of or prior to the date hereof), which event, fact, circumstance, development or occurrence becomes known (or the magnitude or material consequences thereof become known if not reasonably foreseeable by the Company Board prior to the date hereof) to or by the Company Board prior to obtaining the Company Stockholder Approval; provided, however that an Intervening Event shall not include (i) any event, fact, circumstance, development or occurrence resulting from or arising out of the announcement or pendency of, or any actions required to be taken by the Company (or to be refrained from being taken by the Company) pursuant to, this Agreement, (ii) the receipt, exercise or effect of an Acquisition Proposal or Superior Proposal, (iii) any change in the price or trading volume of the Company Common Stock, (iv) the Company’s exceeding any estimates, projections or other expectations of the Company’s revenues, earnings, cash flows or other operating results for any period; provided, however, that nothing herein shall prevent inclusion of any of the underlying causes of changes otherwise excluded in the determination of whether an Intervening Event has occurred, and (v) fluctuations in currency exchange rates.

(iii)     “Superior Proposal” means any written proposal made by a Third Party (A) to acquire, directly or indirectly, not less than 50% of the outstanding shares of Company Common Stock or businesses or assets of the Company or any Company Subsidiary (including capital stock of or ownership interest in any Company Subsidiary) that generated not less than 50% of the Company’s consolidated net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve months, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, and (B) which is otherwise on terms which the Company Board determines in good faith (after consultation with its financial advisors), taking into account such matters as it deems appropriate, including all legal, financial, regulatory and other aspects of the proposal, and likelihood that such proposal will be consummated on the terms proposed and the identity of the Person making the proposal, that the proposal, (i) if consummated, would result in a transaction that is more favorable, from a financial point of view, to the Company Stockholders than the Transactions contemplated and (ii) is reasonably capable of being completed.

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Section 4.04     Access to Information. (a) From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall (a) give to Parent, Merger Sub and their authorized Representatives reasonable access during normal business hours to the offices, properties (including, without limitation, for the conduct of any non-invasive environmental assessment and environmental compliance review), (b) furnish to Parent, Merger Sub and their authorized Representatives such existing financial and operating data and other existing information as such Persons may reasonably request, and (c) furnish, to the extent prepared by the Company in the ordinary course of business, for the period beginning after the date of this Agreement and ending at the Effective Time, as soon as practicable after prepared in the ordinary course, a copy of the monthly internally prepared financial statements of the Company, including statements of financial condition, results of operations, and statements of cash flow. Any investigation pursuant to this Section 4.04 shall be conducted under supervision of appropriate personnel of the Company and in such manner as not to unreasonably interfere with the conduct of the business or operations of the Company or the Company Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Company and the Company Subsidiaries of their normal duties. Notwithstanding the foregoing, (x) neither Parent, Merger Sub or their authorized Representatives shall be permitted to conduct any sampling or analysis of any environmental media or building materials at any facility of the Company or the Company Subsidiaries without the prior written consent of the Company, which consent may be granted or withheld solely in the Company’s discretion, and (y) Parent shall not have access to personnel records of the Company or any Company Subsidiaries relating to individual performance or evaluation records, medical histories or other information that in the Company’s good faith opinion is sensitive or the disclosure of which could subject the Company or any Company Subsidiaries to risk of liability. Notwithstanding anything in this Section 4.04 or Sections 6.01 or 6.03 to the contrary, the Company shall not be obligated to disclose any information if the Company, in its reasonable judgment, determines that doing so would (i) violate any Applicable Law, (ii) result in the loss of attorney-client privilege or other privilege with respect to such information or (iii) result in a breach of an agreement to which the Company or any Company Subsidiary is a party or result in the disclosure of trade secrets of third parties.

Section 4.05     MARAD and FAA Assets. The Company shall, and shall cause the Company Subsidiaries to, reasonably assist Parent in the preparation for the sale of certain or all of the vessels owned by the Company and the Company Subsidiaries that are subject to the jurisdiction of the United States Maritime Administration (the “MARAD Assets”) (including by transferring such MARAD Assets and FAA Assets identified by Parent and related employees to a newly-formed wholly owned subsidiary of the Company (the “MARAD Subsidiary”)). The Company shall, and shall cause the Company Subsidiaries to, comply in all material respects with all of its obligations under that certain Purchase and Sale Agreement with Alpha VesselCo Holdings, Inc., a Delaware corporation (“VesselCo Holdings”), dated the date hereof and related to the sale of the MARAD Subsidiary (the “MARAD Sale Agreement”). Notwithstanding anything to the contrary in this Agreement, if the Company or any Company Subsidiary in good faith takes any actions related to its obligations pursuant to this Section 4.05 and Closing does not occur, other than as a result of the termination of this Agreement pursuant to Section 8.01(c) or 8.01 (d)(i), Parent shall indemnify, defend and hold harmless the Company and the Company Subsidiaries from any and all costs, expenses (including interest, court and other legal Proceeding costs, fees of attorneys, accountants and other experts or other expenses of litigation or other Proceedings), losses, damages, fines, penalties, Taxes, and liabilities incurred by the Company or the Company Subsidiaries (“Regulatory Transfer Costs”) arising from or relating to the MARAD Sale Agreement or the transactions contemplated thereby.

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Section 4.06     Financing Cooperation.

(a)     The Company shall use its reasonable best efforts to, and shall cause each of the Company Subsidiaries to use their reasonable best efforts to, and shall use its reasonable best efforts to cause its Representatives to use their reasonable best efforts to, provide all cooperation that is customary in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent, provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries, including (i) participation in a reasonable number of meetings (including customary one-on-one meetings among the Financing Sources acting as lead arrangers or agents for prospective lenders or purchasers of securities and senior management of the Company and its Subsidiaries), due diligence sessions, drafting sessions and lender and “road show” presentations, (ii) furnishing Parent (which Parent may provide to its Financing Source) with the Required Information, (iii) facilitating the pledging of collateral and perfection of security interests (including using reasonable best efforts to obtain customary payoff letters, lien releases and instruments of termination or discharge) and assisting Parent in connection with obtaining surveys and title issuance as reasonably requested in writing by Parent, (iv) executing and delivering any customary pledge and security documents, guarantee agreements and any other any customary collateral documents, other definitive financing documents or other requested certificates or documents, (v) assisting with the preparation of materials for rating agency presentations, bank information memoranda, offering memorandum, “road show” presentation and similar documents required in connection with the Debt Financing, including, without limitation, using reasonable best efforts to assist Parent in the preparation of pro forma financial statements in accordance with Article 11 of Regulation S-X for inclusion in any of such documents; provided that any such memoranda and similar documents need not be issued by the Company or any of its Subsidiaries, (vi) furnishing Parent (which Parent may provide to its Financing Source) with information related to the Company and its Subsidiaries required by regulatory authorities including under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, if requested at least ten (10) Business Days prior to the Effective Time, (vii) facilitating the delivery to Parent of a customary “comfort letter” required by the terms of the Debt Financing by the Company’s registered public accounting firm, including by delivering customary management representation letters to such accounting firm (it being understood that failure to obtain such comfort letter shall not constitute a breach of this covenant), and (viii) using reasonable best efforts to cooperate with Parent to satisfy the conditions precedent to the Debt Financing to the extent within the control of the Company and causing the taking of corporate actions by the Company and its Subsidiaries reasonably necessary to permit the completion of the Debt Financing. The Company shall, and shall cause each of its Subsidiaries to, supplement the information provided by or on behalf of any of them to the Parent or any Financing Source on a reasonably current basis to the extent that any such information, to the knowledge of the Company, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading, when taken as a whole.

(b)     Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred and documented by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 4.06 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the financing and any information used in connection therewith, except with respect to any information provided in writing by the Company or any of its Subsidiaries specifically for use in connection therewith.

(c)     The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

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(d)     In the event that any party becomes aware that any Required Information contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, such party will promptly advise the other party.

(e)     Nothing in this Agreement (including this Section 4.06) shall require any such cooperation to the extent that it would (A) require the Company or the Company Subsidiaries to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the Closing, (B) unreasonably interfere with the ongoing business or operations of the Company or the Company Subsidiaries, (C) require the Company or the Company Subsidiaries to enter into or approve any agreement or other documentation effective prior to the Closing or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Closing, (D) require the Company, any of the Company Subsidiaries or any of their respective boards of directors (or equivalent bodies) to approve or authorize the Debt Financing prior to the Closing, (E) cause any condition to the Closing set forth in Section 7.01 or Section 7.02 to not be satisfied or otherwise cause any breach of this Agreement or (F) reasonably be expected to conflict with or violate the Company’s or the Company Subsidiaries’ respective organizational documents or any Applicable Law in any material respect, or result in the contravention of, or result in a violation or breach of, or default under, any Contract, or (ii) require the Company to cause the delivery of legal opinions or reliance letters or any solvency certificate. For the avoidance of doubt, no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company, the Company Subsidiaries, or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing shall be effective until the Closing.

(f)     Notwithstanding anything to the contrary herein, the Company shall not be deemed to be in breach of the covenant set forth in this Section 4.06 so long as such breach is not a Willful Breach.

Section 4.07     Takeover Statutes. If the Company becomes aware that any Takeover Statute or other anti-takeover statute or regulation shall become applicable to the Transactions and impose a material adverse effect on Parent or Merger Sub or on the parties’ abilities to consummate the Transactions in each case, other than as a result of actions taken by Parent or its Affiliates, the Company and the Company Board shall, to the extent permitted by Applicable Law, use reasonable best efforts to grant such approvals and to take such actions as are reasonably necessary, including, if applicable, amending the Company Organizational Documents to specifically opt out of the application of the Nevada Control Share Law (NRS 78.378 – 78.3793) as permitted under such law, so that the Transactions may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any statute or regulation on the Transactions.

Section 4.08     FIRPTA Certificate. Prior to the Closing, the Company shall provide Parent with (a) a certification the form set out on Schedule 4.08 to Parent, dated as of the Closing Date, signed by an officer of the Company to the effect that the shares of the Company are not “United States real property interests” within the meaning of Section 897 of the Code; and (b) an executed notice to the IRS, in each case, as contemplated by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c).

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Section 4.09     Section 16 Matters. Prior to the Effective Time, the Company shall take all actions reasonably necessary to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 4.10     Director Resignations. The Company shall use reasonable best efforts to obtain and deliver to Parent at the Closing the written resignations of each of the directors of the Company from the Company Board and each of the directors who are not officers of the Company from the board of directors (or similar governing body) of each Company Subsidiary (unless otherwise agreed to by Parent).

ARTICLE 5
COVENANTS OF PARENT

Section 5.01     Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Transactions on the terms and conditions set forth in this Agreement.

Section 5.02     Indemnification and Insurance.

(a)     From and after the Closing, Parent shall cause the Company or the Surviving Corporation, as the case may be, to the extent permitted by Applicable Law, to indemnify, defend and hold harmless against any threatened or actual claim or Proceeding and related Losses, and provide advancement of expenses to, all present and former officers, directors, employees and agents (including fiduciaries with respect to employee benefit plans) of the Company or any of its Subsidiaries (each, an “Indemnified Person”), to the same extent and under the same terms such Indemnified Persons are indemnified or have the right to advancement of expenses as of the date hereof by the Company pursuant to the Company Organizational Documents and the indemnification agreements of the Company in existence on the date hereof. As used in this Section 5.02, “Losses” means any losses, claims, damages, liabilities, reasonable and documented costs, reasonable and documented expenses (including attorney’s fees and expenses), judgments, fines or amounts paid in settlement of any claim or Proceeding.

(b)     From and after the Closing and for six (6) years after the Effective Time, Parent shall cause to be maintained in effect provisions in the articles of incorporation and bylaws of the Company or the Surviving Corporation, as the case may be, and each of its Subsidiaries (or in such documents of any successor to the business of the Company or the Surviving Corporation, as the case may be, or any of its Subsidiaries) regarding elimination of liability, indemnification and advancement of expenses that are no less favorable to the intended beneficiaries than the corresponding provisions in the articles of incorporation and bylaws of the Company and each of the Company Subsidiaries in existence on the date of this Agreement. From and after the Effective Time, any agreement between any Indemnified Person, on the one hand, and the Company or any of the Company Subsidiaries, on the other hand, regarding elimination of liability, indemnification or advancement of expenses shall be assumed by the Surviving Corporation, shall survive the Merger and shall continue in full force and effect in accordance with its terms.

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(c)     Prior to the Closing, the Company shall obtain and fully pay the premium for a non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ Insurance Policies and the Company’s existing fiduciary liability Insurance Policies, in each case for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period or time at or prior to the Effective Time (including claims with respect to the adoption of this Agreement and the consummation of the Transactions contemplated hereby); provided that the cost per annum payable for such “tail” insurance policy shall not exceed 250% of the amount per annum the Company paid in its current fiscal year (such maximum amount, the “Maximum Tail Premium”) and if the cost for such “tail” insurance policy exceeds the Maximum Tail Premium, then the Company shall obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium. If the Company shall for any reason fail to obtain such “tail” insurance policy as of the Closing, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company in place as of the date hereof with benefits and levels of coverage at least as favorable as that provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to purchase comparable policies for such six (6)-year period with benefits and levels of coverage at least as favorable as provided under the Company’s existing policies as of the date hereof; provided that the cost per annum payable for such “tail” insurance policy shall not exceed the Maximum Tail Premium and if the cost for such “tail” insurance policies exceeds the Maximum Tail Premium, then the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Tail Premium.

(d)     If Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys its property and assets to any Person, then, and in each such case, proper provision shall be made so that the applicable successor, assign or transferee shall assume the obligations set forth in this Section 5.02 (including this Section 5.02(d)).

(e)     The rights of each Indemnified Person under this Section 5.02 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of the Company or any of the Company Subsidiaries, under the NRS or any other Applicable Law, under any agreement of any Indemnified Person with the Company or any of its Subsidiaries or otherwise. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person. The obligations of Parent and the Surviving Corporation under this Section 5.02 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Person without the consent of such Indemnified Person. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.02 is not prior to, or in substitution for, any such claims under any such policies.

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Section 5.03     Employee Matters.

(a)     Parent shall cause the Surviving Corporation to deem the period of employment with the Company and the Company Subsidiaries (and with predecessor employers with respect to which the Company and the Company Subsidiaries shall have granted service credit) for each employee of the Company or any Company Subsidiary immediately prior to the Effective Time (a “Continuing Employee”) to have been employment and service with Parent and the Surviving Corporation for all purposes, including eligibility, vesting and entitlement to benefits (but not for accrual of defined benefit plan benefits, the vesting of equity or equity-based awards or where such service recognition would cause a duplication of benefits) for all of Parent’s and the Surviving Corporation’s employee benefit plans, programs, policies or arrangements that are similar to any such employee benefit plans, programs, policies or arrangements in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time.

(b)     For eleven (11) months after the Effective Time, Parent will cause the Company or the Surviving Corporation, as applicable, to provide to each Continuing Employee: (i) base salary or regular hourly rate of pay (as applicable) at least as favorable as the base salary or regular hourly rate of pay that such Continuing Employee received immediately prior to the Effective Time; and (ii) medical, dental and welfare benefits that in the aggregate are at least as favorable as medical, dental and welfare benefits (for the sake of clarity, such benefits shall not include equity grants under Company Employee Benefit Plans), provided to such Continuing Employee immediately prior to the Effective Time, it being understood that existing employment agreements in effect as of June 30, 2017 will not be amended without the prior written consent of Parent. Notwithstanding the foregoing, for at least eleven (11) months after the Effective Time, Parent will cause the Surviving Corporation to provide severance benefits to each Continuing Employee eligible to participate in the Omega Protein Corporation Severance Benefits Plan as of the Effective Time who is terminated during such period that are at least as favorable as those provided in accordance with the terms and conditions of such plan, all as listed in Schedule 5.03(b).

(c)     If the Continuing Employees are covered by medical and dental plans of Parent, the Surviving Corporation or any of their Affiliates, Parent shall use commercially reasonable efforts to (i) waive, or cause the Surviving Corporation or the applicable Affiliate to waive, and shall use commercially reasonable efforts to cause the relevant insurance carriers and other third parties to waive, all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participant and coverage requirements applicable to such Continuing Employees and their eligible dependents for the purpose of any such plans, except to the extent that such conditions, exclusions or waiting periods would apply under the relevant Company Employee Benefit Plan; and (ii) cause each such Continuing Employee to be given credit under such group medical and dental plans of Parent, the Surviving Corporation or any of their Affiliates, as applicable, for the year during which the Effective Time occurs, for any co-payments, deductibles and similar payments such Continuing Employees made or incurred during such year under the relevant Company Employee Benefit Plan. For the calendar year in which the Effective Time occurs, Parent shall credit, or cause the Surviving Corporation or the applicable Affiliate to credit each employee of the Company or any Company Subsidiary with an amount of vacation and sick leave equal to the employee’s unused vacation and sick leave under the Company’s vacation and sick leave policy immediately prior to the Effective Time based on the policy as in effect immediately prior to the Effective Time; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits or compensation.

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(d)     Parent shall cause the Surviving Corporation to pay, to the extent not previously paid by the Company, an annual bonus for 2017 to each Continuing Employee (i) employed by the Surviving Corporation or any Company Subsidiary as of the date such bonus is paid or (ii) whose employment was terminated without cause (or if applicable under any severance or change of control agreement, other than “for cause”) by the Surviving Corporation or a Company Subsidiary, in the case of clauses (i) and (ii) in an amount equal to no less than the Designated Percentage of the amount provided for on Schedule 5.03(d) for each such employee and no more than the amount set forth on Schedule 5.03(d) for such employee; provided, however that in no event shall the Surviving Company be required to pay in excess of $2,500,000 in the aggregate for 2017 annual bonuses to the non-executives, and all 2017 annual bonuses shall be paid within 60 days of the end of such calendar year; and provided further, that, in the event of a termination without cause (or if applicable under any severance or change of control agreement, other than “for cause”) by the Surviving Corporation or a Company Subsidiary of such Continuing Employee’s employment prior to the date that such 2017 annual bonus is paid, the amount of such bonus shall be the amount set forth on Schedule 5.03(d), pro-rated for the number of calendar days in 2017 that such Continuing Employee was employed by the Company, the Parent, the Surviving Corporation, or any of their Affiliates. For purposes of this paragraph “Designated Percentage” shall mean the percentage applicable to such employee as set out on Schedule 5.03(d).

(e)     Parent shall cause the Surviving Corporation to pay to each Continuing Employee, within thirty (30) days following the Closing Date, all amounts owed on the Closing Date under the Company’s 2015 Cash Incentive Performance Unit Plan, the Company’s 2016 Cash Incentive Performance Unit Plan, and the Company’s 2017 Cash Incentive Performance Unit Plan in accordance with the terms of the applicable Performance Unit Plan. For the avoidance of doubt, the value of the performance units under each Performance Unit Plan shall be (i) the actual amount earned for each calendar year of the applicable Performance Period (as defined in the applicable Performance Unit Plan) ending prior to the date of this Agreement and (ii) deemed to be $1.00 for each calendar year of the applicable Performance Period ending after the date of this Agreement.

(f)     The provisions of this Section 5.03 are solely for the benefit of the parties hereto and nothing in this Section 5.03, express or implied, shall confer upon any Continuing Employee, or legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 5.03, express or implied, shall be (i) deemed an amendment of any Company Employee Benefit Plan providing benefits to any Continuing Employee or (ii) construed to prevent Parent or the Surviving Corporation from terminating or modifying to any extent or in any respect any employee benefit plan that Parent or the Surviving Corporation may establish or maintain.

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Section 5.04     Financing.

(a)     Each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Financing Facilities (including the Debt Commitment Letters), and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Financing Facilities if such amendment, modification or waiver (i) reduces (or would have the effect of reducing) the aggregate amount of the cash proceeds available from the Debt Financing (including by increasing the amount of fees to be paid or original issue discount unless (A) the Debt Financings is increased by a corresponding amount and (B) after giving effect to any of the transactions referred to in clause (A) above, the representation and warranty set forth in Section 3.02(f) shall be true) or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Debt Financing, or otherwise expands, amends or modifies any other provision of the Financing Facilities in a manner that would reasonably be expected to (A) materially delay or prevent or make less likely the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on the date of the Closing or (B) materially and adversely impact the ability of Parent or Merger Sub to enforce its rights against other parties to the Financing Facilities (provided that, subject to compliance with the other provisions of this Section 5.04, Parent and Merger Sub may amend the Debt Commitment Letters to add additional lenders, arrangers, bookrunners, agents and other similar entities). Parent shall promptly deliver to the Company copies of any such amendment, modification or replacement.

(b)     Each of Parent and Merger Sub shall use its reasonable best efforts to (i) maintain in full force and effect the Financing Facilities (including the Debt Commitment Letters), (ii) negotiate and enter into definitive agreements with respect to the Financing Facilities on the terms and conditions contained in the Financing Facilities (or on terms no less favorable to Parent or Merger Sub (in the reasonable judgment of Parent) than the terms and conditions in the Financing Facilities), (iii) to satisfy on a timely basis all conditions applicable to Parent and Merger Sub to funding in the Financing Facilities that are within their control, (iv) in the event that all conditions in the Financing Facilities and this Agreement have been satisfied, to consummate the Debt Financing at or prior to the Closing and (v) to comply with its obligations under the Financing Facilities. In the event that all conditions set forth in Section 7.01 and Section 7.02 have been satisfied or waived or, upon funding shall be satisfied or waived (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time), Parent and Merger Sub shall cause the Financing Sources to fund on the Closing Date the Debt Financing, to the extent the proceeds thereof are required to consummate the Merger and the other transactions contemplated hereby, and shall enforce their rights under the DNB Credit Facility or Debt Letters, as applicable (including in the event of any breach or purported breach thereof by taking enforcement action to cause such lenders and the other Financing Sources to fund such Debt Financing). Parent and Merger Sub shall not take, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the DNB Credit Facility or the Debt Letters or in any definitive agreement related to the Debt Financing. Parent and Merger Sub shall not object to the utilization of any “market flex” provisions by any Financing Source. Parent shall keep the Company reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Debt Financing and provide the Company copies of material definitive arrangements for the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice (A) of any breach or default by any party to any of the Financing Facilities of which Parent or Merger Sub becomes aware, (B) of the receipt of any written notice from any Financing Source with respect to any (1) actual or potential breach, default, termination or repudiation by any party to any of the Financing Facilities of any provisions of the Financing Facilities or (2) material dispute or disagreement between or among any parties to any of the Financing Facilities with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at Closing, and (C) if at any time for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain the Debt Financing in an amount sufficient to consummate the Merger on substantially the same terms and conditions, in the manner or from the sources contemplated by any of the Financing Facilities. Upon the occurrence of any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence or if any portion of the Debt Financing otherwise becomes unavailable, and such portion is necessary to fund an amount sufficient to consummate the Merger upon the terms contemplated by this Agreement and pay all related fees and expenses of Parent, Merger Sub and their respective Representatives pursuant to this Agreement, Parent and Merger Sub shall use their reasonable best efforts to arrange and obtain in replacement thereof alternative financing (“Alternative Financing”) from the same or alternative sources on terms and conditions that are no less favorable (in the reasonable judgment of Parent) to Parent and Merger Sub, taken as a whole, than those set forth in the Financing Facilities, in an amount when added to the portion of the Debt Financing being replaced that is still available, to consummate the transactions contemplated hereby as promptly as practicable following the occurrence of such event. Upon obtaining any commitment for any such Substitute Financing, such financing shall be deemed to be a part of the “Debt Financing” and any commitment letter for such Alternative Financing shall be deemed a “Debt Commitment Letter” for all purposes of this Agreement. Notwithstanding anything herein to the contrary, in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require Parent or Merger Sub to, and neither Parent nor Merger Sub shall be required to, (i) pay any fees in excess of those contemplated by the Financing Facilities or (ii) agree to any term that is outside of, or less favorable than, any applicable economic provision of the Financing Facilities or any related fee letter. Parent shall deliver to the Company complete and correct copies of all agreements (including redacted fee letters) pursuant to which any such alternative source shall have committed to provide any portion of the Debt Financing.

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ARTICLE 6
COVENANTS OF PARENT AND THE COMPANY

Section 6.01     Reasonable Best Efforts.

(a)     Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Transactions as promptly as practicable, including (i) preparing and filing as promptly as practicable with any Governmental Authority or other Third Party all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations, licenses, waivers, expiration of the applicable waiting periods and other confirmations required to be obtained from any Governmental Authority (including from MARAD) or other Third Parties that are necessary to consummate the Transactions, (iii) defending or contesting any Proceeding challenging this Agreement or the Transactions and (iv) executing and delivering any additional instruments necessary to consummate the Transactions.

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(b)     In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make, or shall cause their respective ultimate parent entity (as defined in the HSR Act) to make, (i) all pre-merger notification filings required under the HSR Act, and (ii) each other filing required pursuant to any Foreign Antitrust Law, in each case with respect to the Transactions as identified on Schedule 3.01(c) (together with the HSR Act, “Premerger Notification Rules”) and to supply as promptly as practicable any information and any material that may be requested in connection with the preparation and submission of any filing or submission under any Premerger Notification Rules, and (iii) any required filings in connection with MARAD Approval, in the case of clause (i), (ii), and (iii) as promptly as reasonably practicable (and in any event, within fifteen (15) Business Days after the date hereof unless the parties otherwise agree in writing). Each of Parent and the Company shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance in connection with its preparation of any filings and submissions under any Premerger Notification Rules. Unless otherwise agreed, Parent and the Company shall use their reasonable best efforts to obtain the expiration of any applicable waiting period under any Premerger Notification Rules as promptly as practicable and obtain the consents, authorizations or approval of MARAD as promptly as practicable and in any event prior to the Outside Date. Parent and the Company shall each use its reasonable best efforts to respond to and comply with any request for information from any Governmental Authority, including those charged with enforcing, applying, administering, or investigating any statute, law, ordinance, rule or regulation designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, restraining trade or abusing a dominant position, including the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, or any other competition authority of any jurisdiction. Parent and the Company will each promptly furnish the other with copies of all written communications (and memoranda setting forth the substance of any oral communication) with any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that the providing party may redact information related to the transaction value and reasonably designate materials that are competitively sensitive for review by the other’s outside counsel only.

(c)     Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Governmental Authority.

(d)     Each of Parent and the Company shall (i) furnish to the other party such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission which is necessary under the HSR Act, any Foreign Antitrust Law or MARAD, (ii) give the other party reasonable prior notice of all filings or submissions (including any memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or the Transactions, articulating any regulatory or competitive argument) or responding to requests or objections made by any Governmental Authority to any Governmental Authority under the Premerger Notification Rules and MARAD and, to the extent reasonably practicable, of any material communication with, and any inquiries or requests for additional information from, any other Governmental Authority regarding the Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other party in connection with, any such filings, submissions, memoranda, white papers, correspondence, communications, inquiries or requests, and (iii) unless prohibited by Applicable Law or by the applicable Governmental Authority, and to the extent reasonably practicable, (A) not participate in or attend any meeting with any Governmental Authority in respect of the Transactions without the other party, (B) give the other party reasonable prior notice of any such meeting, (C) in the event one party is prohibited by Applicable Law or by the applicable Governmental Authority from participating in or attending any such meeting, keep such party apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement or the Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority, and (E) furnish the other party with copies of all filings, submissions, correspondence and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of any Governmental Authority’s staff, on the other hand, with respect to this Agreement or the Transactions; provided, however, that any materials furnished by Parent or the Company to the other party pursuant to this Section 6.01(d) may be redacted (1) to remove references concerning the valuation of the Company or (2) as Parent or the Company, as applicable, determines in good faith is necessary to comply with contractual arrangements or other confidentiality obligations or Applicable Law or to address reasonable attorney-client or other privilege concerns.

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(e)     With regard to any Governmental Authority in connection with Premerger Notification Rules or MARAD Approval, neither the Company nor any of its respective Affiliates shall, without Parent’s written consent, discuss or commit to any divestiture transaction, or discuss or commit to alter their respective businesses or commercial practices in any way, or otherwise take or commit to take any action that limits Parent’s freedom of action with respect to, or Parent’s ability to retain any of the businesses, product lines or assets of, the Company or otherwise receive the full benefits of this Agreement.

(f)     In furtherance and not in limitation of the foregoing, each of Parent and Merger Sub (i) shall, and shall cause its Affiliates to, comply in all material respects with all of its and their obligations under the MARAD Sale Agreement and (ii) shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to maintain the eligibility of the MARAD Assets for documentation with fishery endorsements, consistent with the eligibility conditions set forth in that certain letter from the United States Maritime Administration to William N. Myhre, Esq., dated as of September 29, 2017, including, without limitation, entering into or, in each case, causing its Affiliates to enter into on or prior to the Closing Date, as applicable:

(A)     the Fish Supply Agreement, by and among the MARAD Subsidiary and OPI in substantially the form attached to the MARAD Sale Agreement; and

(B)     the Stockholder Agreement, by and among Seth Dunlop, VesselCo Holdings and an affiliate of Parent in substantially the form attached to the MARAD Sale Agreement.

(g)      Parent agrees that, from and after the date hereof and prior to the Effective Time, and except as may be agreed in writing by the Company or as may be expressly permitted pursuant to this Agreement, Parent shall not, and shall not permit any of the Parent Subsidiaries to agree, in writing or otherwise, to take any action which could reasonably be expected to result in the failure to satisfy any condition to the Merger or a Parent Material Adverse Effect.

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Section 6.02     Proxy Statement. As promptly as reasonably practicable following the execution of this Agreement, with the timely cooperation and assistance from Parent, the Company shall prepare and file with the SEC the Company Proxy Statement in preliminary form; provided that the Company shall provide Parent and its counsel a reasonable opportunity to review the preliminary Company Proxy Statement in advance of the filing thereof with the SEC and consider in good faith any comments reasonably proposed by Parent and its counsel (it being understood that Parent and its counsel shall provide any comments thereon as promptly as practicable); provided, further, that the foregoing shall not apply with respect to any disclosures or statements related to any Acquisition Proposal, Superior Proposal or Adverse Recommendation Change. The Company shall use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company Stockholders as promptly as practicable following the receipt of confirmation from the SEC that it will not comment on, or that it has no additional comments on, the Company Proxy Statement. Parent and Merger Sub shall promptly furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the preparation and filing with the SEC of the Company Proxy Statement. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it, or any of its Representatives, for use in the Proxy Statement if and to the extent that such information contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly file with the SEC an appropriate amendment or supplement describing such information or correction and, to the extent required by Applicable Law, disseminate such amendment or supplement to the Company Stockholders. The Company shall (a) as promptly as reasonably practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any oral comments, with respect to the Company Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (b) provide Parent and its counsel a reasonable opportunity to review the Company’s proposed response to such comments and (c) consider in good faith any comments reasonably proposed by Parent and its counsel (it being understood that Parent and its counsel shall provide any comments thereon as promptly as practicable); provided, however, that the foregoing shall not apply with respect to any disclosures or statements related to any Acquisition Proposal, Superior Proposal or Adverse Recommendation Change.

Section 6.03     Public Announcements. Subject to Section 4.03, and unless and until an Adverse Recommendation Change or termination of this Agreement has occurred, Parent and the Company shall consult with each other before issuing any press release, Current Report on Form 8-K, and to the extent reasonably practicable, making any other public statement with respect to the Agreement or the Transactions and, except in respect of any such press release, Current Report on Form 8-K or other public statement, press conference or conference call as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (in which case the disclosing party shall use its reasonable best efforts to consult with the other party in accordance with this Section 6.03 prior to such public release), shall not issue any such press release or Current Report on Form 8-K, make any such other public statement or schedule any such press conference or conference call prior to such consultation; provided, that each of Parent and the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as such statement is substantially similar to previous press releases, Current Report on Form 8-K, public disclosures or public statements made jointly by Parent and the Company (or individually, if approved by the other party). The provisions of this Section 6.03 shall not apply to any release, public statement or other Company communications relating to an Acquisition Proposal or an Adverse Recommendation Change.

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Section 6.04     Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 6.05     Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions.

Section 6.06     Advice of Changes; No Control. Subject to compliance with all Applicable Laws, the Company and Parent, as the case may be, shall confer on a regular basis with each other, report on operational matters and shall promptly advise each other orally and in writing of any change or event having, or which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be. Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the Company’s operations. The Company shall promptly notify Parent upon receipt of notice that coverage of any material claim by the Company or any of the Company Subsidiaries under any of the Insurance Policies has been questioned, denied or disputed by the underwriters of such Insurance Policies.

Section 6.07     Transaction Litigation. In the event that any claim or legal or administrative Proceeding by any Governmental Authority or other Person that questions the validity or legality of the Transactions or seeks damages related to this Agreement, the Merger, or the other Transactions is brought, or, to the knowledge of the Company or Parent, as applicable, threatened in writing, prior to the Effective Time against the Company or the Company Subsidiaries and/or the members of the Company Board or the Parent or the Parent Subsidiaries, each of Parent and the Company shall promptly notify the other party of any such litigation and shall keep the other party reasonably informed with respect to the status thereof. The Company and Parent shall give each other the reasonable opportunity to participate, at their own expense, in the defense, settlement and/or prosecution of any pending or threatened litigation related to the Transactions. None of the Company or the Company Subsidiaries or Representatives shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such stockholder litigation or consent to the same unless Parent shall have consented in writing; provided, however, that Parent’s consent shall not be unreasonably withheld, delayed or conditioned.

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Section 6.08     Compliance with Judgments.

(a)     Parent and Merger Sub acknowledge that the MARAD Assets and the FAA Assets are subject to certain judicial conditions, approvals and obligations imposed upon Omega Protein, Inc. ("OPI"), pursuant to a January 27, 2017 Judgment in United States of America v. Omega Protein, Inc. (Case Number: 6:16-CR-00292-1) and a June 14, 2013 Judgment in United States of America v. Omega Protein, Inc. (Case Number 2:13cr00043), collectively referred to herein as the “Judgments and Probation Conditions.” As of the Effective Time, Parent and Merger Sub shall cause OPI to continue to comply with all the terms, obligations and conditions of these two Judgments and Probation Conditions. As of the Effective Time, Parent and Merger Sub shall cause OPI to notify and obtain permission of its Probation Officer required as part of its obligations to sell, assign or transfer assets (including the affected marine vessels) that are subject to these Judgments and Probation Conditions. As of the Effective Time, each of Parent and Merger Sub shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to comply with and to facilitate the compliance with the Judgments and Probation Conditions by OPI. In addition, Parent and Merger Sub shall encourage the party which ultimately acquires or owns the MARAD Assets and the FAA Assets to:

(i)     in connection with obtaining judicial consent to transfer the MARAD Assets and the FAA Assets, enter into any required modification of the Judgments and Probation Conditions setting out, or otherwise confirming to the satisfaction of the applicable court and its Probation Officer, the allocation of the legal obligations established pursuant to the provisions of this Section 6.08;

(ii)     provide reasonable and unimpeded access to OPI following Closing such that OPI may perform such monitoring and oversight of the court-ordered environmental and safety compliance plans (“Compliance Plans”) applicable to the MARAD Assets and the FAA Assets as OPI deems reasonably necessary to comply with the Judgments and Probation Conditions;

(iii)     ensure that all operations associated with operating the MARAD Assets and the FAA Assets are conducted in compliance with the Compliance Plans;

(iv)     fully cooperate with, and allow OPI to operate the fish-processing plants in accordance with the Compliance Plans; and

(v)     provide reasonable and unimpeded access to third party monitors and auditors to conduct evaluations and inspections of implementation and compliance with the Compliance Plans.

ARTICLE 7
CONDITIONS TO THE MERGER

Section 7.01     Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

(a)     Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with the NRS and the Company Organizational Documents.

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(b)     Approvals. The waiting period applicable to the consummation of the Merger pursuant to the Premerger Notification Rules shall have expired or been terminated; and all other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from any Governmental Authority set forth on Schedule 7.01(b), shall have been obtained, or any applicable waiting period shall have expired or been terminated.

(c)     No Injunctions or Restraints. No Governmental Authority having jurisdiction over any party hereto shall have issued any order or other action (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited.

Section 7.02     Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part exclusively by Parent:

(a)     Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.01 of this Agreement (other than in the first sentence of Section 3.01(a), Section 3.01(b)(i), Section 3.01(e)(i) and (ii), the first sentence of Section 3.01(i), Section 3.01(x), Section 3.01(y) and Section 3.01(z)) shall be true and correct when made and as of immediately prior to the Effective Time, as if made at and as of such time (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of that date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect” “material,” or “materially”) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.01(e)(i) and (ii) shall be true and correct when made and as of immediately prior to the Effective Time, as if made at and as of such time (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of that date), except for any de minimis inaccuracies; and (iii) the representations and warranties contained in the first sentence of Section 3.01(a), Section 3.01(b)(i), the first sentence of Section 3.01(i), Section 3.01(x), Section 3.01(y) and Section 3.01(z) shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of that date).

(b)     Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all of its obligations required to be performed by it under the MARAD Sale Agreement, including consummation of the transfer of the MARAD Assets and FAA Assets to the MARAD Subsidiary, if all conditions to closing under such agreement to be performed by VesselCo Holdings have been met or waived and VesselCo Holdings has performed or complied with all of its obligations under the MARAD Sale Agreement required to be performed by it. The Company shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

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(c)     No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change or event that has had, individually or in the aggregate, a Company Material Adverse Effect.

(d)     Compliance Certificate. Parent shall have received a certificate of the Company signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions in Section 7.02 have been satisfied.

Section 7.03     Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part exclusively by the Company:

(a)     Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct when made and as of immediately prior to the Effective Time as if made at and as of such time (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of that date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation indicated by the words “Parent Material Adverse Effect,” “in all material respects,” “in any material respect,” “material” or “materiality”) has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub each shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)     Payment Fund. Parent shall have deposited in the Payment Fund cash in an amount sufficient to permit payment of the aggregate Merger Consideration payable pursuant to Section 2.06 and provided or caused to be provided to the Company the amounts required by Section 2.08 and Section 2.09.

(d)     Compliance Certificate. The Company shall have received a certificate of Parent signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions in Section 7.03 have been satisfied.

ARTICLE 8
TERMINATION

Section 8.01     Termination. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time (notwithstanding any Company Stockholder Approval):

(a)     by mutual written agreement of the Company and Parent;

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(b)     by either the Company or Parent:

(i)     if the Merger shall not have occurred on or before February 11, 2018 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party if the failure of the Closing to occur on or before the Outside Date is primarily caused by or resulted from a breach of, in any material respect, any covenant or obligation in this Agreement that is required to be performed by such party; provided further, however, that, if as of the Outside Date, all conditions to the Merger have been met (other than the condition to obtain MARAD Approval contained in Section 7.01(b) and any conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time) or have been waived by the Company, the Outside Date shall be extended by up to 60 days upon the written request of Parent at least one Business Day prior to the Outside Date if (x) the commitments and facilities to provide the Financing (or any Alternative Financing) shall have been extended to the proposed extended Outside Date without any material change to the terms thereof, (y) Parent and Merger Sub are in material compliance with Section 6.01 hereof and (z) the Company Board determines in good faith (after consultation with Parent), that there exists at such time an objectively reasonable probability of both (A) the MARAD Approval being obtained and (B) the consummation of the Merger occurring within such extension period; or

(ii)     if (A) any Governmental Authority having jurisdiction over any party hereto shall have issued any order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order or other action shall have become final and non-appealable or there shall be adopted any Applicable Law that makes consummation of the Merger illegal or otherwise prohibited; provided that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party whose failure to fulfill any material covenant or agreement under this Agreement has been the primary cause of or resulted in the action or event described under this Section 8.01(b)(ii)(A); or (B) the Company Stockholder Meeting shall have concluded and the Company Stockholder Approval shall not have been obtained.

(c)     by Parent:

(i)     within five (5) Business Days after an Adverse Recommendation Change has occurred;

(ii)     in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b) as applicable, and (B) cannot be or has not been cured by the earlier of thirty (30) days after the giving of notice to the Company of such breach and the Outside Date (a “Company Terminable Breach”); provided that the Parent is not then in a Parent Terminable Breach; or

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(d)     by the Company:

(i)     if the Company Board determines to enter into a letter of intent, memorandum of understanding or definitive agreement for a Superior Proposal; provided, however, that such termination pursuant to this 8.01(d)(i) shall not be effective until the Company pays the Company Termination Fee payable pursuant to Section 9.04(b);

(ii)     in the event of a breach by the Parent or Merger Sub of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.03(a) or (b) as applicable, and (B) cannot be or has not been cured by the earlier of thirty (30) days after the giving of notice to the Parent of such breach and the Outside Date (a “Parent Terminable Breach”); provided that the Company is not then in Company Terminable Breach; or

(iii)     if (A) the conditions to the Merger (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time)have been satisfied, and (B) the Closing shall not have been consummated within three (3) Business Days after the delivery of notice to the Parent that the conditions to the Merger have been satisfied.

Section 8.02     Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this Article 8 (other than pursuant to Section 8.01(a)) shall deliver notice of such termination to each other party hereto specifying with particularity the reason for such termination, and, except as specifically set forth in Section 8.01(d)(i), any such termination in accordance with this Section 8.02 shall be effective immediately upon delivery of such notice to the other party. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder or Representative of such party) to the other party hereto; provided that (a) the provisions of this Section 8.02 and Sections 9.01, 9.04, 9.07, 9.08 and 9.09, the Confidentiality Agreement shall survive any termination hereof and (b) subject to Section 9.04 (including the limitations on liability contained therein), neither the Company nor Parent shall be relieved or released from any liabilities or damages arising out of its fraud or Willful Breach of this Agreement prior to such termination. The parties acknowledge and agree that any failure by a party to consummate the Transactions within three (3) Business Days after the applicable conditions to Closing set forth in Article 7 has been satisfied or waived (other than any such conditions which by their nature can only be satisfied at Closing, which shall be required to be so satisfied or (to the extent permitted by Applicable Law) waived at such time) shall constitute a Willful Breach of this Agreement.

ARTICLE 9
MISCELLANEOUS

Section 9.01     Notices. Any notice or communication required or permitted hereunder shall be in writing and shall be deemed to be given and received (a) upon receipt if delivered by hand or a nationally recognized overnight courier service, (b) upon receipt of an appropriate electronic answerback or confirmation when delivered by fax (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), (c) upon receipt of electronic mail (“email”) (to the email address specified below or another address as such Person may subsequently designate by notice given hereunder) or (d) five (5) Business Days after the date of mailing postage paid to the address below or to such other address or addresses as such Person may hereafter designate by notice given hereunder:

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if to Parent or Merger Sub to:

Cooke Inc.

40 Wellington Row

Saint John, N.B.

E2L 3H3

Attention: Rod Gould, Chief Legal Officer

Email: rgould@cookeaqua.com

Facsimile No.: (506) 694-1381

with a copy to (which shall not constitute notice):

Kelley Drye & Warren LLP

333 West Wacker, Suite 2600

Chicago, Illinois 60606

Attention:     Timothy R. Lavender

Email: tlavender@kelleydrye.com

Facsimile No.: (312) 857-7095

if to the Company, to:

Omega Protein Corporation

2105 City West Blvd., Suite 500

Houston, Texas 77042

Attention:        Bret Scholtes, Chief Executive Officer

John Held, Executive Vice President, General Counsel and Secretary

Email: bscholtes@omegaprotein.com; jheld@omegaprotein.com

Facsimile No.: (713) 940-6122

with a copy to (which shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin St., Suite 2500

Houston, Texas 77002

Attention: Jeffery Floyd; Brittany Sakowitz

Email: jfloyd@velaw.com; bsakowitz@velaw.com

Facsimile No.: (713) 615-5660

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.

Section 9.02     Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time and neither party nor any of their respective stockholders or Representatives shall have any liability to the other party or any of its Affiliates with respect to such representations or warranties. The covenants and agreements of the parties in this Agreement shall survive the Effective Time to the extent the terms of such covenants or agreements contemplate performance after the Effective Time.

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Section 9.03     Amendments; Extensions and Waivers.

(a)     This Agreement may be amended or supplemented in any and all respects by written agreement signed by each of the parties hereto; provided, however, that (i) after adoption of this Agreement by the holders of Company Common Stock, no amendments shall be made which by Applicable Law require further approval by such holders without obtaining such further approval and (ii) this Agreement may not be amended or supplemented in any respect after the Effective Time; provided, further, that this Section 9.03 and Sections 9.06, 9.07, 9.08, 9.09, 9.11, 9.12, 9.13, and 9.14 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to a Financing Source without the prior written consent of such Financing Source.

(b)     At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

(c)     No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.04     Expenses.

(a)     General. Except as otherwise provided in Section 4.06, Section 5.02 or this Section 9.04, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided that the Company and Parent shall share equally all filing fees payable under the HSR Act.

(b)     Termination Fees and Expenses.

(i)     If this Agreement is terminated by Parent pursuant to Section 8.01(c)(i) or by the Company pursuant to Section 8.01(d)(i), then the Company shall pay the Company Termination Fee to Parent in immediately available funds, in the case of a termination by Parent, within two (2) Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination.

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(ii)     If (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(ii)(B) or by Parent pursuant to Section 8.01(c)(ii) with respect to the Company’s breach or failure to perform an agreement or covenant under Section 4.03 of this Agreement, (B) after the date of this Agreement and prior to the Company Stockholder Meeting or such termination, as applicable, an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Company Stockholders and not withdrawn in the case of termination pursuant to clause (B) of Section 8.01(b)(ii) prior to the Company Stockholder Meeting or in the case of termination pursuant to Section 8.01(c)(ii) prior to the date of termination, and (C) within 12 months following the date of such termination, the Company enters into a definitive agreement with respect to such Acquisition Proposal, then the Company shall pay to Parent in immediately available funds, concurrently with consummation of such Acquisition Proposal, the Company Termination Fee; provided that for purposes of this Section 9.04(b)(ii), all references to 15% in the definition of “Acquisition Proposal” shall be deemed to be references to “50%.”

(iii)     If (A) either Parent or the Company terminates this Agreement pursuant to (x) Section 8.01(b)(i) and, at the time of such termination, any of the conditions set forth in Section 7.01(b) or Section 7.01(c) (if and only if the applicable event giving rise to the failure of such condition under either Section 7.01(b) or Section 7.01(c) to be satisfied arises in connection with the failure of the waiting period under the HSR Act to expire or be terminated, approvals, consents or authorizations under any Foreign Antitrust Laws or the MARAD Approval), shall have not been satisfied or (y) Section 8.01(b)(ii)(A) (if, and only if, the applicable restraint or order giving rise to such termination arises in connection with the failure of the waiting period under the HSR Act to expire or be terminated, approvals, consents or authorizations under any Foreign Antitrust Laws, the MARAD Approval or the consent referenced in Schedule 3.01(c)(vi)(Item b)) and (B) at the time of such termination, the conditions to Closing set forth in Section 7.01(b) (other than those related to the failure of the waiting period under the HSR Act to expire or be terminated, or approvals, consents or authorizations under any Foreign Antitrust Laws or the MARAD Approval), Section 7.02(a), Section 7.02(b) and Section 7.02(c) (other than those conditions that by their nature can be satisfied only at the Closing, but subject to such conditions being capable of being satisfied if the Closing Date were the date of such termination) shall have been satisfied or waived in accordance with this Agreement, Parent shall pay the Regulatory Termination Fee within two (2) Business Days of such termination to an account as directed by the Company.

(iv)     The “Company Termination Fee” and the “Regulatory Termination Fee” shall each be equal to $20,000,000.

(c)     Integral Terms. Each party acknowledges that (i) the agreements contained in this Section 9.04 are an integral part of the Transactions, and without these agreements, the parties would not have entered into this Agreement, and (ii) the damages resulting from termination of this Agreement under circumstances where a Company Termination Fee or a Regulatory Termination Fee, as the case may be, is payable are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 9.04(b) are not a penalty but rather constitute liquidated damages in a reasonable amount that will compensate Parent or the Company, as the case may be, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.

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(d)     Limitation of Liability.

(i) Notwithstanding anything to the contrary in this Agreement, the parties agree that if this Agreement is terminated under circumstances in which the Company is obligated to pay the Company Termination Fee under this Section 9.04 and the Company Termination Fee is paid, the payment of the Company Termination Fee shall be the sole and exclusive remedy available to Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates with respect to this Agreement and the Transactions, except in the case of a Willful Breach, and, upon payment of the Company Termination Fee pursuant to this Section 9.04, none of the Company and its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates shall have any further liability relating to or arising out of this Agreement or the Transactions, except in the case of a Willful Breach. In no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(ii)     Notwithstanding anything to the contrary in this Agreement, the parties agree that if this Agreement is terminated under circumstances in which the Parent is obligated to pay the Regulatory Termination Fee under this Section 9.04 and the Regulatory Termination Fee is paid, the payment of the Regulatory Termination Fee shall be the sole and exclusive remedy available to the Company against the Parent and Merger Sub and their Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates with respect to this Agreement and the Transactions, except in the case of a Willful Breach, and, upon payment of the Regulatory Termination Fee pursuant to this Section 9.04, none of the Company and its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates shall have any further liability relating to or arising out of this Agreement or the Transactions, except in the case of a Willful Breach. In no event shall the Parent or Merger Sub be required to pay the Regulatory Termination Fee on more than one occasion.

Section 9.05     Rules of Construction; Disclosure Schedule References.

(a)     Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

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(b)     The parties hereto agree that any reference to an item in a particular Section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties (or covenants, as applicable) of such party to the extent that it is reasonably apparent on its face that such disclosure is applicable to such other representations, warranties or covenants. The inclusion of an item in the Company Disclosure Schedule or reference to a dollar amount in the Company Disclosure Schedule shall not be deemed an admission that such item represents a material exception or material fact or used to establish any standard of materiality or define any terms under this Agreement.

Section 9.06     Binding Effect; Benefit; Assignment.

(a)     The provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and permitted assigns. The provisions of Section 5.02 and, from and after the Effective Time, the provisions of Article 2 are intended to be for the benefit of, and shall be enforceable after the Effective Time by, the Persons referred to therein and their respective heirs and Representatives. The Surviving Corporation shall indemnify any Indemnified Person against all reasonable costs and expenses (including attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 5.02(a), relating to the enforcement of such Indemnified Person’s rights under Section 5.02 regardless of whether such Indemnified Person is ultimately determined to be entitled to indemnification. Except as provided in the immediately preceding sentence, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that each Financing Source shall be an express third party beneficiary with respect to Sections 9.03, 9.06, 9.07, 9.08, 9.09, and 9.14. Notwithstanding the foregoing, in the event of Parent’s or Merger Sub’s fraud or Willful Breach, as a result of which damages would be payable, then the Company Stockholders, acting solely through the Company, shall be beneficiaries of this Agreement and shall be entitled to pursue any and all legally available remedies, including equitable relief, and to seek recovery of all losses, liabilities, damages, costs and expenses of every kind and nature, including reasonable attorneys’ fees; provided, however, that the rights granted pursuant to this sentence shall be enforceable only by the Company, on behalf of the Company Stockholders, in the Company’s sole discretion, it being understood and agreed that such rights shall attach to such shares of Company Common Stock and subsequently trade and transfer therewith and, consequently, any damages, settlements, or other amounts recovered or received by the Company with respect to such rights may, in the Company’s sole discretion, be (i) distributed, in whole or in part, by the Company to the holders of shares of Company Common Stock of record as of any date determined by the Company or (ii) retained by the Company for the use and benefit of the Company on behalf of its stockholders in any manner the Company deems fit.

(b)     No party may assign, delegate or otherwise transfer, by operation of law or otherwise, any of its rights or obligations under this Agreement without the consent of each other party hereto; provided that Parent and Merger Sub, and their respective successors and permitted assigns, may assign, without the consent of any other Person or party, any or all of its rights pursuant to this Agreement, and each of the other agreements and instruments contemplated hereby, including its rights to indemnification, to any of its Financing Sources as collateral security.

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Section 9.07     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law rules of such state that would direct a matter to another jurisdiction. Notwithstanding anything to the contrary contained herein, any and all claims arising under the Financing Facility (including any claim, controversy or dispute against or involving any Financing Source, including their respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 9.07) shall be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to any choice of law or conflicts of laws rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York; provided, however, that the laws of the State of Nevada shall govern in determining (a) the interpretation of a “Company Material Adverse Effect” and whether a “Company Material Adverse Effect” has occurred, (b) the accuracy of any Omega Representation (as defined in the Debt Commitment Letters) and whether as a result of any inaccuracy thereof Parent has the right to terminate its obligations, or refuse to consummate the transactions, under this Agreement and (c) whether the transactions under this Agreement have been consummated in accordance with the terms hereof (in each case, without regard to the principles of conflicts of laws thereof, to the extent that the same are not mandatorily applicable by statute and would require or permit the application of the law of another jurisdiction).

Section 9.08     Jurisdiction. Each of the parties hereto (i) agrees that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought, heard and determined exclusively in the state courts located in the State of Nevada or, if such court shall not have jurisdiction, any of the federal courts of the United States of America located in the State of Nevada, (ii) irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any Proceeding arising out of or relating to this Agreement or the Transactions in any other court. Each party agrees that service of process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court and notice provided in Section 9.01 shall be deemed effective service of process on such party. The parties hereto agree that a final trial court judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Notwithstanding the foregoing, none of the parties hereto, nor any of their respective Affiliates, will bring, or support, any action, cause of action, claim, cross-claim, counterclaim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the transactions contemplated thereby, anywhere other than in (i) any New York State court sitting in the Borough of Manhattan or (ii) the United States District Court for the Southern District of New York, and it is acknowledged and agreed that the provisions set forth in Section 9.09 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim, counterclaim or third-party claim.

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Section 9.09     WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (iii) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.09.

Section 9.10     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 9.11     Entire Agreement; No Other Representations and Warranties.

(a)     This Agreement, including the Company Disclosure Schedule, the Parent Disclosure Schedule and the documents and instruments entered into or delivered pursuant hereto, together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

(b)     Except for the representations and warranties contained herein, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information made available to the Company in connection with the Transactions.

Section 9.12     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall nonetheless remain in full force and effect. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

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Section 9.13     Remedies.

(a)     Specific Performance; Remedies of Parent and Merger Sub. Prior to the valid termination of this Agreement pursuant to Article 8, Parent and Merger Sub shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by the Company in the courts described in Section 9.08 and to enforce specifically the terms and provisions hereof, including the Company’s obligation to consummate the Merger.

(b)     Specific Performance; Remedies of the Company. Prior to the valid termination of this Agreement pursuant to Article 8, the Company shall be entitled to seek and obtain an injunction, specific performance and other equitable relief to prevent breaches of this Agreement by Parent or Merger Sub (including any failure to close the Merger where all of the conditions to Parent’s and Merger Sub’s obligations to close (other than those that by their terms can only be satisfied at Closing)) in the courts described in Section 9.08 and to enforce specifically the terms and provisions hereof, including the Parent’s and Merger Sub’s obligations to consummate the Merger.

(c)     Acknowledgement Regarding Available Remedies. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Merger and the other Transactions) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.08 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity, and that such explicit rights of specific enforcement are an integral part of the Transactions and without such rights, neither the Company nor Parent would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding the foregoing (or anything to the contrary in this Agreement), in no event shall the Company, or any equity holder thereof be entitled to or be permitted to seek, specific performance in respect of any Financing Source.

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Section 9.14     Financing Sources. No member of the Company Group shall have any rights or claims against any Financing Source in respect of any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the financings contemplated thereby, whether at law or in equity, whether in contract, in tort or otherwise and no Financing Source shall have any rights or claims against the Company Group in respect of any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the financings contemplated thereby, whether at law or in equity, whether in contract, in tort or otherwise and (b) no Financing Source shall have any liability (whether in contract, in tort or otherwise) to any member of the Company Group for any obligations or liabilities of any party or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the financings contemplated thereby, whether at law or in equity, whether in contract, in tort or otherwise, and no member of the Company Group shall have any liability (whether in contract, in tort or otherwise) to any Financing Source for any obligations or liabilities of any party or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Financing Facility or the performance thereof or the financings contemplated thereby, whether at law or in equity, whether in contract, in tort or otherwise. Notwithstanding anything to the contrary contained in this Agreement, the Financing Sources are intended third-party beneficiaries of, and shall be entitled to the protections of this Section 9.14, in each case, with respect to their respective rights hereunder and thereunder. For the avoidance of any doubt, this Section 9.14 does not alter, modify, supplement or change, in any respect, the rights and obligations of the Financing Source set forth in the Financing Facility to Parent and its successors and assigns. For purposes of the foregoing, “Company Group” means (i) the Company, (ii) each of the Company’s Subsidiaries, and their respective Affiliates and (iii) the former, current and future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any Person named in clauses (i) and (ii), and (iv) any future holders of any equity, partnership or limited liability company interest, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders, assignees of any of the foregoing. For the avoidance of doubt, nothing in this Section 9.14 shall limit or otherwise alter the rights of the Company Group against Parent or Merger Sub.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

Cooke Inc.

By:	/s/ Glenn B. Cooke
Name: Glenn B. Cooke
Title: Vice-President

Alpha MergerSub, Inc.

By:	/s/ Glenn B. Cooke
Name: Glen B. Cooke
Title: Vice-President

Omega Protein Corporation

By:	/s/ Bret D. Scholtes
Name: Bret D. Scholtes
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex C

October 5, 2017

The Board of Directors

Omega Protein Corporation

2105 City West Boulevard, Suite 500

Houston, Texas 77042-2838

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Omega Protein Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Cooke Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of October 5, 2017 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Alpha MergerSub, Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Company, the Acquiror or their respective affiliates, will be converted into the right to receive $22.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

C-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

C-2

OMEGA PROTEIN CORPORATION 2105 CITY WEST BLVD., SUITE 500 HOUSTON, TX 77042

VOTE BY INTERNET - www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-PROXIES (1-800-775-9437)

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. If calling from foreign countries, dial 1-718-921-8500.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

VOTE IN PERSON

You may vote the shares in person by attending the special meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[E24911-P84563]	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OMEGA PROTEIN CORPORATION

Our board of directors recommends you vote FOR proposals 1, 2 and 3.

				For	Against	Abstain

1.  Proposal to adopt and approve the Agreement and Plan of Merger, dated as of October 5, 2017, as such agreement may be amended from time to time (the “merger agreement”), by and among Cooke Inc., a corporation duly incorporated under the laws of the Province of New Brunswick, Canada (“Cooke”), Alpha MergerSub, Inc., a Nevada corporation wholly owned by Cooke, and Omega Protein Corporation, a Nevada corporation (“Omega”).

				☐	☐	☐

2. Advisory, non-binding proposal to approve compensation that will or may become payable to Omega’s named executive officers in connection with the merger contemplated by the merger agreement.				☐	☐	☐

3.  Approval of the adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve proposal 1.

				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

OUR BOARD OF DIRECTORS RECOMMENDS THAT ALL OF OUR STOCKHOLDERS VOTE “FOR” THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT. ADDITIONALLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT ALL OF OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO OUR NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER. OUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT ALL OF OUR STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE the adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve proposal 1.

For address changes/comments, mark here.			☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com.

E24912-P84563

OMEGA PROTEIN CORPORATION
Special Meeting of Stockholders
  , 2017 9:00 AM Central Time
This proxy is solicited by our board of directors

The undersigned, a stockholder of Omega Protein Corporation, a Nevada corporation, acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and the accompanying proxy statement, and revoking any proxy previously given, hereby constitutes and appoints Bret D. Scholtes, Andrew C. Johannesen and John D. Held, and each of them, with or without the other, his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of common stock of Omega standing in the name of the undersigned for purposes identified on this proxy and with discretionary authority as to any other matters that may properly be raised at the Special Meeting of Stockholders of Omega to be held at Hotel Granduca Houston, 1080 Uptown Park Boulevard, Houston, Texas 77056.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF YOU SIGN YOUR PROXY CARD WITHOUT INDICATING YOUR VOTE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SPECIAL MEETING, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side